As filed with the Securities and Exchange Commission on December 13, 2013
Registration Statement No. 333-190767

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________
Amendment No. 3 to
Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_______________________
American Apparel, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	6770 (Primary Standard Industrial Classification Code Number)	20-3200601 (I.R.S. Employer Identification No.)
SEE TABLE OF ADDITIONAL REGISTRANTS BELOW
747 Warehouse Street
Los Angeles, California 90021-1106
(213) 488-0226
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
_______________________
Glenn A. Weinman , Esq.
Executive Vice President, General Counsel and Secretary
American Apparel, Inc.
747 Warehouse Street
Los Angeles, California 90021-1106
(213) 488-0226
(Name, address, including zip code, and telephone number, including area code, of agent for service)
_______________________
Copies of all communications to:
P. Michelle Gasaway, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
300 South Grand Avenue, Suite 3400
Los Angeles, California 90071
(213) 687-5000
(213) 687-5600 (facsimile)
Approximate date of commencement of proposed sale to the public:
As soon as practicable after this registration statement becomes effective.
If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
If this Form is post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "larger accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross Border Issuer Tender Offer)	☐
Exchange Act Rule 14d-1(d) (Cross Border Third-Party Tender Offer)	☐
         The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Name of Additional Registrant*	State or Other Jurisdiction of Incorporation or Formation	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.
American Apparel (USA), LLC(1)	California	6770	26-2368940
American Apparel Retail, Inc.(1)	California	6770	72-1577829
KCL Knitting, LLC(1)	California	6770	95-4819518
American Apparel Dyeing & Finishing, Inc.(1)	California	6770	41-2150324
Fresh Air Freight, Inc.(1)	California	6770	45-0533870

*	The 13.0% Senior Secured Notes due 2020 were issued by American Apparel, Inc. The additional registrants are guarantors.

(1)	The address and telephone number of each of these additional registrant guarantors' principal executive offices is the same as American Apparel, Inc.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
Subject to completion, dated December 13, 2013
PROSPECTUS
American Apparel, Inc.
Offer to Exchange
$206,000,000 aggregate principal amount of 13.0% Senior Secured Notes due 2020
(CUSIPs 023850 AA8, 023850 AB6 and U02380 AA8)
for
$206,000,000 aggregate principal amount of 13.0% Senior Secured Notes due 2020
(CUSIP 023850 AC4)
that have been registered under the Securities Act of 1933, as amended
         The exchange offer will expire at 5:00 p.m., New York City time, on                    , 2014, unless we extend or earlier terminate the exchange offer.
We hereby offer, on the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal (which together constitute the "exchange offer"), to exchange up to $206,000,000 aggregate outstanding principal amount of our 13.0% Senior Secured Notes due 2020 (including the guarantees with respect thereto, the "new notes") that have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like aggregate principal amount of our outstanding 13.0% Senior Secured Notes due 2020 (including the guarantees with respect thereto, the "old notes"), of which $206,000,000 aggregate principal amount is currently outstanding. In addition, in the event that we are required to issue additional notes in lieu of a portion of the cash interest payments upon the occurrence of a special interest trigger event as described in "Summary—Recent Developments" herein, we also are offering to exchange up to an additional $19,451,960 aggregate principal amount of new notes that have been registered under the Securities Act, which amount represents our estimate of the maximum principal amount of such additional notes that would be required to be issued, for a like aggregate principal amount of old notes.
Terms of the exchange offer:

•
On the terms and subject to the conditions of the exchange offer, we will exchange new notes for all outstanding old notes that are validly tendered and not validly withdrawn prior to the expiration of the exchange offer.

•	You may withdraw tenders of old notes at any time prior to the expiration of the exchange offer.

•
The terms of the new notes are substantially identical to those of the old notes, except that the transfer restrictions, registration rights and additional interest provisions described in the registration rights agreement relating to the old notes will not apply to the new notes.

•
The exchange of old notes for new notes will not be a taxable transaction for United States federal income tax purposes, but you should see the discussion under the heading "Certain U.S. Federal Income Tax Considerations" for more information.

•	We will not receive any proceeds from the exchange offer.

•
We issued the old notes in a transaction not requiring registration under the Securities Act, and as a result, the transfer of the old notes is restricted under the securities laws. We are making the exchange offer to satisfy your registration rights as a holder of old notes.

There is no established trading market for the new notes or the old notes.
Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such new notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities.
____________________________________________________________________________

See "Risk Factors" beginning on page 17 for a discussion of risks you should consider prior to tendering your outstanding old notes for exchange.

____________________________________________________________________________

         Neither the Securities and Exchange Commission (the "SEC") nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is                        , 2013
You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to exchange the new notes in any jurisdiction where it is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus contains summaries of the material terms of certain documents. Copies of these documents, except for certain exhibits and schedules, will be made available to you without charge upon written or oral request to us. Requests for documents or other additional information should be directed to American Apparel, Inc., 747 Warehouse Street, Los Angeles, California 90021-1106, Attention: General Counsel, Telephone: (213) 488-0226. To obtain timely delivery of documents or information, we must receive your request no later than five (5) business days before the expiration date of the exchange offer.

i

INDUSTRY AND OTHER DATA
The industry, market share and other statistical information contained in this prospectus are based on management's own estimates, independent publications, reports by market research firms or other published independent sources. In each case, we believe they are reasonable estimates, although we have not independently verified market and industry data provided by third parties. Market share information is subject to changes, however, and cannot always be verified with complete certainty due to limits on the availability and reliability of raw data, the voluntary nature of the data-gathering process and other limitations and uncertainties inherent in any statistical survey of market share. As a result, you should be aware that market share, ranking and other similar information set forth in this prospectus, and estimates and beliefs based on such data, involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading "Risk Factors" in this prospectus.
In addition we refer in this prospectus to certain appraisals conducted by Great American Group Corporate Valuation Services that we obtained with respect to some of our assets. These appraisals were commissioned to estimate the liquidation value of such assets and are based upon varying assumptions and methodologies. An appraisal is only an estimate of value and should not be relied upon as a measure of realizable value.

ADDITIONAL INFORMATION
The company was incorporated under the laws of the State of Delaware in 2005 with the name Endeavor Acquisition Corp. Effective December 12, 2007, the name of the company was changed to American Apparel, Inc. Our common stock is listed on the NYSE MKT and trades under the ticker symbol "APP." Our principal executive offices are located at 747 Warehouse Street, Los Angeles, California 90021-1106, and our telephone number is (213) 488-0226.
Our internet address is http://www.americanapparel.net, and our e-commerce website is located at http://www.americanapparel.com. The information contained on or that can be accessed through the websites of American Apparel, Inc. or its subsidiaries or brands (other than the specified SEC filings incorporated by reference in this prospectus) is not incorporated in, and is not a part of, this prospectus, and you should not rely on any such information in connection with your investment decision to exchange your outstanding old notes for new notes.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION
This prospectus, including the documents incorporated by reference herein, contains forward-looking statements within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. All statements in this prospectus other than statements of historical fact are "forward-looking statements" for purposes of these provisions. Statements that include the use of terminology such as "may," "will," "expects," "believes," "plans," "estimates," "potential," or "continue," or the negative thereof or other and similar expressions are forward-looking statements. In addition, in some cases, you can identify forward-looking statements by words or phrases such as "trend," "potential," "opportunity," "believe," "comfortable," "expect," "anticipate," "current," "intention," "estimate," "position," "assume," "outlook," "continue," "remain," "maintain," "sustain," "seek," "achieve," and similar expressions.
Any statements that refer to projections of our future financial performance, our anticipated growth and trends in our business, our goals, strategies, focuses and plans, and other characterizations of future events or circumstances, including statements expressing general expectations or beliefs, whether positive or negative, about future operating results or the development of our products, and any statement of assumptions underlying any of the foregoing are forward-looking statements. Forward-looking statements in this prospectus may include, without limitation, statements about:

•
our future financial condition, results of operations and plans and our prospects, expectations, goals and strategies for future growth, operating improvements and cost savings, and the timing of any of the foregoing;

•	our ability to remain in compliance or achieve compliance with financial covenants under our financing arrangements and obtain appropriate waivers or amendments with respect to any noncompliance;

•	our ability to extend, renew or refinance our existing debt;

•	our liquidity and projected cash flows;

•	our plan to make continued investments in advertising and marketing;

•	our growth, expansion and acquisition prospects and strategies, the success of such strategies, and the benefits we believe can be derived from such strategies;

•	the outcome of investigations, enforcement actions and litigation matters, including exposure, which could exceed expectations;

•	our intellectual property rights and those of others, including actual or potential competitors;

•	our personnel, consultants, and collaborators;

•	operations outside the United States;

•	trends in raw material costs and other costs both in the industry and specific to the company;

•	the supply of raw materials and the effects of supply shortages on our financial condition, results of operations, and cash flows;

•	economic and political conditions;

•	overall industry and market performance;

•	the impact of accounting pronouncements;

•	our ability to improve manufacturing efficiency at our production facilities;

•	our ability to improve efficiency and control costs at our distribution facility located in La Mirada, California, and successful operation of that facility;

•	management's goals and plans for future operations; and

•	other assumptions described in this prospectus underlying or relating to any forward-looking statements.
The forward-looking statements in this prospectus speak only as of the date hereof and caution should be taken not to place undue reliance on any such forward-looking statements, which are qualified in their entirety by this cautionary statement. Forward-looking statements are subject to numerous assumptions, events, risks, uncertainties and other factors, including those that may be outside of our control and that change over time. As a result, actual results and/or the timing of events could differ materially from those expressed in or implied by the forward-looking statements and future results could differ materially from historical performance. Such assumptions, events, risks, uncertainties and other factors include, among others, those described under the Section herein entitled "Risk Factors" and elsewhere in this prospectus, as well as in reports and documents we file with the SEC and include, without limitation, the following:

•	our financial condition, operating results and projected cash flows;

•	our ability to generate or obtain from external sources sufficient liquidity for operations and debt service;

•	changes in the level of consumer spending or preferences or demand for our products;

•

•	disruptions in the global financial markets;

•	our ability to remain in compliance or achieve compliance with financial covenants under our financing arrangements and obtain appropriate waivers or amendments with respect to any noncompliance;

•	consequences of our significant indebtedness, including our relationship with our lenders and our ability to comply with our debt agreements and generate cash flow to service our debt;

•	our ability to maintain compliance with the exchange rules of the NYSE MKT, LLC;

•	the highly competitive and evolving nature of our business in the U.S. and internationally;

•	our ability to effectively carry out and manage our strategy, including growth and expansion both in the U.S. and internationally;

•	loss of U.S. import protections or changes in duties, tariffs and quotas, and other risks associated with international business;

•	intensity of competition, both domestic and foreign;

•	technological changes in manufacturing, wholesaling, or retailing;

•	risks that our suppliers or distributors may not timely produce or deliver our products;

•	loss or reduction in sales to our wholesale or retail customers or financial nonperformance by our wholesale customers;

•	the adoption of new accounting standards or changes in interpretations of accounting principles;

•	our ability to pass on the added cost of raw materials to customers;

•	the availability of store locations at appropriate terms and our ability to identify locations and negotiate new store leases effectively and to open new stores and expand internationally;

•	our ability to renew leases at existing locations on economic terms;

•	our ability to attract customers to our stores;

•	seasonality and fluctuations in comparable store sales and margins;

•	risks associated with the recent downturn in apparel spending in the United States;

•	our ability to successfully implement our strategic, operating, financial and personnel initiatives;

•	our ability to maintain the value and image of our brand and protect our intellectual property rights;

•	changes in the cost of materials and labor, including increases in the price of raw materials in the global market;

•	our ability to improve manufacturing efficiency at our production facilities;

•	our ability to improve efficiency and control costs at our distribution facility located in La Mirada, California;

•	location of our facilities in the same geographic area;

•
risks associated with our foreign operations and foreign supply sources, such as disruption of markets, changes in import and export laws, currency restrictions, and currency exchange rate fluctuations;

•	adverse changes in our credit ratings and any related impact on financial costs and structure;

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continued compliance with U.S. and foreign government regulations, legislation, and regulatory environments, including environmental, immigration, labor, and occupational health and safety laws and regulations;

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the risk that information technology systems changes may disrupt our supply chain or operations and our ability to upgrade our information technology infrastructure, and other risks associated with the systems that operate our online retail operations;

•
litigation and other inquiries and investigations, including the risks that we, or our officers in cases where indemnification applies, will not be successful in defending any proceedings, lawsuits, disputes, claims or audits, and that exposure could exceed expectations or insurance coverages;

•	our ability to effectively manage inventory levels;

•	changes in key personnel, our ability to hire and retain key personnel, and our relationship with our employees;

•	general economic conditions, including increases in interest rates, geopolitical events, other regulatory changes and inflation or deflation;

•	disruptions due to severe weather or climate change;

•	disruptions due to earthquakes, flooding, tsunamis or other natural disasters; and

•	other risks referred to in the section of this prospectus entitled "Risk Factors" and in the SEC filings incorporated by reference in this prospectus.
All forward-looking statements included in this document are made as of the date hereof, based on information available to us as of the date hereof, and we assume no obligation to update any forward-looking statement.

SUMMARY
        This summary highlights information contained elsewhere in this prospectus. It is not complete and does not contain all of the information that you should consider before making a decision to tender old notes in exchange for new notes. We urge you to read the entire prospectus carefully, including the financial statements and notes to those financial statements incorporated by reference in this prospectus. Please read "Risk Factors" for more information about important risks that you should consider before tendering old notes for exchange. Unless the context otherwise requires, all references to "we," "us," "our," "American Apparel," and the "Company" refer collectively to American Apparel, Inc., its consolidated subsidiaries and their respective predecessors. With respect to the discussion of the terms of the notes on the cover page, in the section entitled "Summary—The Exchange Offer" and "—Summary Description of the New Notes" and in the section entitled "Description of the New Notes," "we," "our," and "us" refer only to American Apparel, Inc. and not any of its subsidiaries. The 13.0% Senior Secured Notes due 2020 are sometimes referred to herein as the "notes," which term, except with respect to discussions of income tax consequences and unless the context otherwise requires, includes the new notes and the old notes.
Our Company
American Apparel, Inc. is a vertically integrated manufacturer, distributor, and retailer of branded fashion basic apparel and accessories for women, men, children and babies. We are based in downtown Los Angeles, California. As of September 30, 2013, we had approximately 10,000 employees and operated 247 retail stores in 20 countries: the United States, Canada, Mexico, Brazil, United Kingdom, Ireland, Austria, Belgium, France, Germany, Italy, Netherlands, Spain, Sweden, Switzerland, Israel, Australia, Japan, South Korea, and China. We also operate an e-commerce site that serves over 60 countries worldwide at www.americanapparel.com. In addition, our wholesale distribution channel provides undecorated apparel products to distributors, screen printers and ad specialty printers in the United States.
We conduct our primary apparel manufacturing operations out of an approximately 800,000 square foot facility in the warehouse district of downtown Los Angeles, California. The facility houses our executive offices, as well as cutting and sewing operations. We conduct knitting operations in Los Angeles and Garden Grove, California, which produce a majority of the fabric we use in our products. We also operate dye houses that currently provide dyeing and finishing services for nearly all of the raw fabric used in our production. We operate a fabric dyeing and finishing facility in Hawthorne, California. We also operate a cutting, sewing and garment dyeing and finishing facility in South Gate, California. We operate a fabric dyeing and finishing facility in Garden Grove, California, which also includes cutting, sewing and knitting operations. We conduct our distribution operations out of a distribution center in La Mirada, California. Because we manufacture domestically and are vertically integrated, we believe this enables us to respond more quickly to customer demand and to changing fashion trends and to closely monitor product quality. Our products are noted for their quality and fit, and together with our distinctive branding these attributes have differentiated our products in the marketplace. "American Apparel®" is a registered trademark of American Apparel (USA), LLC.
American Apparel was founded in 1998. Since inception, we have operated a wholesale business that supplies high quality T-shirts and other casual wear to distributors and the imprintable industry. In October 2003, we opened our first retail store in Los Angeles, California. In 2004, we began our online retail operations, and opened our first retail stores in Canada and Europe. Since 2005, we have opened stores in Asia, Australia, Israel and Latin America, and have further expanded throughout the United States, Canada, Europe and Asia. All of our retail stores sell apparel products directly to consumers.

Financial Highlights
In fiscal year 2012, we generated net sales of $617.3 million, a 13% increase from 2011, with a 15% increase in comparable retail store and online sales and a 12% increase in net sales in the wholesale business. For the nine months ended September 30, 2013, we generated net sales of $464.8 million, a 5% increase from the same nine month period in 2012, with a 5% increase in comparable retail store and online sales and a 6% increase in net sales in the wholesale business.
The following delineates the components of the sales increases for the quarter, annual and year-to-date periods presented:

	2012				Annual
	Q1	Q2	Q3	Q4	2011	2012
Comparable store sales	14%	14%	20%	7%	—	13%
Comparable online sales	25%	28%	21%	42%	17%	30%
Comparable retail & online	16%	16%	20%	11%	2%	15%
Wholesale net sales	17%	10%	5%	19%	2%	12%
Total net sales	14%	13%	15%	10%	3%	13%

	2013			Nine Months Ended September 30,
	Q1	Q2	Q3	2012	2013
Comparable store sales	5%	6%	—%	16%	3%
Comparable online sales	24%	18%	17%	24%	20%
Comparable retail & online	8%	7%	2%	17%	5%
Wholesale net sales	1%	16%	2%	10%	6%
Total net sales	4%	9%	1%	14%	5%

Distribution Channels
We distribute our product through three primary channels: brick and mortar retail; wholesale to distributors; screen printers and advertising specialty dealers; and online to consumers. We have a significant presence outside the United States; as of September 30, 2013, 107 of our 247 stores were located across Canada, Europe, Asia Pacific and other international locations.

2012 Net Sales by Channel	2012 Net Sales by Region	2012 Stores by Region
Retail: 63%	U.S.: 62%	U.S.: 140
Wholesale: 28%	Europe and U.K.: 19%	Europe and U.K.: 55
Online: 9%	Canada: 10%	Canada: 35
	Asia Pacific: 8%	Asia Pacific: 18
	Other International(a): 1%	Other International(a): 3
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(a)Includes Brazil, Israel, and Mexico.
Brick and Mortar Retail

As of September 30, 2013, our retail operations consisted of 247 retail stores in 20 countries. Our retail operations principally target young adults aged 18 to 35 through our unique assortment of fashionable clothing and accessories and a compelling in-store experience. We have established a reputation with our customers who are culturally sophisticated, creative, and independent-minded. Our product offerings include basic apparel and accessories for men and women, as well as apparel for children. Retail stores are part of the branding and convey a modern, international lifestyle. Retail stores average approximately 2,500 square feet of selling space, and are located in large metropolitan areas, emerging neighborhoods, and select university communities.
Wholesale to Distributors, Screen Printers and Ad Specialty Dealers
Our wholesale operations sell to over a dozen authorized distributors and approximately 10,000 screen printers and advertising specialty companies in the United States. These screen printers and advertising specialty companies decorate our blank product with corporate logos, brands and other images. Our wholesale customers sell imprinted sportswear and accessories to a highly diversified range of end-consumers, including corporations, sporting venues, concert promoters, athletic leagues, and educational institutions, among others. In order to better serve customers, we allow customers to order products by the piece, by the dozen, or in full case quantities. We also, to a lesser extent, fulfill custom and private-label orders. Our top 10 customers, when taken as a group, accounted for 35% of total wholesale sales in 2012. We do not have any major customers that account for 10% or more of our total consolidated net sales as of September 30, 2013.
While we operate primarily on a "make-to-stock" basis, manufacturing and maintaining a sufficient inventory of products to meet demand, our in-house manufacturing capacity also allows us to fulfill orders rapidly. Credit approved orders to be shipped by ground service are generally shipped the same day if the order is received before 7:30 pm Eastern time, while those to be shipped by air are generally shipped the same day when received by 6:30 pm Eastern time. The majority of our wholesale and internet customer orders are processed within these parameters. For these reasons, we do not typically maintain a large backlog of orders.
Online Retail to Consumers
Our e-commerce website was initially launched in 2004 and today provides a global platform to sell our product. We currently have nineteen different localized online stores in seven languages that serve customers from 30 countries around the world. All online stores can be accessed at www.americanapparel.com.

Core Business and Credit Strengths
American Apparel has relied on a number of core business and credit strengths that we believe have contributed to our past success and will contribute to our future growth:
Multi-Channel Distribution
We believe we are the largest U.S. apparel garment manufacturer with supporting retail operations in the United States. Our fashion basic products are distributed through our retail stores, wholesale channel and online. We have experienced solid growth and continuing momentum in all channels and almost all major geographies. In fiscal year 2012, total consolidated net sales grew 13% driven by 13% comparable store sales, 12% year over year wholesale growth and 30% online growth. We reported 27 consecutive months of positive comparable store and online sales from June 2011 through August 2013. In September and October 2013, our comparable store and online sales decreased by 5% and 2%, respectively.
Comparable Store and Online Sales 2011 - 2013 YTD

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(a)	October 2012 comparable store and online sales negatively impacted by Hurricane Sandy.

(b)	Comparable store sales results have been adjusted to exclude impact of extra leap-year day in 2012.

Our online consumer net sales increased primarily as a result of targeted online advertising and promotion efforts and the implementation of a new online store platform, Oracle ATG Web Commerce application. We expect the new e-commerce platform to continue to improve conversion rates and to provide us the opportunity to double online sales over the next several years.
We have a sizeable wholesale operation. Approximately 70% of our unit production is manufactured for our wholesale customers. The significant unit volume through the wholesale channel allows us to spread fixed overhead costs over a greater number of units, which uniquely enables us to profitably support our retail stores and online customers with a superior "Made in USA" product.
Vertically Integrated
Our vertically integrated business model, with manufacturing and various other elements of our business processes, is centered in downtown Los Angeles. This allows us to play a role in originating and defining new and innovative trends in fashion, while enabling us to quickly respond to market and customer demand for classic styles and new products. For our wholesale operations, being able to fulfill orders of any size with quick turn-around allows us to capture business. The ability to swiftly respond to the market means that our retail operations can deliver on-trend apparel in a timely manner and maximize sales of popular styles by replenishing product that would have otherwise sold out. We believe that having a significant portion our production process in-house affords us the opportunity to exert higher quality control while simultaneously lowering production costs.
We have been experiencing, and continue to expect, higher production volumes in 2013, which should result in higher absorption of our fixed overhead costs. Our labor costs are competitive on fashion basics and we provide a sweatshop free environment to our employees. As of September 30, 2013, we had approximately 3,617 cutting, sewing and hosiery employees at our downtown Los Angeles, South Gate and Garden Grove facilities, 288 employees at our dyeing and finishing facilities, and 113 employees at our knitting facilities. As of September 30, 2013, we knitted approximately 84% of the total fabric used in our garments and dyed approximately 99% of the dyed fabrics used in our garments.
American Apparel, a "Made in USA" Brand, has Global Strength

We believe American Apparel, "Made in USA" and "Sweat Shop Free" have broad appeal. Our brand and these core tenants of our business attract a broad customer base both in terms of age and geographical location. For example, 46% of our retail sales for the nine months ended September 30, 2013 were outside of the U.S.
American Apparel attracts customers through internally-developed, edgy, high-impact, visual advertising campaigns which use print, outdoor, in-store, and electronic communication vehicles. These advertising campaigns communicate a distinct brand image that differentiates us from our competitors and seek to establish a connection with our customers. Our retail stores are an important part of the American Apparel branding and convey a modern, international lifestyle.
Iconic, Timeless Styles with Broad Appeal
American Apparel's design vision and aesthetic are intended to appeal to young, metropolitan adults by providing them with a core line of iconic, timeless styles which are offered year-round in a wide variety of colors at reasonable prices. While our marketing and products initially targeted young, metropolitan adults in the U.S., the clean, simple styles and quality of our garments create a product that appeals to various demographics around the world. We believe that our product appeal has been augmented by, and should continue to benefit from, the growing trends toward casual attire and higher quality apparel. Led by Dov Charney, our founder and chief executive officer, our in-house creative team has carefully developed the product line based on this core belief.
American Apparel prides itself on its use of quality fabrics with quality construction. We have an active quality control department that oversees the in-house production of fabric at our knitting facilities, the outside knitting contractors who work to our strict specifications, and the cutting, sewing, dyeing and finishing of our garments at our Los Angeles area facilities. Because cutting and sewing operations are conducted mostly in-house, we believe we have the ability to exercise greater control over clothing manufacturing than competitors who use contract sewing facilities.
Recovery of Historical Cash Flow
There were several factors in 2009 and 2010 that caused a deterioration from our 2008 results. We experienced a major labor disruption in 2009 resulting from an Immigration and Customs Enforcement (ICE) action at our manufacturing facility. As a result of the action, we lost an estimated 2,200 sewing-related workers. This led to an extraordinary increase in production costs, significant delays in getting products to our stores and a decrease in the overall quality and consistency of products. In 2011, input prices, primarily yarn, grew to levels not seen in our history. Finally, the combination of our aggressive store expansion in non-core markets in 2008 and a weakened global economy resulted in a sudden downturn in financial performance and led to the closure of a number of underperforming stores.
Since late 2010, we have made significant strides in achieving our goal of returning to peak levels of profitability. A series of infrastructure improvements has positioned us to enhance sales, contribute to productivity, lower inventory levels, improve working capital and realize cost savings. For instance, the implementation of in-store radio frequency identification ("RFID") to reduce inventory levels and improve order fulfillment service levels has resulted in reduced back-stock and increased selling square footage. We have also upgraded the production forecasting and allocation systems to allow us to more accurately manage inventory. Additionally, better in-store merchandising and reduction in replenishment response time has resulted in increased sales, including positive momentum in almost all major markets and product categories. Our positive sales momentum in 2012 has continued into 2013, and as a result, we have increased the volume of units produced, which will enable us to further leverage fixed costs.
During 2013, we implemented several supply chain initiatives designed to reduce costs and improve distribution operations over the longer-term. These initiatives included the closure of our distribution center in Montreal, Canada and the closure of an ancillary warehouse location in Los Angeles, California. In addition, we relocated our U.S. distribution operations to an automated facility located in La Mirada, California. Our transition to our new distribution center has had a significant negative impact on our earnings and cash flows. For the nine months ended September 30, 2013, we incurred incremental distribution costs (primarily labor) associated with these transition activities of approximately $10.9 million. The issues surrounding the transition primarily relate to improper system design and integration, and inadequate training and staffing. These issues caused processing inefficiencies that required us to employ additional staffing in order to meet customer demand. At September 30, 2013, staffing levels were significantly above target levels at the distribution facility. We believe the system design and integration issues have been largely resolved, and training and staffing efforts are ongoing. Further, as of November 1, 2013, we have begun reducing staffing levels and overtime and have targeted additional reductions in the fourth quarter. If there are any further transition issues associated with the new center, sales could continue to be negatively impacted, we could incur additional conversion costs and there could be delays in achieving planned cost reductions, all of which could negatively impact our operating performance, financial position and liquidity.

There can be no assurance that our plans to improve our operating performance and financial position will be successful. If we are unable to achieve significant cost reductions at our La Mirada distribution facility and achieve our projected sales results, we will need to promptly seek additional liquidity and there can be no assurance that such efforts will be successful.
Compelling Growth Opportunities
Our long-term growth strategy and the success of our business depends in part on opening new American Apparel retail stores, the renewal of existing store leases on favorable terms that meet our financial targets, the remodeling of existing stores in a timely manner and the operation of these stores in a cost-efficient manner. We opened 10 new stores and closed eight stores in 2012. We plan to open 60 to 70 new stores in a disciplined fashion over the next three to five years and believe our store base has the potential to exceed 500 locations.
As we have expanded beyond our original product offering of T-shirts, we have increased the variety of products available to our growing customer base. We have strategically expanded our product offerings to include denim, sweaters, jackets and accessories, to name a few such categories. We also intend to judiciously introduce new merchandise to complement our existing products in order to attract new customers and increase the frequency of customer visits and the size of customer purchases. For example, our goal is to increase accessories as a percent of total sales from 2% to 15% during the next three to five years.
Our website operation represents a significant growth opportunity for us as we have the potential to not only increase online sales but also in-store sales. Improvements to the online shopping experience have contributed to our financial growth. In order to remain competitive, we intend to continue refining our online stores with improved functionality, personalized offers, increased service levels and visually optimized content as well as expanding our web presence in more countries and channels. We currently operate nineteen e-commerce portals in seven languages that serve customers from 30 countries around the world. For the nine months ended September 30, 2013, our online sales as a percentage of total retail and online sales were 13.0%. Our three to five year goal is to increase our online sales as a percentage of total retail and online sales to at least 17% by continuously improving the online experience, providing additional categories for sale, expanding our offering of third party non-apparel products, increasing our international reach by offering and shipping our products to more countries, offering a shopping experience in more languages and allowing checkouts in more currencies.
We also believe there is an opportunity to further grow our wholesale business. In 2012, we grew our wholesale business by 12% by reinvigorating our catalog, further increasing sales and service and providing our wholesale customers with fresh inventory on a regular basis. In 2012, we added a number of new styles, several of which were in the youth category, as well as many new colors to enhance the assortment that we offer to our wholesale customers. We have set a three to five year goal to grow our business-to-business wholesale channel a minimum of 25% by improving the functionality and offering of our wholesale online store, further expanding the assortment of product offered to our wholesale customers (such as baseball caps) and increasing the reach of our sales force.
In the past, we have made strategic acquisitions to consolidate our manufacturing operations and continue to produce high quality products. We may pursue strategic opportunities to further consolidate our operations while maintaining production in the U.S.; however, we have no meaningful strategic opportunities identified and will not make any meaningful strategic investments until we see a substantial improvement in our financial performance and financial condition.
Business Strategy
We are in the process of executing a plan, which we commenced in 2010, to improve our operating performance and our financial position. This plan includes: optimizing production levels at our manufacturing facilities including raw material purchases and labor; reducing inventories; streamlining our logistics operations; web platform refinement; reducing corporate expenses; store renovations; and improving merchandise distribution and allocation procedures. Some of our key initiatives in 2012 included:
New Production Forecasting System
In September 2012 we implemented a new production forecasting and inventory allocation system that integrates our sales forecasts with our retail inventory tracking system and therefore allows us to better manage our production schedule. It also gives us greater visibility into seasonal and other trends, which will enable a faster reaction to changes in demand. Lastly, the new production forecasting and inventory allocation system has the potential to help us reduce working capital by better aligning production with product demand.
Refined Promotion and Inventory Allocation Strategy

The second and the third quarter of 2012 benefited from an adjustment to the global promotional strategy and improvements to our in-stock position at stores. In addition, we have established a well-defined merchandising calendar which has improved our in-store assortment. We leveraged targeted promotions, which established pricing incentives for customers to buy multiple items in volume driving categories. Unit sales increased as a result of this change as well as from improvements to our allocation and logistics processes. During this period, we also ran successful markdowns on aged and seasonal merchandise. We believe this helped decrease inventory levels, increase foot traffic, and improve sales on items on markdown as well as full price items.
New E-commerce Platform
In September 2012, we implemented a new online store platform, Oracle's ATG Web Commerce application, for our U.S. online store. The platform offers a complete e-commerce software platform that speeds response times, improves conversion rates and enables us to deliver a personalized customer buying experience. We intend to implement this system on a world-wide basis in 2013 and 2014. The new store platform will also enable faster deployment of additional online stores that target new international regions. We believe that the improvements to our e-commerce platform will contribute to our continued financial growth as our website has the potential to not only increase online sales but also in-store sales.
Reduced Corporate Expenses
During 2012, our general and administrative expenses decreased as a percentage of sales from 19.0% in 2011 to 15.8% in 2012. This decrease was achieved primarily as a result of a $6.5 million reduction in professional fees (primarily consulting, accounting and legal related fees). During the nine months ended September 30, 2013, our general and administrative expenses increased as a percentage of sales from 16.2% in 2012 to 17.4% in 2013. The increase was primarily due to higher computer software related costs of $2.5 million associated with the recent improvements to our online store portals and other software upgrades, higher equipment lease expenses of $2.0 million and higher depreciation and amortization expenses of $1.9 million consistent with capital expenditures associated with the transition to our distribution center in La Mirada.
Continued RFID Implementation
Throughout 2012, we continued to enhance our stores by installing RFID tracking systems and sales conversion tracking devices. As of the end of September 2013, we have implemented RFID systems at all of our stores worldwide. We believe that these systems will enhance sales through improvements in in-stock positions and replenishment activities. In addition, where implemented, these systems have enabled us to reduce back-stock inventory levels, which has allowed us to increase the selling square footage in our stores.
New Distribution Center
In June 2012, we entered into an operating lease agreement for a new distribution center located in La Mirada, California and began transitioning shipment operations to this facility in February 2013. Related to these efforts, we installed the High Jump warehouse management system for all distribution activities that will be implemented in conjunction with the transition to our new distribution center. Our transition to the new distribution center has had a significant negative impact on our earnings and cash flows. For the nine months ended September 30, 2013, we incurred incremental distribution costs (primarily labor) associated with these transition activities of approximately $10.9 million. The issues surrounding the transition primarily relate to improper system design and integration, and inadequate training and staffing. These issues caused processing inefficiencies that required us to employ additional staffing in order to meet customer demand. At September 30, 2013, staffing levels were significantly above target levels at the distribution facility. We believe the system design and integration issues have been largely resolved, and training and staffing efforts are ongoing. Further, as of November 1, 2013, we have begun reducing staffing levels and overtime and have targeted additional reductions in the fourth quarter. If there are any further transition issues associated with the new center, sales could continue to be negatively impacted, we could incur additional conversion costs and there could be delays in achieving planned cost reductions, all of which could negatively impact our operating performance, financial position and liquidity.
Enhance Information Systems Infrastructure
We successfully completed the first phase of an enterprise resources planning ("ERP") system in 2008. This phase included the conversion of our systems for manufacturing and warehouse operations, inventory management and control and wholesale operations. The second phase of the ERP implementation, which included upgrading the financial accounting and control systems for our U.S. operations, was completed in 2009. In 2010 and 2011, we continued to refine and enhance these systems. In January 2012, we completed a financial system consolidation for our European operations and in March 2012, we upgraded the financial accounting and control systems for our Canadian operations. As planned, in 2012, we also upgraded our production forecasting and allocation systems and raised our forecast accuracy with Logility's demand planning solution.

In addition to our ERP system, in 2011 we completed the implementation of workforce and labor scheduling optimization systems in all of our retail and manufacturing locations to help us realize potential payroll savings. In 2012, we successfully replaced our existing payment processing system with new electronic payment services from CyberSource and we implemented a payment fraud detection solution as well. We also successfully completed the virtualization of 300 servers, including all our key servers, to help maximize our server resources.
Our principal executive offices are located at 747 Warehouse Street, Los Angeles, California 90021-1106, and our telephone number is (213) 488-0226.

Recent Developments
On April 4, 2013, the closing date of the offering of the old notes, we and our domestic subsidiaries (American Apparel (USA), LLC, American Apparel Retail, Inc., American Apparel Dyeing & Finishing, Inc., KCL Knitting, LLC and Fresh Air Freight, Inc.) entered into a new asset-based revolving credit agreement, among American Apparel, such subsidiaries, the lenders from time to time party thereto and Capital One Leverage Finance Corp. ("Capital One"). The credit agreement provides for a $35.0 million asset based revolving credit facility (the "ABL Facility"), which on July 5, 2013, was increased to $50.0 million. The additional commitment was made under substantially the same terms as the existing facility.
We used the net proceeds from the offering of the old notes, together with borrowings under the ABL Facility, to repay and terminate on April 4, 2013 our existing loan agreement with Lion Capital, LLC and our existing credit agreement with Crystal Financial LLC. The offering of the old notes, our entry into and borrowings under the ABL Facility and our repayment in full and termination of such loan agreement and credit agreement are collectively referred to herein as the "Transactions."
On November 14, 2013, we entered into an amendment to the ABL Facility, which among other things, waived the obligation to maintain a minimum fixed charge coverage ratio and a maximum leverage ratio for the twelve consecutive fiscal month period ending September 30, 2013. As a condition to the waiver, we agreed to a one percentage point increase in the interest rate to either LIBOR plus 4.5% or the bank's prime rate plus 3.5% (at our option) and limitations on amounts available to be borrowed, consisting of the imposition of a reserve against the line that will gradually reduce the total borrowing capacity to $47.5 million and certain amendments to the borrowing base calculation. In addition, we paid a waiver fee of $75 thousand. These financial covenants will again be tested in the fourth quarter of 2013 and future quarterly periods and will use our prior twelve-month operating results as a measurement. We are currently projecting non-compliance with the covenants through the third quarter of 2014 and future waivers will be required in order to maintain compliance in the fourth quarter of 2013 and in the quarters ending in 2014.
An amendment that resets these covenants is an alternative to the need for obtaining waivers. We are in discussions with Capital One with respect to such an amendment. No assurance can be given that we will be successful in obtaining such an amendment or any further waivers or as to the cost of them. In addition, if an event of default occurs and is continuing and such event of default is not waived or the ABL Facility not amended, the terms of the credit agreement would allow Capital One to prevent us from making any additional borrowings, which we use to access working capital, as our cash is swept by Capital One, and accelerate maturity of the loan. If as a result of an event of default under the ABL Facility, Capital One accelerates the repayment of amounts we owe to them, there could also be an acceleration of debt repayments of the notes and other credit agreements. In such an event, we would be required to seek alternative sources of liquidity, and there can be no assurance that any alternative source of liquidity would be available on terms acceptable to us, or at all.
Under the indenture governing the notes, a special interest trigger event will occur if, as of December 31, 2013, the consolidated total net leverage ratio exceeds 4.50 to 1.00. As of September 30, 2013, had the consolidated total net leverage ratio been calculated, the ratio would have been approximately 5.90 to 1.00. Additionally, since September 30, 2013 and through the date of this prospectus, we believe the consolidated total net leverage ratio continues to significantly exceed the maximum ratio. As a result, as of September 30, 2013, we determined it is probable that a special interest trigger event under the indenture governing the notes will occur as of December 31, 2013 and we have accrued interest on the notes at 15% retroactive to April 4, 2013, representing an additional 2% interest, which additional interest is payable in kind until April 15, 2018 and in cash on subsequent interest dates. We recorded $2.0 million in additional interest expense for the special interest trigger event during the three months ended September 30, 2013.

The Exchange Offer

Old Notes	13.0% Senior Secured Notes due 2020, which we issued on April 4, 2013. $206,000,000 aggregate principal amount of the old notes were issued under the indenture, dated as of April 4, 2013.
New Notes
13.0% Senior Secured Notes due 2020, the issuance of which has been registered under the Securities Act. The form and the terms of the new notes are substantially identical to those of the old notes, except that the transfer restrictions, registration rights and additional interest provisions relating to the old notes described in the registration rights agreement do not apply to the new notes.

Exchange Offer for Notes
We are offering to issue up to $206,000,000 aggregate principal amount of new notes in exchange for a like principal amount of old notes to satisfy our obligations under the registration rights agreement that we entered into when the old notes were issued in a transaction consummated in reliance upon the exemption from registration provided by Rule 144A under the Securities Act. In addition, in the event we are required to issue additional notes in lieu of a portion of the cash interest payments upon the occurrence of a special interest trigger event as described further in "Recent Developments" on page 8 and "Description of the New Notes" starting on page 37, we are also offering to issue up to an additional $19,451,960 aggregate principal amount of new notes that have been registered under the Securities Act, which amount represents our estimate of the maximum principal amount of such additional notes that would be required to be issued, in exchange for a like aggregate principal amount of old notes.

Expiration Date; Tenders	The exchange offer will expire at 5:00 p.m., New York City time, on , 2014, unless we extend or earlier terminate the exchange offer. By tendering your old notes, you represent to us that:
	•	you are neither our "affiliate," as defined in Rule 405 under the Securities Act, nor a broker-dealer tendering notes acquired directly from us for your own account;
	•	any new notes you receive in the exchange offer are being acquired by you in the ordinary course of your business;
•
at the time of the commencement of the exchange offer, neither you nor, to your knowledge, anyone receiving new notes from you, has any arrangement or understanding with any person to participate in the distribution, as defined in the Securities Act, of the new notes in violation of the Securities Act;

•
if you are a broker-dealer, you will receive the new notes for your own account in exchange for old notes that were acquired by you as a result of your market-making or other trading activities and that you will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the new notes you receive; for further information regarding resales of the new notes by participating broker-dealers, see the discussion under the caption "Plan of Distribution"; and

	•	if you are not a broker-dealer, you are not engaged in, and do not intend to engage in, the distribution, as defined in the Securities Act, of the new notes.
Withdrawal; Non-Acceptance
You may withdraw any old notes tendered in the exchange offer at any time prior to 5:00 p.m., New York City time, on            , 2014, unless we extend or earlier terminate the exchange offer. If we decide for any reason not to accept any old notes tendered for exchange, the old notes will be returned to the registered holder at our expense promptly after the expiration or termination of the exchange offer. In the case of old notes tendered by book-entry transfer into the exchange agent's account at The Depository Trust Company ("DTC"), any withdrawn or unaccepted old notes will be credited to the tendering holder's account at DTC. For further information regarding the withdrawal of tendered old notes, see "The Exchange Offer—Terms of the Exchange Offer; Period for Tendering Old Notes" and "The Exchange Offer—Withdrawal Rights."

Conditions to the Exchange Offer
We are not required to accept for exchange or to issue new notes in exchange for any old notes, and we may terminate or amend the exchange offer, if any of the following events occur prior to the expiration of the exchange offer:

	•	the exchange offer violates any applicable law or applicable interpretation of the staff of the SEC;
	•	an action or proceeding shall have been instituted or threatened in any court or by any governmental agency that might materially impair our ability to proceed with the exchange offer;
	•	we do not receive all the governmental approvals that we deem necessary to consummate the exchange offer; or

	•	there has been proposed, adopted, or enacted any law, statute, rule or regulation that, in our reasonable judgment, would materially impair our ability to consummate the exchange offer.

We may waive any of the above conditions in our reasonable discretion. See the discussion below under the caption "The Exchange Offer—Conditions to the Exchange Offer" for more information regarding the conditions to the exchange offer.

Procedures for Tendering Old Notes
Unless you comply with the procedure described below under the caption "The Exchange Offer—Guaranteed Delivery Procedures," you must do one of the following on or prior to the expiration of the exchange offer to participate in the exchange offer:

•
tender your old notes by sending (i) the certificates for your old notes (in proper form for transfer), (ii) a properly completed and duly executed letter of transmittal and (iii) all other documents required by the letter of transmittal to U.S. Bank National Association, as exchange agent, at one of the addresses listed below under the caption "The Exchange Offer—Exchange Agent"; or

•
tender your old notes by using the book-entry transfer procedures described below and transmitting a properly completed and duly executed letter of transmittal, or an agent's message instead of the letter of transmittal, to the exchange agent. For a book-entry transfer to constitute a valid tender of your old notes in the exchange offer, U.S. Bank National Association, as exchange agent, must receive a confirmation of book-entry transfer of your old notes into the exchange agent's account at DTC prior to the expiration or termination of the exchange offer. For more information regarding the use of book-entry transfer procedures, including a description of the required agent's message, see the discussion below under the caption "The Exchange Offer—Book-Entry Transfers." As used in this prospectus, the term "agent's message" means a message, transmitted by DTC to and received by the exchange agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the tendering participant stating that such participant has received and agrees to be bound by the letter of transmittal and that we may enforce such letter of transmittal against such participant.

Guaranteed Delivery Procedures	If you are a registered holder of old notes and wish to tender your old notes in the exchange offer, but:
	•	the old notes are not immediately available;
	•	time will not permit your old notes or other required documents to reach the exchange agent before the expiration or termination of the exchange offer; or
	•	the procedure for book-entry transfer cannot be completed prior to the expiration or termination of the exchange offer;
then you may tender old notes by following the procedures described below under the caption "The Exchange Offer—Guaranteed Delivery Procedures."
Special Procedures for Beneficial Owners
If you are a beneficial owner whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your old notes in the exchange offer, you should promptly contact the person in whose name the old notes are registered and instruct that person to tender them on your behalf. If you wish to tender such old notes in the exchange offer on your own behalf, prior to completing and executing the letter of transmittal and delivering your old notes, you must either make appropriate arrangements to register ownership of the old notes in your name, or obtain a properly completed bond power from the person in whose name the old notes are registered.

Certain U.S. Federal Income Tax Considerations
The exchange of old notes for new notes in the exchange offer will not be a taxable transaction for United States federal income tax purposes. See the discussion below under the caption "Certain U.S. Federal Income Tax Considerations" for more information regarding the United States federal income tax consequences to you of the exchange offer.

Use of Proceeds	We will not receive any proceeds from the exchange offer.
Exchange Agent
U.S. Bank National Association is the exchange agent for the exchange offer. You can find the address and telephone number of the exchange agent below under the caption, "The Exchange Offer—Exchange Agent."

Resales
Based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties, we believe that the new notes issued in the exchange offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act as long as:

	•	you are acquiring the new notes in the ordinary course of your business;

	•	you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate, in a distribution of the new notes; and
	•	you are neither an affiliate of ours nor a broker-dealer tendering notes acquired directly from us for your own account.
If you are an affiliate of ours, are engaged in or intend to engage in or have any arrangement or understanding with any person to participate in, the distribution of new notes:
	•	you cannot rely on the applicable interpretations of the staff of the SEC;
	•	you will not be entitled to tender your old notes in the exchange offer; and
	•	you must comply with the registration requirements of the Securities Act in connection with any resale transaction.

Each broker or dealer that receives new notes for its own account in exchange for old notes that were acquired as a result of market-making or other trading activities must acknowledge that it will comply with the registration and prospectus delivery requirements of the Securities Act in connection with any offer, resale or other transfer of the new notes issued in the exchange offer, including information with respect to any selling holder required by the Securities Act in connection with any resale of the new notes.

Furthermore, any broker-dealer that acquired any of its old notes directly from us:
•
may not rely on the applicable interpretation of the staff of the SEC's position contained in Exxon Capital Holdings Corp., SEC no-action letter (publicly available May 13, 1988), Morgan Stanley & Co. Incorporated, SEC no-action letter (publicly available June 5, 1991) and Shearman & Sterling, SEC no-action letter (publicly available July 2, 1993); and

	•	must also be named as a selling noteholder in connection with the registration and prospectus delivery requirements of the Securities Act relating to any resale transaction.
Broker-Dealers
Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such new notes. The letter of transmittal states that by so acknowledging and delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes which were received by the broker-dealer as a result of market-making or other trading activities. See "Plan of Distribution" beginning on page 92 for more information.

Registration Rights Agreement for the Old Notes
When we issued the old notes on April 4, 2013, we entered into a registration rights agreement with the guarantors and the initial purchasers of the old notes. Under the terms of the registration rights agreement, we and the guarantors agreed to:

	•	file the exchange offer registration statement with the SEC on or prior to October 1, 2013;
	•	use reasonable best efforts to cause the exchange offer registration statement to be declared effective no later than April 3, 2014;
•
commence the exchange offer and use reasonable best efforts to issue on or prior to 30 business days after the date on which the exchange offer registration statement is declared effective, new notes in exchange for all old notes validly tendered (and not withdrawn) prior thereto in the exchange offer;

•
use reasonable best efforts to file a shelf registration statement for the resale of the old notes if we cannot effect an exchange offer within the time periods listed above and in certain other circumstances; and

•
if we fail to meet our registration obligations under the registration rights agreement, we will pay additional interest at a rate of 0.25% per annum for the first 90-day period immediately following the occurrence of such default, to be increased by an additional 0.25% per annum with respect to each subsequent 90-day period until all such defaults have been cured, up to a maximum additional interest rate of 1.0% per annum.

Consequences of Not Exchanging Old Notes

If you do not exchange your old notes in the exchange offer, you will continue to be subject to the restrictions on transfer described in the legend on the certificate for your old notes. In general, you may offer or sell your old notes only:

•	if they are registered under the Securities Act and applicable state securities laws;

•	if they are offered or sold under an exemption from registration under the Securities Act and applicable state securities laws; or

•	if they are offered or sold in a transaction not subject to the Securities Act and applicable state securities laws.
We do not intend to register the old notes under the Securities Act, and holders of old notes that do not exchange old notes for new notes in the exchange offer will no longer have registration rights with respect to the old notes except in the limited circumstances provided in the registration rights agreement. Under some circumstances, as described in the registration rights agreement, holders of the old notes, including holders who are not permitted to participate in the exchange offer or who may not freely sell new notes received in the exchange offer, may require us to use our reasonable best efforts to file, and to cause to become effective, a shelf registration statement covering resales of the old notes by such holders. For more information regarding the consequences of not tendering your old notes and our obligations to file a shelf registration statement, see "The Exchange Offer—Consequences of Exchanging or Failing to Exchange Old Notes."

Summary Description of the New Notes
The terms of the new notes and those of the old notes are substantially identical, except that the transfer restrictions, registration rights and additional interest provisions relating to the old notes described in the registration rights agreement do not apply to the new notes. For a more complete understanding of the new notes, see "Description of the New Notes" in this prospectus.

Issuer	American Apparel, Inc.
Notes Offered
$206,000,000 aggregate principal amount of 13.0% Senior Secured Notes due 2020. In addition, in the event that we are required to issue additional notes in lieu of a portion of the cash interest payments upon the occurrence of a special interest trigger event as described further in the "Recent Developments" section herein, we also are offering up to an additional $19,451,960 aggregate principal amount of new notes that have been registered under the Securities Act, which amount represents our estimate of the maximum principal amount of such additional notes that would be required to be issued, in exchange for a like aggregate principal amount of old notes.

Maturity Date	April 15, 2020.
Interest
The new notes will bear interest at a rate of 13.0% per annum, subject to increase to a rate of 15.0% per annum under a special interest trigger event as described under "Description of the New Notes—Principal, Maturity and Interest." We will pay interest on the new notes in cash semi-annually, in arrears, on April 15 and October 15 of each year, beginning on October 15, 2013. If no interest has been paid on the old notes, holders of new notes will receive interest accruing from April 4, 2013. If your old notes are tendered and accepted for exchange, you will receive interest on the new notes and not on the old notes. Any old notes not tendered or not accepted for exchange will remain outstanding and will continue to accrue interest according to their terms.

Form and Terms	The form and terms of the new notes will be the same as the form and terms of the old notes except that:
• the new notes will bear a different CUSIP number from the old notes;
• the new notes have been registered under the Securities Act and, therefore, will not bear legends restricting their transfer; and
• you will not be entitled to any exchange or registration rights with respect to the new notes, and the new notes will not provide for additional interest in connection with registration defaults.

The new notes will evidence the same debt as the old notes. They will be entitled to the benefits of the indenture governing the old notes (including with respect to the collateral and the subsidiary guarantees) and will be treated under the indenture as a single class with any old notes that remain outstanding.

Original Issue Discount
The old notes were treated as being issued with "original issue discount" for U.S. federal income tax purposes and the new notes will continue to be treated as being issued with original issue discount for U.S. federal income tax purposes. See the discussion below under the caption "Risk Factors—Risks Relating to the Notes" for more information regarding the U.S. federal income tax consequences of the original issue discount rules.

Guarantees
The new notes will be fully and unconditionally guaranteed, subject to customary release provisions, on a senior secured basis, jointly and severally, by our existing and future domestic restricted subsidiaries (other than immaterial subsidiaries). The new notes will not be guaranteed by our foreign subsidiaries.

Security
The new notes and the related guarantees will be secured by a first-priority lien on our and the guarantors' assets (other than the ABL Facility Priority Collateral (as defined below)), subject to certain exceptions and permitted liens (the "Notes Priority Collateral"). The new notes and the related guarantees also will be secured by a second-priority lien on all of the ABL Facility Priority Collateral, subject to certain exceptions and permitted liens. "ABL Facility Priority Collateral" includes all accounts receivable, inventory, cash, and certain other assets, subject to certain exceptions. See "Description of the New Notes—Collateral."

Ranking	The new notes will be our and the guarantors' senior secured obligations. The new notes and the guarantees will rank:

	•	equal in right of payment with any of our and the guarantors' senior indebtedness, including indebtedness under the ABL Facility, before giving effect to collateral arrangements;
•
effectively senior to the ABL Facility with respect to the Notes Priority Collateral (to the extent of the value thereof) but effectively subordinated to the ABL Facility with respect to the ABL Facility Priority Collateral (to the extent of the value thereof);

	•	senior in right of payment to any of our and the guarantors' indebtedness that is expressly subordinated to the new notes or the guarantees;
	•	equal in right of payment with any of our and the guarantors' senior indebtedness, including indebtedness under the ABL Facility, before giving effect to collateral arrangements;
•
effectively senior to the ABL Facility with respect to the Notes Priority Collateral (to the extent of the value thereof) but effectively subordinated to the ABL Facility with respect to the ABL Facility Priority Collateral (to the extent of the value thereof);

	•	senior in right of payment to any of our and the guarantors' indebtedness that is expressly subordinated to the new notes or the guarantees;
	•	effectively senior to any of our and the guarantors' unsecured indebtedness to the extent of the value of the collateral securing the new notes; and
	•	structurally subordinated to the liabilities of any subsidiaries, including foreign subsidiaries, that do not guarantee the new notes.

For the nine months ended September 30, 2013, our non-guarantor subsidiaries had net income of $1.9 million as compared with consolidated net loss of $85.5 million. As of September 30, 2013, our non-guarantor subsidiaries had total assets of $63.8 million, or 19% of our consolidated total assets, and had total liabilities of $25.2 million, or 6% of our consolidated total liabilities.

Optional Redemption
On or after April 15, 2017, we may, at our option, at any time and from time to time, redeem some or all of the new notes at the redemption prices set forth under "Description of the New Notes—Redemption—Optional Redemption on or after April 15, 2017," plus accrued and unpaid interest to but not including the date of redemption. Prior to April 15, 2017, we may redeem up to 35% of the aggregate principal amount of the new notes (taken together with any old notes that remain outstanding) at the premium set forth under "Description of the New Notes—Redemption—Optional Redemption Upon Equity Offerings," plus accrued and unpaid interest to but not including the date of redemption, with the net cash proceeds of certain equity offerings. In addition, at any time prior to April 15, 2017, we may, at our option, at any time and from time to time, redeem some or all of the new notes by paying a "make whole" premium, plus accrued and unpaid interest to but not including the date of redemption.

Change of Control
If we experience certain change of control events, the holders of the new notes will have the right to require us to purchase all or a portion of the new notes at a price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest to but not including the date of purchase. See "Description of the New Notes—Repurchase upon Change of Control."

Asset Sales
Upon certain asset sales, we may be required to offer to use the net proceeds thereof to purchase some of the new notes at 100% of the principal amount thereof, plus accrued and unpaid interest to but not including the date of purchase. See "Description of the New Notes—Certain Covenants—Limitation on Asset Sales."

Certain Covenants	The indenture governing the new notes contains covenants that, among other things, limit our ability and our restricted subsidiaries' ability to:
	•	incur additional indebtedness and issue disqualified stock;
	•	pay dividends or make other restricted payments;
	•	prepay, redeem or repurchase capital stock or subordinated indebtedness;
	•	transfer or sell assets;
	•	make investments;
	•	enter into transactions with affiliates;
	•	create or incur liens; and

• merge or consolidate with any other person.
These covenants will be subject to a number of important exceptions and qualifications. See "Description of the New Notes—Certain Covenants."
No Public Market
The new notes are a new issue of securities and will not be listed on any securities exchange or included in any automated quotation system. The initial purchasers may make a market in the new notes. The initial purchasers are not obligated, however, to make a market in the new notes, and any such market may be discontinued by the initial purchasers in their sole discretion at any time without notice. See "Plan of Distribution."

Risk Factors	You should refer to the section entitled "Risk Factors," beginning on page 17, for a discussion of certain risks involved in investing in the notes and tendering your old notes in the exchange offer.

For additional information regarding the notes, see the "Description of the New Notes" section of this prospectus.

Summary Historical Consolidated Financial and Other Data
The following table sets forth our summary historical financial data as of and for the periods indicated. We have derived the summary historical consolidated financial data as of December 31, 2012 and 2011 and for the years ended December 31, 2012, 2011 and 2010 from our audited consolidated financial statements as of such dates and for such years incorporated by reference in this prospectus. The summary historical consolidated financial and other data presented below as of September 30, 2013 and for the nine months ended September 30, 2013 and 2012 are derived from our unaudited condensed consolidated financial statements, incorporated by reference in this prospectus. The summary historical consolidated financial and other data presented below as of December 31, 2010 and September 30, 2012 are derived from our audited condensed consolidated financial statements and unaudited consolidated financial statements, respectively, as of such dates not incorporated by reference in this prospectus.
This information is only a summary and should be read in conjunction with our consolidated financial statements and notes referred to above, "Selected Historical Consolidated Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Annual Report on Form 10-K for the year ended December 31, 2012 incorporated by reference in this prospectus, "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2013 incorporated by reference in this prospectus, and the other information contained in or incorporated by reference in this prospectus.

	Year Ended December 31,			Nine Months Ended September 30,
	2010	2011	2012	2012	2013
	(dollars in thousands)
Statements of operations data:
Net sales	$532,989	$547,336	$617,310	$444,282	$464,839
Gross profit	279,909	294,900	327,383	234,292	241,378
(Loss) income from operations	(50,053)	(23,293)	962	(5,887)	(16,884)
Net loss	(86,315)	(39,314)	(37,272)	(42,175)	(85,528)
Balance sheet data (at end of period):
Total assets	$327,950	$324,721	$328,212	$333,645	$332,933
Working capital(1)	3,379	97,013	80,022	80,547	89,850
Total long-term debt(2)	143,352	152,345	175,115	177,650	246,934
Stockholders' equity (deficit)	75,024	48,130	22,084	13,877	(56,191)
Cash flow statement data:
Operating cash flow	$(32,370)	$2,305	$23,589	$1,570	$(10,937)
Investing cash flow	(15,662)	(10,759)	(24,853)	(20,113)	(17,283)
Financing cash flow	48,172	12,582	4,214	15,984	20,567
Other data:
Capital expenditures	$(15,701)	$(11,070)	$(21,607)	$(14,257)	$(18,907)
_______________________________________________________________________________

(1)	Excludes fair value of warrants of $993, $9,633 and $17,241 as of December 31, 2010, 2011, and 2012, respectively, and $28,455 and $22,466 at September 30, 2012 and 2013, respectively.

(2)	Includes capital leases.

RISK FACTORS
        You should carefully consider the risks and all the other information contained in, and incorporated by reference into, this prospectus before making a decision as to whether to exchange your old notes in the exchange offer.
        Our business is subject to significant risks. You should carefully consider the risks and uncertainties described in this prospectus, including in our Annual Report on Form 10-K incorporated by reference herein. The risks and uncertainties described in this prospectus are not the only ones we face. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business. If any of the risks and uncertainties described in this prospectus actually occur, our business, financial condition and results of operations could be adversely affected in a material way. This could cause the value of the new notes to decline, perhaps significantly, and could adversely affect our ability to pay interest and principal on the new notes, and you may lose all or part of your investment in the new notes.
Risks Relating to the Notes
Our substantial indebtedness could adversely affect our financial flexibility and prevent us from fulfilling our obligations under the notes.
We currently have a significant amount of indebtedness. As of September 30, 2013, we had approximately $246.9 million of total indebtedness outstanding and approximately $15.2 million of available borrowing capacity (including outstanding letters of credit) under the ABL Facility. Our substantial level of indebtedness increases the risk that we may be unable to generate cash sufficient to pay amounts due in respect of our indebtedness, including the notes. We are permitted by the terms of the notes and our other indebtedness, including the ABL Facility, to incur substantial indebtedness, subject to the restrictions therein. Our inability to generate sufficient cash flow to satisfy our debt obligations, including the notes, or to refinance our obligations on commercially reasonable terms, could have a material adverse effect on our business, financial condition and results of operations.
Our substantial indebtedness could have other important consequences to you and significant effects on our business.
For example, it could:

•	make it more difficult for us to satisfy our obligations under our indebtedness, including the notes;

•
limit our ability to borrow money or to sell or transfer assets in order to fund future working capital, capital expenditures, any future acquisitions, debt service requirements and other general business requirements;

•
require us to dedicate a substantial portion of our cash flow to payments on our indebtedness, which would reduce the amount of cash flow available to fund working capital, capital expenditures and other corporate requirements;

•
subject us to financial and other restrictive covenants, which, if we fail to comply with these covenants and our failure is not waived or cured, could result in an event of default under our indebtedness.

•	limit our flexibility in planning for, or responding to, changes in our business;

•	place us at a competitive disadvantage compared with competitors that have a less significant debt burden; and

•	increase our vulnerability to general adverse economic and industry conditions.
Despite our current indebtedness level, we and our subsidiaries may incur substantially more indebtedness, which could exacerbate the risks associated with our substantial leverage.
We may be able to incur substantial additional indebtedness in the future. Although the ABL Facility and the indenture governing the notes limit our ability, and the ability of our subsidiaries, to incur additional indebtedness, these restrictions are subject to a number of qualifications and exceptions and, under certain circumstances, additional indebtedness incurred in compliance with these restrictions could be substantial. In addition, the ABL Facility and the indenture governing the notes do not prevent us from incurring obligations that do not constitute indebtedness. See the sections entitled "Description of the New Notes—Certain Covenants—Limitation on Incurrence of Additional Indebtedness and Issuance of Disqualified Capital Stock and Preferred Stock" and "Description of Certain Indebtedness." To the extent that we incur additional indebtedness or such other obligations, the risks associated with our substantial leverage described above, including our possible inability to service our current indebtedness, including the notes, would increase.
Our debt service obligations may adversely affect our cash flow.
A higher level of indebtedness increases the risk that we may default on our indebtedness obligations, including the notes. We may not be able to generate sufficient cash flow to pay the interest on our indebtedness, including the notes, and capital expenditures, future working capital, borrowings or equity financing may not be available to pay or refinance such indebtedness. If we are unable to generate sufficient cash flows to pay the interest on our indebtedness, including the notes, we may have to delay or curtail our operations or seek to obtain additional financing or pursue other strategies.
Our ability to generate cash flows from operations and to make scheduled payments on our indebtedness, including the notes, will depend on our future financial performance. Our future financial performance will be affected by a range of economic, competitive and business factors that we cannot control, such as those described in our Annual Report on Form 10-K for the year ended December 31, 2012 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013, June 30, 2013 and September 30, 2013. A significant reduction in operating cash flows resulting from changes in economic conditions, increased competition or other events beyond our control could increase the need for additional or alternative sources of liquidity and could have a material adverse effect on our business, financial condition, results of operations, prospects and our ability to service our indebtedness, including the notes, and other obligations. If we are unable to service our indebtedness, we will be forced to adopt an alternative strategy that may include actions such as postponing our growth plans, reducing capital expenditures, selling assets, restructuring or refinancing our indebtedness or seeking additional equity capital. These alternative strategies may not be effected on commercially reasonable terms, or at all, and they may not yield sufficient funds to make required payments on the notes and our other indebtedness.
If for any reason we are unable to meet any of our debt service and repayment obligations, we would be in default under the terms of the agreements governing such indebtedness, which would allow our creditors at that time to declare certain outstanding indebtedness to be due and payable. This in turn could trigger defaults and accelerations on our other indebtedness. In addition, our lenders could compel us to apply all of our available cash to repay our borrowings or they could prevent us from making payments on the notes. If the amounts outstanding under the notes, the ABL Facility and any other indebtedness, were to be accelerated, our lenders could foreclose on our assets and our assets may not be sufficient to repay in full the money owed to the lenders or to our other debt holders, including you as holders of the notes.
Restrictive covenants in the indenture governing the notes and the credit agreement governing the ABL Facility limit our current and future operations, particularly our ability to respond to changes in our business or to pursue our business strategies.
The indenture governing the notes and the credit agreement governing the ABL Facility contain, and the agreements evidencing or governing other future indebtedness may contain, restrictive covenants that limit our ability to engage in activities that may be in our long-term best interests. The indenture governing the notes and the ABL Facility, among other things, limit our ability to:

•	incur additional indebtedness or issue disqualified stock;

•	pay dividends or make other restricted payments;

•	prepay, redeem or repurchase capital stock or subordinated indebtedness;

•	transfer or sell assets;

•	make investments;

•	enter into transactions with affiliates;

•	create or incur liens; and

•	merge or consolidate with any other person.
In addition, the credit agreement governing the ABL Facility contains certain financial covenants, including a minimum fixed charge coverage ratio, a maximum leverage ratio, and a cap on capital expenditures.
Our ability to comply with these covenants will likely be affected by many factors, including events beyond our control, and we may not satisfy those requirements. You should read the discussions under the headings "Summary—Recent Developments", "Description of the New Notes—Certain Covenants" and "Description of Certain Indebtedness" for further information about these covenants. A breach of the covenants or restrictions under the indenture governing the notes or the credit agreement governing the ABL Facility could result in a default under the applicable indebtedness. Such default may allow the creditors to accelerate the related debt and may result in the acceleration of any other debt to which a cross-acceleration or cross-default provision applies. In the event the holders of the notes or our lenders accelerate the repayment of our borrowings, we cannot assure you that we and our subsidiaries would have sufficient assets to repay such indebtedness.
The restrictions contained in the indenture governing the notes, the credit agreement governing the ABL Facility and the agreements governing our other indebtedness could adversely affect our ability to:

•	finance our operations;

•	make needed capital expenditures;

•	make strategic acquisitions or investments or enter into alliances;

•	withstand a future downturn in our business or the economy in general;

•	engage in business activities, including future opportunities, that may be in our interest; and

•	plan for or react to market conditions or otherwise execute our business strategies.
Our financial results, our substantial indebtedness and our credit ratings could adversely affect our ability to obtain financing.
None of our foreign subsidiaries or unrestricted subsidiaries are guarantors with respect to the notes, and therefore, any claims you may have in respect of the notes are structurally subordinated to the liabilities of those subsidiaries.
None of our foreign subsidiaries or unrestricted subsidiaries guarantee the notes. If any of our foreign subsidiaries or unrestricted subsidiaries becomes insolvent, liquidates, reorganizes, dissolves or otherwise winds up, holders of its indebtedness, including under the ABL Facility, and its trade creditors generally will be entitled to payment on their claims from the assets of such subsidiary before any of those assets would be made available to any parent company, including us or any guarantors. Consequently, your claims in respect of the notes and the guarantees will be structurally subordinated to all of the existing and future liabilities of our foreign subsidiaries and unrestricted subsidiaries. For the nine months ended September 30, 2013, our non-guarantor subsidiaries had net income of $1.9 million as compared with consolidated net loss of $85.5 million. As of September 30, 2013, our non-guarantor subsidiaries had total assets of $63.8 million, or 19% of our consolidated total assets, and had total liabilities of $25.2 million, or 6% of our consolidated total liabilities. In addition, under the terms of the indenture governing the notes, our foreign subsidiaries are able to incur additional limited amounts of indebtedness and our unrestricted subsidiaries are not limited by the indenture in the amount of indebtedness that they may incur. We currently do not have any unrestricted subsidiaries.
The liens in favor of the notes are subordinated to liens in favor of the ABL Facility on the ABL Facility Priority Collateral and to any other debt with prior liens to the extent of the value thereof. As a result, holders of the notes may not receive full payment on their notes following an event of default.
The liens on all accounts receivable, inventory, cash, and certain other assets, subject to certain exceptions, as further described herein, consisting of the ABL Facility Priority Collateral securing the notes and the guarantees, are contractually subordinated to the liens thereon that secure the ABL Facility to the extent of the value of the ABL Facility Priority. The holders of obligations under the ABL Facility are entitled to receive proceeds from any realization of such collateral to repay their obligations in full before the holders of the notes and other obligations secured by liens subordinated to the ABL Facility are entitled to any recovery from such collateral. In the event of a foreclosure, the proceeds from the sale of all of such collateral may not be sufficient to satisfy the amounts outstanding under the notes (and other obligations similarly secured, if any) after payment in full of all obligations secured by the ABL Facility.
In addition, the capital stock of our existing Canadian subsidiaries is currently pledged to secure the Canadian credit agreement. Accordingly, the lien securing the notes on 65% of the capital stock of the Canadian subsidiaries is junior in priority to the liens on such capital stock securing the Canadian credit agreement, to the extent of the value of such capital stock. The rights and remedies of the holders with respect to such liens and of the notes trustee are subject to an intercreditor agreement with the agent under the Canadian credit agreement.
The notes are secured only to the extent of the value of the collateral securing the notes, which may not be sufficient to satisfy all the obligations under the notes and other indebtedness secured by such collateral.
An appraisal has been made of certain of our inventory and intellectual property. Based on this appraisal, which was completed in February 2013, our projected average net U.S. inventory recovery values are $109.2 million on a cost basis and $76.3 million on an NOLV basis, and the projected fair market value and OLV of our appraised intellectual property are estimated at $60.3 million and $45.1 million, respectively. "NOLV" is defined as the net proceeds that could be expected from an orderly liquidation sale of the inventory appraised, assuming the inventory would be disposed of under a scenario where the purchasers are buying as-is, where-is, for cash or cash equivalent, taking into consideration current economic trends, condition, location and marketability. "OLV" is an estimated amount, which the subject asset could typically realize assuming that the sale is properly advertised and professionally managed by a seller obligated to sell over an extended period of time, usually within six to twelve months, with consideration given for goodwill and intangible assets. This value does not represent expectations of value in a bankruptcy auction. These appraised amounts are estimates based on various assumptions, information from us, including projections of our earnings, and information from private and publicly available sources. These assumptions and information are subject to change, and as a result the estimates may change, based on various factors, risks and uncertainties that could adversely affect the fair market value or liquidation value of the assets.
The value of such collateral in the event of liquidation will depend upon market and economic conditions, the availability of buyers and other similar factors. In addition, courts could limit recoverability if, contrary to the terms of the indenture governing the notes, they do not apply New York law to a proceeding and deem a portion of the interest claim usurious in violation of public policy. In addition, to the extent real estate is included in the collateral in the future, local laws applicable to the enforcement of real estate liens could limit the amount and timing of the receipt of proceeds from the real estate related collateral. By its nature, some or all of the collateral may not have a readily ascertainable market value or may not be saleable or, if saleable, there may be substantial delays in its liquidation. To the extent that liens, security interests and other rights granted to other parties (including the lenders under the ABL Facility or any purchase money lenders) encumber assets owned by us, those parties have or may exercise rights and remedies with respect to the property subject to their liens that could adversely affect the value of that collateral and the ability of the collateral agent for the notes or the holders thereof to realize or foreclose on that collateral. Consequently, we cannot assure investors in the notes that liquidating the collateral securing the notes would produce proceeds in an amount sufficient to pay any amounts due under the notes after also satisfying the obligations to pay any creditors with prior claims on the collateral, including, with respect to the ABL Facility Priority Collateral, the lenders under the ABL Facility.
If the proceeds of any sale of collateral are not sufficient to repay all amounts due on the notes, the holders of the notes (to the extent not repaid from the proceeds of the sale of the collateral securing the notes) would have only an unsecured, unsubordinated claim against our and the guarantors' remaining assets and would be structurally subordinated to all of the existing and future liabilities of our foreign subsidiaries and unrestricted subsidiaries.
In addition, under the intercreditor agreement referred to below, the right of the lenders to exercise certain remedies with respect to the collateral could delay liquidation of the collateral. Bankruptcy laws and other laws relating to foreclosure and sale also could substantially delay or prevent the ability of the collateral agent or any holder of the notes to obtain the benefit of any of the collateral securing the notes. Such delays could have a material adverse effect on the value of the collateral.
There are certain categories of property that are excluded from the collateral.
Not all of our assets secure the notes. See the section entitled "Description of the New Notes—Collateral." For example, the collateral does not include, among other things:
(1)   any property or assets of our foreign subsidiaries, and voting capital stock of any foreign subsidiary in excess of 65% of all of the outstanding voting capital stock of such foreign subsidiary; for the nine months ended September 30, 2013, our non-guarantor subsidiaries had net income of $1.9 million as compared with consolidated net loss of $85.5 million, and as of September 30, 2013, our non-guarantor subsidiaries had total assets of $63.8 million, or 19% of our consolidated total assets, and total liabilities of $25.2 million, or 6% of our consolidated total liabilities;
(2)   owned real property having a fair market value less than $2.5 million and leasehold interests in real property with respect to which we are a tenant or subtenant;
(3)   any property or assets if the grant of such security interest thereon is prohibited by applicable law or contract, including contracts, licenses, agreements and other rights that by their express terms prohibit the assignment thereof;
(4)   property and assets subject to purchase money liens or capital leases to the extent that such indebtedness prohibits any other liens thereon;
(5)   any capital stock and other securities of any subsidiary to the extent that the pledge of such capital stock or other securities to secure the notes or the guarantees would cause such subsidiary to be required to file separate financial statements with the SEC pursuant to Rule 3-16 of Regulation S-X;
(6)   capital stock, property and assets of any unrestricted subsidiary; and
(7)   capital stock of any person (other than a restricted subsidiary), to the extent such pledge is not permitted or is restricted by the terms of such person's organizational or joint venture documents or other agreements with holders of such capital stock.
Some of these assets, including, without limitation, the assets of our foreign subsidiaries, may be material to us.
Despite our current levels of debt, we may still incur substantially more debt ranking junior to, senior to or equal in right of payment with the notes, including secured debt, which would increase the risks associated with our proposed leverage.
The indenture governing the notes permits liens in favor of third parties to secure certain indebtedness, such as additional indebtedness pari passu with or junior to the notes if certain conditions are met and capital lease obligations, and assets subject to such liens will in certain circumstances be excluded from the collateral securing the notes and the guarantees. These liens in certain instances may arise on or after the date the notes are issued. Certain of these third party liens will rank senior to the liens securing the notes and the guarantees. The existence of such liens could adversely affect the value of the collateral securing the notes, as well as the ability of the collateral agent to realize or foreclose on such collateral. The collateral that secures the notes may also secure future indebtedness and other obligations of the Company and the subsidiary guarantors to the extent permitted by the Indenture and the related security documents. Your rights to the collateral would be diluted by any increase in the indebtedness secured by the collateral.
The rights of holders of the notes to the collateral and their ability to enforce these rights against us are governed, and materially limited, by the intercreditor agreement.
There are circumstances other than repayment or discharge of the notes under which the collateral securing the notes and guarantees will be released automatically, without your consent or the consent of the trustee, including with respect to ABL Facility Priority Collateral, upon any release in connection with a foreclosure or exercise of remedies with respect to such collateral in accordance with the terms of the intercreditor agreement between the collateral agent for the notes and the collateral agent under the ABL Facility (the "intercreditor agreement"). Pursuant to the terms of the intercreditor agreement, the holders of the notes may not be able to control actions with respect to the ABL Facility Priority Collateral, whether or not the holders of the notes agree or disagree with those actions.
The rights of the holders of the notes with respect to ABL Facility Priority Collateral securing the notes and the guarantees are substantially limited pursuant to the terms of the lien-ranking provisions set forth in the intercreditor agreement. Under those lien-ranking provisions, at any time that obligations, such as the ABL Facility, that have the benefit of senior liens on our assets consisting of the ABL Facility Priority Collateral are outstanding, any actions that may be taken in respect of such collateral, including the ability to cause the commencement of enforcement proceedings against such collateral and to control the conduct of such proceedings, and the approval of amendments to, releases of such collateral from the lien of, and waivers of past defaults under, the collateral documents, are at the direction of the holders of such obligations secured by the senior liens on such collateral. The trustee and collateral agent, on behalf of the holders of the notes, do not have the ability to control or direct such actions, even if the rights of the holders of the notes are adversely affected. See the section entitled "Description of the New Notes—Collateral—Intercreditor Agreement." In addition, the holders of obligations under the ABL Facility are entitled to receive proceeds from any realization of ABL Facility Priority Collateral to repay their obligations in full before the holders of the notes and other obligations secured by liens subordinated to the ABL Facility are entitled to any recovery from such collateral. In the event of a foreclosure, the proceeds from the sale of all of such collateral may not be sufficient to satisfy the amounts outstanding under the notes after payment in full of all obligations secured by the ABL Facility.
The waiver in the intercreditor agreement of rights of marshalling may adversely affect the recovery rates of holders of notes in a bankruptcy or foreclosure scenario.
The notes and the guarantees are secured on a second-priority lien basis by the ABL Facility Priority Collateral. The intercreditor agreement provides that, at any time holders of the notes hold a second-priority lien on the collateral where a first-priority lien on such collateral exists, the trustee under the indenture governing the notes and the notes collateral agent may not assert or enforce any right of marshalling accorded to a junior lienholder, as against the holders of such indebtedness secured by first-priority liens in any of the collateral. Without this waiver of the right of marshalling, holders of such indebtedness secured by first-priority liens in such collateral would likely be required to liquidate collateral on which the notes did not have a lien, if any, prior to liquidating the collateral, thereby maximizing the proceeds of the collateral that would be available to repay our obligations under the notes. As a result of this waiver, the proceeds of sales of such collateral could be applied to repay any indebtedness secured by first-priority liens in such collateral before applying proceeds of other collateral securing such indebtedness, and the holders of notes may recover less than they would have if such proceeds were applied in the order most favorable to the holders of the notes.
In most cases we have control over the collateral, and the sale of particular assets by us or the release of guarantors could reduce the pool of assets securing the notes and the guarantees.
The collateral documents allow us to remain in possession of, retain exclusive control over, freely operate, and collect, invest and dispose of any income from the collateral securing the notes and the related guarantees. There are circumstances other than repayment or discharge of the notes under which the collateral securing the notes and guarantees will be released automatically, without your consent or the consent of the trustee, including:

•	a sale, transfer or other disposal of such collateral in a transaction not prohibited under the indenture governing the notes;

•	with respect to collateral held by a guarantor, upon the release of such guarantor from its guarantee of the notes; and

•	with respect to collateral that is capital stock, upon our disposition of such capital stock in accordance with the indenture governing the notes.
The indenture governing the notes also permits us, under certain circumstances, to designate any existing or future restricted subsidiary that is a guarantor of the notes or any other subsidiary as an unrestricted subsidiary. If we designate a subsidiary guarantor as an unrestricted subsidiary for purposes of the indenture governing the notes, all of the liens on any collateral owned by such subsidiary or any of its subsidiaries and any guarantees of the notes by such subsidiary or any of its subsidiaries will be released under the indenture governing the notes but not necessarily under the ABL Facility. Designation of a subsidiary guarantor as an unrestricted subsidiary will reduce the aggregate value of the collateral securing the notes to the extent that liens on the assets of the unrestricted subsidiary and its subsidiaries are released.
Certain security interests may not have been put in place or perfected as of the date of this prospectus.
To the extent any security interest in the collateral securing the notes was not perfected on or prior to the close of the initial offering of the old notes, we are required to use our commercially reasonable efforts to have all such security interests perfected promptly. We may not be able to perfect any such security interests. Delay in the perfection of the security interests in such collateral beyond the close of the initial offering of the old notes increases the risk that the liens granted therein become avoided or subject to the liens of intervening creditors.
The rights of holders of notes to the collateral securing the notes may be adversely affected by the failure to perfect security interests in the collateral and other issues generally associated with the realization of security interests in collateral.
Your rights in the collateral may be adversely affected by the failure to perfect security interests in certain collateral in the future. Applicable law requires that certain property and rights acquired after the grant of a general security interest, such as real property, equipment subject to a certificate and certain proceeds, can be perfected only at the time at which such property and rights are acquired and identified. In addition, with respect to pledges of stock that constitute collateral, some of that stock is of foreign subsidiaries and we do not intend to make local foreign law filings or registrations of such pledges. As a result, such pledges may not be given effect in a bankruptcy or against another local lien. In addition, property located or registered in foreign jurisdictions may not be perfected under local foreign laws. The trustee and the collateral agent for the notes may not monitor, and we are not required to inform the trustee and the collateral agent of, the future acquisition of property and rights that constitute collateral, and necessary action may not be taken to properly perfect the security interest in such after-acquired collateral. The collateral agent for the notes has no obligation to monitor the acquisition of additional property or rights that constitute collateral or the perfection of any security interest in favor of the notes against third parties. A failure to monitor such acquisitions and take necessary action may result in the loss of the effectiveness of the grant of the security interest therein or the priority of the security interest in favor of the notes against third parties.
In addition, the security interest of the collateral agent for the notes is subject to practical challenges generally associated with the realization of security interests in collateral. For example, the collateral agent may need to obtain the consent of third parties and make additional filings. If we or the collateral agent are unable to obtain these consents or make these filings, the security interests may be invalid and the holders of the notes will not be entitled to the collateral or any recovery with respect to the collateral. Further, the consents of any third parties may not be given when required to facilitate a foreclosure on such collateral. Accordingly, the collateral agent may not have the ability to foreclose upon those assets, and the value of the collateral may significantly decrease. We are also not required to obtain third party consents in certain categories of collateral.
Environmental assessments of our properties intended to constitute collateral have not been obtained in connection with the issuance of the notes.
Our properties and operations are subject to significant environmental regulation, requirements and impacts, and we risk liability for failure to comply with applicable environmental requirements or for environmental contamination at or from our properties, whether from our operations or those of predecessors or third parties. In order to protect themselves against inheriting the environmental liabilities of their borrowers, under certain statutory and regulatory regimes, lenders often conduct, among other things, independent environmental assessments prior to taking collateral or otherwise lending against a borrower's properties or operations prior to issuing a loan to a borrower or seeking foreclosure against a borrower. If a lender fails to conduct these environmental assessments, it could lose the benefit of legal defenses that otherwise might protect it against or limit its liability for the environmental obligations of its borrower. While we have conducted in the past significant environmental-related investigations and assessments of our properties and operations, including those real properties anticipated as collateral for the notes, no new or independent environmental assessments have been conducted in connection with the issuance of the notes. As a result, the holders of the notes may not have the benefit of such environmental assessments and may face increased exposure or dilution of the value of the notes as a result of environmental impairment of the secured collateral.
Bankruptcy may significantly impair your ability to collect on any amounts due under the notes or the guarantees.
If a bankruptcy case were to be commenced by or against us (and/or the guarantors), your ability to collect on the notes may be significantly impaired. A bankruptcy case may be commenced by us (and/or the guarantors) or by certain unsecured creditors as provided in the U.S. Bankruptcy Code. In these circumstances, the following factors, among others, might bear on recoveries by holders of the notes:

•	a debtor in a bankruptcy case does not have the ability to compel performance of a "financial accommodation," including the funding of the ABL Facility;

•	the bankruptcy court may approve debtor-in-possession financing that may prime existing secured debt and may be required to be repaid before such existing secured debt and other debt is paid;

•	secured creditors may seek, and perhaps receive, relief from the automatic stay to foreclose their respective liens, which may affect operations and revenues; and

•	the cost, delay, and procedures of bankruptcy, including potentially pursuing a reorganization plan, could affect operations, revenues and the value available for creditors.
In addition, while U.S. bankruptcy law generally limits the enforceability of certain provisions restricting a debtor's ability to assume and/or assign a contract, there are exceptions to this rule which could be applicable and may affect our available options in the event that we become subject to a U.S. bankruptcy proceeding. Moreover, in a bankruptcy proceeding, the bankruptcy court would have broad discretion to approve transactions that could disadvantage the holders of the notes. For example, under certain circumstances, a bankruptcy court could require you to accept subordinated or other securities in exchange for the notes, or order substantive consolidation of us with one or more of our affiliates or subsidiaries. Accordingly, there can be no assurances, pending or following the completion of the bankruptcy proceeding, with respect to the following, among other things: whether and when any payments under the notes would be made; whether the terms and conditions of the notes or any rights of the holders of the notes could be altered or ignored in a bankruptcy case without the indenture trustee's, the collateral agent's or your consent; whether the indenture trustee, the collateral agent or you would be able to enforce your rights against the guarantors under their guarantees; and whether and to what extent holders of the notes would be compensated for any delay in payment or receive any payment at all.
We believe that we have observed and will observe certain formalities and operating procedures that are generally recognized requirements for maintaining our separate existence and that our assets and liabilities can be readily identified as distinct from those of our affiliates and subsidiaries. However, we cannot assure you that a bankruptcy court would agree. If a bankruptcy court concludes that substantive consolidation of us with any affiliate or subsidiary is warranted, holders of the notes should expect that any payments on account of the notes potentially may be delayed and/or reduced.
The right of the indenture trustee or the collateral agent for the notes to repossess and dispose of the collateral securing the notes upon acceleration is likely to be significantly impaired by U.S. federal bankruptcy law if bankruptcy proceedings are commenced by or against us prior to or possibly even after the indenture trustee or the collateral agent has repossessed and disposed of the collateral. Under the U.S. Bankruptcy Code, a secured creditor, such as the indenture trustee or the collateral agent for the notes, is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from a debtor, without bankruptcy court approval. Moreover, bankruptcy law permits the debtor to continue to retain and to use collateral, and the proceeds, products, rents or profits of the collateral, even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given "adequate protection." The meaning of the term "adequate protection" may vary according to circumstances, but it is intended in general to protect the value of the secured creditor's interest in the collateral and may include cash payments or the granting of additional security, if and at such time as the court in its discretion determines, for any diminution in the value of the collateral as a result of the stay of repossession or disposition or any use of the collateral by the debtor during the pendency of the bankruptcy case. In view of the broad discretionary powers of a bankruptcy court, it is impossible to predict how long payments under the notes could be delayed following commencement of a bankruptcy case, whether or when the indenture trustee or the collateral agent would repossess or dispose of the collateral, or whether or to what extent holders of the notes would be compensated for any delay in payment or loss of value of the collateral through the requirements of "adequate protection." Furthermore, in the event the bankruptcy court determines that the value of the collateral is not sufficient to repay all amounts due on the notes, the holders of the notes would have "under-secured claims" as to the difference. Federal bankruptcy laws do not permit the payment or accrual of interest, costs and attorneys' fees for "under-secured claims" during the debtor's bankruptcy case. Additionally, the indenture trustee's or the collateral agent's ability to foreclose on the collateral on your behalf may be subject to the consent of third parties, prior liens and practical problems associated with the realization of the indenture trustee's or the collateral agent's security interest in the collateral.
Federal and state statutes allow courts, under specific circumstances, to avoid the notes, the guarantees and certain other transfers, to require holders of the notes to return payments or other value received from us or the guarantors and to otherwise cancel transfers, and to take other actions detrimental to the holders of the notes.
Our creditors or the creditors of our guarantors could challenge the issuance of the notes or the guarantors' issuance of their guarantees as fraudulent conveyances or on other grounds. Under the U.S. bankruptcy law and similar provisions of state fraudulent transfer and conveyance laws, the issuance of the notes or the delivery of the guarantees could be avoided (that is, cancelled) as fraudulent transfers if a court determined that we, at the time we issued the notes, or the guarantor, at the time it delivered the guarantee (in some jurisdictions, a court may focus on when payment became due under the notes or a guarantee):

•	issued the notes or provided the guarantee, as the case may be, with the intent of hindering, delaying or defrauding any present or future creditor; or

•
received less than reasonably equivalent value or fair consideration for issuing the notes or providing such guarantee, as the case may be, and (1) was insolvent or rendered insolvent by reason of such incurrence, (2) was engaged in a business or transaction for which our or such guarantor's remaining assets constituted unreasonably small capital, or (3) intended to incur, or believed that it would incur, debts beyond our or such guarantor's ability to pay such debts as they matured.

A court likely would find that we or a guarantor did not receive reasonably equivalent value or fair consideration for the notes or the guaranty unless we or such guarantor benefited directly or indirectly from the notes issuance. If the notes or guarantees were avoided or limited under fraudulent transfer or other laws, any claim you may make against us or the guarantors for amounts payable on the notes or guarantees would be unenforceable to the extent of such avoidance or limitation.
The test for determining solvency for avoidance purposes will vary depending on the law applied in any proceeding to determine whether a fraudulent transfer has occurred. In general, a court would consider the issuer or a guarantor insolvent if

•	the sum of its debts, including contingent and unliquidated liabilities, was greater than the value of its property, at a fair valuation;

•
the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.
We cannot be certain as to the standard that a court would use to determine whether we or a guarantor was solvent upon issuance of the notes or a guarantee or, if applicable in a particular jurisdiction, when payment became due under the notes or a guarantee. Regardless of the actual standard applied by the court, we cannot be certain that the issuance of the notes or a guarantee would not be avoided. If a court avoided our obligations under the notes and the obligations of all of the guarantors under their guarantees, holders of the notes would cease to be our creditors or creditors of the future guarantors and likely have no source from which to recover amounts due under the notes.
The indenture governing the notes offered hereby contains a "savings clause" intended to limit each subsidiary guarantor's liability under its guarantee to the maximum amount that will result in the obligations of such guarantor under its guarantee of the notes not constituting a fraudulent conveyance or fraudulent transfer under applicable law. There can be no assurance, however, that a court would uphold the clause as intended. For example, the enforceability of such a clause was the subject of a dispute in a Florida bankruptcy court decision. Accordingly, this clause may not be effective to protect the subsidiary guarantees from being avoided under fraudulent transfer and similar laws or, if it does, the remaining amount due and collectible under the guarantees may not suffice, if necessary, to pay the notes in full when due.
If a guarantee were legally challenged, such guarantee could also be subject to the claim that, since the guarantee was incurred for our benefit, and only indirectly for the benefit of the guarantor, the obligations of the guarantor were incurred for less than fair consideration. A court could thus avoid the obligations under the guarantee.
In addition, subject to certain conditions and defenses, certain payments, transfers relating to security interests and other transfers relating to the notes potentially may be subject to avoidance (that is, cancellation), as preferential transfers for the benefit of the bankruptcy estate, if the applicable transfer was made within 90 days (or one year if the creditor benefiting from the transfer is an "insider" under the U.S. Bankruptcy Code) before the bankruptcy filing, the applicable entity whose interest was transferred was insolvent and the transfer enabled the transferee to receive more than it would receive in a liquidation under chapter 7 of the U.S. Bankruptcy Code. Under such circumstances, subject to certain conditions, the court could potentially avoid any payment by us or any guarantor pursuant to the notes, the effect of certain actions taken with respect to a security interest, a guarantee or any realization on the pledge of assets securing the notes or the guarantees, or other transfer of an interest of ours or a guarantor's, including, without limitation, future pledges of collateral in favor of the indenture trustee or the collateral agent pursuant to any security documents delivered after the date of the indenture governing the notes or otherwise. The court could require the return of any payment or the return of any realized value to us or such guarantor (or to a fund for the benefit of our or such guarantor's creditors), or otherwise cancel the transfer. For example, if a security interest were to be avoided under such circumstances, the applicable creditor may be found to hold no security interest and be treated as holding a general unsecured claim in the bankruptcy case. It is impossible to predict what recovery (if any) would be available for such an unsecured claim if we or a guarantor became a debtor in a bankruptcy case. Thus, to the extent a court avoids or otherwise finds unenforceable for any other reason the notes or a guarantee, your claims against us or the relevant guarantor would be eliminated or limited. Such transfers also may be avoidable under similar provisions of state law.

Moreover, in certain circumstances, a court may subordinate claims in respect of the notes or a guarantee to all other debts of ours or the guarantor, or take other actions detrimental to the holders of the notes, based on equitable or other grounds. We cannot be certain as to the standards that a court might apply and whether it might find such subordination or other actions appropriate.
Because each guarantor's liability under its guarantee may be reduced to zero, avoided or released under certain circumstances, you may not receive any payments from some or all of the guarantors.
The notes have the benefit of the guarantees of the guarantors. However, the guarantees by the guarantors are limited to the maximum amount that the guarantors are permitted to guarantee under applicable law. As a result, a guarantor's liability under its guarantee could be reduced to zero, depending upon the amount of other obligations of such guarantors. Further, under the circumstances discussed more fully above, a court under federal or state fraudulent transfer or other laws could avoid the obligations under a guarantee, subordinate it to other obligations of the guarantor or take other actions detrimental to the holders of the notes. See "—Bankruptcy may significantly impair your ability to collect on any amounts due under the notes or the guarantees" and "—Federal and state statutes allow courts, under specific circumstances, to avoid the notes, the guarantees and certain other transfers, to require holders of the notes to return payments or other value received from us or the guarantors and to otherwise cancel transfers, and to take other actions detrimental to the holders of the notes." In addition, you will lose the benefit of a particular guarantee if it is released under certain circumstances described under "Description of the New Notes—Brief Description of the Notes and the Guarantees—The Guarantees."
The pledge of the capital stock, other securities and similar items of our subsidiaries that secure the notes will automatically be released from the lien on them and no longer constitute collateral to the extent and for so long as the pledge of such capital stock or such other securities would require the filing of separate financial statements with the SEC for that subsidiary.
The notes and any guarantees, as applicable, are secured by a pledge of the stock and other securities of certain subsidiaries that we form or acquire in the future. Under the SEC regulations currently in effect, if the par value, book value as carried by us or market value (whichever is greatest) of the capital stock, other securities or similar items of a subsidiary pledged as part of the collateral is greater than or equal to 20% of the aggregate principal amount of the notes then outstanding, such subsidiary would be required to file separate financial statements to the SEC. Therefore, the indenture and the collateral documents that govern the notes provide that any capital stock and other securities of any of our subsidiaries is excluded from the collateral to the extent and for so long as the pledge of such capital stock or other securities to secure the notes would cause such subsidiary to be required to file separate financial statements with the SEC pursuant to Rule 3-16 of Regulation S-X (as in effect from time to time). As a result, holders of the notes could lose a portion or all of their security interest in the capital stock or other securities of those subsidiaries. It may be more difficult, costly and time-consuming for holders of the notes to realize value from the assets of a subsidiary than to foreclose on its capital stock or other securities, so the value realized from a subsidiary's assets could be significantly less than the proceeds that would have been received upon any sale of the capital stock or other securities of such subsidiary. Further, this limitation does not apply to any pledges of stock or other securities that secure our credit facilities, including the ABL Facility, or any other secured debt that does not constitute securities. See "Description of the New Notes—Collateral."
The collateral is subject to casualty risks.
We intend to maintain insurance or otherwise insure against hazards in a manner appropriate and customary for our business. There are, however, certain losses that may be either uninsurable or not economically insurable, in whole or in part. Insurance proceeds may not compensate us fully for our losses. If there is a complete or partial loss of any of the collateral, the insurance proceeds may not be sufficient to satisfy all of the secured obligations, including the notes and the guarantees.
Our ability to repurchase the notes upon a change of control may be limited.
Under the indenture governing the notes, upon the occurrence of a "change of control" (as defined in the indenture governing the notes), we are required to offer to repurchase all outstanding notes at 101% of the principal amount, plus accrued and unpaid interest, if any, to the date of repurchase. The lenders under the ABL Facility have the right to accelerate the indebtedness thereunder upon a "change of control" (as defined in the ABL Facility). Any of our future indebtedness agreements may contain a similar provision or may require such indebtedness to be repaid, repurchased or otherwise satisfied upon a change of control. However, we may not have sufficient funds at the time of the change of control to make the required repurchase of notes or repayment of our other indebtedness, or the terms of our other indebtedness may prohibit such repurchase. If we fail to repurchase any notes submitted in a change of control offer, it would constitute an event of default under the indenture governing the notes which would, in turn, constitute an event of default under the ABL Facility and could constitute an event of default under our other indebtedness, even if the change of control itself would not cause such an event of default. Important corporate events, such as takeovers, reorganization, recapitalizations, mergers or other similar transactions, may not constitute a change of control under the indenture governing the notes because such a transaction may not involve any shift in voting power or beneficial ownership, or may not involve a shift large enough to trigger a change of control. In such case, the change of control provisions in the Indenture do not permit the holders of the notes to require us to repurchase the notes. See the section entitled "Description of the New Notes—Repurchase upon Change of Control."
We could enter into significant transactions that would not constitute a change of control requiring us to repurchase the notes, but that could adversely affect our risk profile.
We could, in the future, enter into certain transactions, including certain recapitalizations, that would not result in a change of control, but would increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure. Restrictions on our ability to incur additional indebtedness are contained in the covenants described under "Description of the New Notes—Certain Covenants—Limitation on Incurrence of Additional Indebtedness and Issuance of Disqualified Capital Stock and Preferred Stock" and "Description of the New Notes—Certain Covenants—Limitation on Liens." Such restrictions in the indenture governing the notes are subject to a number of significant exceptions, and in any event can be waived with the consent of the holders of a majority in principal amount of the notes then outstanding. Except for the limitations contained in such covenants, however, the indenture governing the notes does not contain any covenants or provisions that may afford holders of the notes protection in the event of a highly-leveraged transaction. In addition, if we incur any additional indebtedness that ranks senior to or equal with the notes, the holders of that debt will be entitled to be paid ahead of you or to share ratably with you, as the case may be, in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding up of our company. This may have the effect of reducing the amount of proceeds paid to you.
Our ability to purchase notes upon an asset sale may be limited.
The agreements governing our other indebtedness may contain, and future agreements may contain, prohibitions of certain events, including events that would constitute an asset sale and including repurchases of or other prepayments in respect of the notes. If we consummate an asset sale, we therefore may not be permitted by the terms of our other indebtedness to repurchase notes upon an asset sale, and a failure to so repurchase the notes could cause a default under these other agreements. In the event an asset sale occurs at a time when we are prohibited from repurchasing notes, we could seek the consent of our lenders to the repurchase of notes or we could attempt to refinance the borrowings that contain such prohibition. If we do not obtain a consent or repay those borrowings, we will remain prohibited from repurchasing notes and other pari passu obligations, as applicable. In that case, our failure to repurchase tendered notes would constitute an event of default under the indenture governing the notes which could, in turn, constitute a default under the other indebtedness.
Any additional guarantees provided after the notes are issued could be avoided as preferential transfers.
The indenture governing the notes provides that under certain circumstances certain future subsidiaries of ours will guarantee the notes. Any future guarantee in favor of the holders of the notes might be avoidable in a bankruptcy case or under state law if certain events or circumstances exist or occur. For instance, if the entity granting the future guarantee were insolvent at the time of the grant and if such grant was made within 90 days (or one year if the creditor that benefited from the guarantee is an "insider" under the U.S. Bankruptcy Code) before the commencement of that entity's bankruptcy case, and the granting of the future guarantee enabled the holder of the notes to receive more than it would if the grantor were liquidated under chapter 7 of the U.S. Bankruptcy Code, then such note guarantee could be avoided as a preferential transfer. In addition, such transfer may be avoidable under applicable state or other law.
Credit ratings may not reflect all risks, are not recommendations to buy or hold securities and may be subject to revision, suspension or withdrawal at any time.
One or more independent credit rating agencies may assign credit ratings to the notes. The ratings may not reflect the potential impact of all risks related to the structure, market, additional risk factors discussed herein and other factors that may affect the value of the notes. A credit rating is not a recommendation to buy, sell or hold securities and may be subject to revision, suspension or withdrawal by the rating agency at any time. No assurance can be given that a credit rating will remain constant for any given period of time or that a credit rating will not be lowered or withdrawn entirely by the credit rating agency if, in its judgment, circumstances in the future so warrant. A negative change in or an indication of a possible negative change in our ratings could have an adverse effect on the trading and market price of the notes. A suspension, reduction or withdrawal at any time of the credit rating assigned to the notes by one or more of the credit rating agencies may adversely affect the cost and terms and conditions of our financings and could adversely affect the value and trading of the notes.
You may be required to recognize taxable income on the new notes in a taxable year in excess of cash payments made to you on the new notes.

The old notes were treated as being issued with "original issue discount" for United States federal income tax purposes. As a result, in addition to the stated interest on the new notes, you may be required to include a portion of such original issue discount in your income as it accrues for federal income tax purposes in advance of receipt of any payment on the new notes to which the income is attributable. Each investor is advised to consult its tax advisors regarding the applicability of the original issue discount rules to its particular circumstances.
If we or a guarantor files a bankruptcy petition, or if a bankruptcy petition is filed against us or a guarantor, you may receive a lesser amount for your claim under the notes or the guarantee than you would have been entitled to receive under the indenture governing the notes or the guarantee.
In circumstances involving notes issued at discount prices, bankruptcy courts generally have held that the discount amount constitutes interest that accrues over the term of those notes. The U.S. Bankruptcy Code does not allow claims for "unmatured interest." Thus, if we or a guarantor file a bankruptcy petition under the U.S. Bankruptcy Code after the issuance of the notes or guarantees, or if such a bankruptcy petition is filed against us or a guarantor, your claim against us or the guarantor may be limited to an amount equal to the original discounted issue price for the notes and the portion of original issue discount that does not constitute unmatured interest for purposes of the U.S. Bankruptcy Code.
Any original issue discount that was not amortized as of the date of any bankruptcy filing would likely be deemed to constitute unmatured interest. Accordingly, under these circumstances, you may receive a lesser amount than you would have been entitled to receive under the terms of the indenture governing the notes or the guarantee, even if sufficient funds are available.
There is no active market for the notes and if an active trading market does not develop for these notes you may not be able to resell them.
The notes are a new issue of securities for which there is currently no trading market. We do not intend to list the notes on any national securities exchange. An active market may not develop for the notes and there can be no assurance as to the liquidity of any market that may develop for the notes. If an active market does not develop, the market price and liquidity of the notes may be adversely affected. If an active trading market for the new notes develops, any such market may be discontinued at any time. Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the notes. Any such disruptions could adversely affect the prices at which the notes may be sold.
Further, even if a market were to exist, the notes could trade at prices that may be lower than the initial offering price depending on many factors, including:

•	our financial condition, current stock price, performance and business prospects;

•	the interest of securities dealers in making a market;

•	prevailing interest rates;

•	the markets for similar securities; and

•	general economic conditions.
The liquidity of, and the trading market for, the notes may be adversely affected by general declines or disruptions in the market for non-investment grade debt.
Any adverse rating of the notes may cause their trading price to fall.
If either Moody's Investor Service, Standard & Poor's or Fitch Ratings were to lower its respective rating on the notes below the rating initially assigned to the notes or otherwise announce its intention to put the notes on credit watch, the trading price of the notes could decline.
Our failure to meet a specified leverage ratio as of December 31, 2013 would obligate us to pay additional interest on the notes in the form of an increase in the principal amount of the notes. As a result, the principal amount of the notes would increase on each interest payment date, and such increase would result in higher cash interest obligations and certain tax consequences.
If our consolidated net leverage ratio exceeds 4.50 to 1.00 as of December 31, 2013, we will be required to pay an additional 2% per annum of interest on the notes, retroactive to the issue date, payable in the form of an increase in the principal amount of the notes as payment-in-kind (or PIK) interest. See definition of "Consolidated Total Net Leverage Ratio" under "Description of the New Notes—Certain Definitions" As a result, we would have increased indebtedness and greater cash interest obligations for the remaining term of the notes. The increased principal amount of the notes could exacerbate other risks related to the notes, including risks related to increased leverage and our substantial indebtedness, having sufficient cash flows to service our indebtedness and the value of the collateral not being sufficient to satisfy the obligations under the notes.

Such additional PIK interest may be treated as OID for purposes of applicable tax laws. See "Certain U.S. Federal Income Tax Considerations." In such case, we may be required to redeem a portion of the notes, as described under "Description of the New Notes—Certain Covenants—Mandatory Principal Redemption" from time to time after the fifth anniversary of the issue date. Any such mandatory redemption could have an adverse impact on our cash flows. If we do not have sufficient cash to make this redemption, to the extent required, and we are not able to obtain financing to fund the redemption payment, it would constitute a default under the indenture governing the notes which would, in turn, constitute an event of default under the ABL Facility and could constitute an event of default under our other indebtedness. In addition, additional OID on the notes could exacerbate the OID-related risks to which the notes already are subject, including with respect to the treatment of OID in bankruptcy.
Under the indenture governing the notes, a special interest trigger event will occur if, as of December 31, 2013, the consolidated total net leverage ratio exceeds 4.50 to 1.00. As of September 30, 2013, had the consolidated total net leverage ratio been calculated, the ratio would have been approximately 5.90 to 1.00. Additionally, since September 30, 2013 and through the date of this prospectus, we believe the consolidated total net leverage ratio continues to significantly exceed the maximum ratio. As a result, as of September 30, 2013, we determined it is probable that a special interest trigger event under the indenture governing the notes will occur as of December 31, 2013 and we have accrued interest on the notes at 15% retroactive to April 4, 2013, representing an additional 2% interest, which additional interest is payable in kind until April 15, 2018 and in cash on subsequent interest dates. We recorded $2.0 million in additional interest expense for the special interest trigger event during the three months ended September 30, 2013.Risks Relating to the Exchange Offer
Holders who fail to exchange their old notes will continue to be subject to restrictions on transfer and may have reduced liquidity after the exchange offer.
If you do not exchange your old notes in the exchange offer, you will continue to be subject to the restrictions on transfer applicable to your old notes. The restrictions on transfer of your old notes arise because we issued the old notes under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may only offer or sell the old notes if they are registered under the Securities Act and applicable state securities laws, or are offered and sold under an exemption from these requirements. We do not plan to register the old notes under the Securities Act.
In addition, we have the right, pursuant to the registration rights agreement related to the notes, to suspend the use of the registration statement in certain circumstances. In the event of such a suspension you would not be able to sell the new notes under the registration statement.
Furthermore, we have not conditioned the exchange offer on receipt of any minimum or maximum principal amount of old notes. As old notes are tendered and accepted in the exchange offer, the principal amount of remaining outstanding old notes will decrease. This decrease could reduce the liquidity of the trading market for the old notes. We cannot assure you of the liquidity, or even the continuation, of the trading market for the outstanding old notes following the exchange offer.
For further information regarding the consequences of not tendering your old notes in the exchange offer, see the discussions below under the captions "The Exchange Offer—Consequences of Exchanging or Failing to Exchange Old Notes" and "Certain U.S. Federal Income Tax Considerations."
You must comply with the exchange offer procedures to receive new notes.
Delivery of new notes in exchange for old notes tendered and accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of the following:

•
certificates for old notes or a book-entry confirmation of a book-entry transfer of old notes into the exchange agent's account at DTC, New York, New York as a depository, including an agent's message, as defined in this prospectus, if the tendering holder does not deliver a letter of transmittal;

•
a complete and signed letter of transmittal, or facsimile copy, with any required signature guarantees, or, in the case of a book-entry transfer, an agent's message in place of the letter of transmittal; and

•	any other documents required by the letter of transmittal.
Therefore, holders of old notes who would like to tender old notes in exchange for new notes should be sure to allow enough time for the necessary documents to be timely received by the exchange agent. We are not required to notify you of defects or irregularities in tenders of old notes for exchange. Old notes that are not tendered or that are tendered but that we do not accept for exchange will, following consummation of the exchange offer, continue to be subject to the existing transfer restrictions under the Securities Act and will no longer have the registration and other rights under the registration rights agreement. See "The Exchange Offer—Procedures for Tendering Old Notes" and "The Exchange Offer—Consequences of Exchanging or Failing to Exchange Old Notes."

Some holders who exchange their old notes may be deemed to be underwriters, and these holders will be required to comply with the registration and prospectus delivery requirements in connection with any resale transaction.
If you exchange your old notes in the exchange offer for the purpose of participating in a distribution of the new notes, you may be deemed to have received restricted securities. If you are deemed to have received restricted securities, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.
In addition, a broker-dealer that purchased old notes for its own account as part of market-making or trading activities must deliver a prospectus meeting the requirements of the Securities Act when it sells new notes it receives in the exchange offer. Our obligation to make this prospectus available to broker-dealers is limited. We cannot guarantee that a proper prospectus will be available to broker-dealers wishing to resell their new notes.

USE OF PROCEEDS
This exchange offer is intended to satisfy our obligations under the registration rights agreement that was executed in connection with the sale of the old notes. We will not receive any proceeds from the exchange offer. You will receive, in exchange for the old notes tendered by you and accepted by us in the exchange offer, new notes in the same principal amount. The old notes surrendered in exchange for the new notes will be retired and will not result in any increase in our outstanding debt. Any tendered but unaccepted old notes will be returned to you and will remain outstanding.

RATIO OF EARNINGS TO FIXED CHARGES
The following table sets forth our ratio of earnings to fixed charges for the years ended December 31, 2012, 2011, 2010, 2009 and 2008, respectively, and for the nine months ended September 30, 2013:

						For the Nine Months Ended September 30, 2013
	For the Year Ended December 31,
	2008	2009	2010	2011	2012
Ratio of earnings to fixed charges (1)	1.6	1.1	—	—	—	—
Deficiency of earnings to cover fixed charges	$—	$—	$(74,151)	$(37,593)	$(33,459)	$(84,229)
_______________________________________________________________________________

(1)
For purposes of determining the ratio of earnings to fixed charges, earnings are defined as earnings before income from equity investments plus fixed charges. Fixed charges consist of interest, whether capitalized or expensed, amortization of issuance costs and the estimated interest component of rent expense.

THE EXCHANGE OFFER
Terms of the Exchange Offer; Period for Tendering Old Notes
On the terms and subject to the conditions set forth in this prospectus, we will accept for exchange old notes that are validly tendered prior to the expiration date and not validly withdrawn as permitted below. When we refer to the term expiration date, we mean 5:00 p.m., New York City time,                 , 2014. We may, however, extend the period of time that the exchange offer is open or earlier terminate the exchange offer. If we extend the exchange offer, the term expiration date means the latest time and date to which the exchange offer is extended.
As of the date of this prospectus, $206,000,000 aggregate principal amount of old notes are outstanding, representing the aggregate principal amount of old notes issued under the indenture, dated as of April 4, 2013. We are sending this prospectus, together with the letter of transmittal, to all holders of old notes known to us on the date of this prospectus.
We expressly reserve the right to extend the period of time that the exchange offer is open, and delay acceptance for exchange of any old notes, by giving written notice of an extension to the holders of the old notes as described below. During any extension, all old notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any old notes not accepted for exchange for any reason will be returned without expense to the tendering holder promptly after the expiration or termination of the exchange offer.
Old notes tendered in the exchange offer must be in denominations of principal amount of $2,000 and integral multiples of $1,000 in excess of $2,000.
We expressly reserve the right to amend or terminate the exchange offer, and not to exchange any old notes, upon the occurrence of any of the conditions to the exchange offer specified under "—Conditions to the Exchange Offer." In the event of a material change in the exchange offer, including the waiver of a material condition, we will extend the offer period if necessary so that at least five business days remain in the offer following notice of the material change. We will give written notice of any extension, amendment, non-acceptance or termination to the holders of the old notes as promptly as practicable. In the case of any extension, we will issue a notice by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.
Procedures for Tendering Old Notes
Your tender to us of old notes as set forth below and our acceptance of old notes will constitute a binding agreement between us and you on the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal. Except as set forth below, to tender old notes for exchange in the exchange offer, you must transmit a properly completed and duly executed letter of transmittal, including all other documents required by the letter of transmittal or, in the case of a book-entry transfer, an agent's message in place of the letter of transmittal, to U.S. Bank National Association, as exchange agent, at the address set forth below under "—Exchange Agent" prior to the expiration date. In addition:

•	certificates for old notes must be received by the exchange agent prior to the expiration date, along with the letter of transmittal, or

•
a timely confirmation of a book-entry transfer, which we refer to in this prospectus as a book-entry confirmation, of old notes, if this procedure is available, into the exchange agent's account at DTC pursuant to the procedure for book-entry transfer described beginning on page 35 must be received by the exchange agent prior to the expiration date, with the letter of transmittal or an agent's message in place of the letter of transmittal, or

•	the holder must comply with the guaranteed delivery procedures described below.
The term "agent's message" means a message, transmitted by DTC to and received by the exchange agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the tendering participant stating that such participant has received and agrees to be bound by the letter of transmittal and that we may enforce such letter of transmittal against such participant.
The method of delivery of old notes, letters of transmittal and all other required documents is at your election and risk. If such delivery is by mail, it is recommended that you use registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. No letter of transmittal or old notes should be sent to us.
Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the old notes surrendered for exchange are tendered:

•	by a holder of the old notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal, or

•	for the account of an Eligible Institution (as defined below).
In the event that signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, such guarantees must be by a firm which is a member of the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange Medallion Program (we refer to each such entity as an "Eligible Institution" in this prospectus). If old notes are registered in the name of a person other than the signer of the letter of transmittal, the old notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as we or the exchange agent determine, duly executed by the registered holders with the signature thereon guaranteed by an Eligible Institution.
We will use our reasonable judgment to make a final and binding determination on all questions as to the validity, form, eligibility, including time of receipt, and acceptance of old notes tendered for exchange. We reserve the absolute right to reject any and all tenders of any particular old note not properly tendered or to not accept any particular old note which acceptance might, in our or our counsel's reasonable judgment, be unlawful. We also reserve the right to waive any defects or irregularities or conditions of the exchange offer as to any particular old note either at or before the expiration date, including the right to waive the ineligibility of any holder who seeks to tender old notes in the exchange offer. Our interpretation of the terms and conditions of the exchange offer as to any particular old note either before or after the expiration date, including the letter of transmittal and the instructions thereto, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes for exchange must be cured within a reasonable period of time, as we determine. We are not, nor is the exchange agent or any other person, under any duty to notify you of any defect or irregularity with respect to your tender of old notes for exchange, and no one will be liable for failing to provide such notification.
If the letter of transmittal is signed by a person or persons other than the registered holder or holders of old notes, such old notes must be endorsed or accompanied by powers of attorney signed exactly as the name(s) of the registered holder(s) that appear on the old notes.
If the letter of transmittal or any old notes or powers of attorneys are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing. Unless waived by us, proper evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.
By tendering old notes, you represent to us that, among other things:

•	the holder is neither our "affiliate," as defined in Rule 405 under the Securities Act, nor a broker-dealer tendering notes acquired directly from us for its own account;

•	any new notes acquired pursuant to the exchange offer are being obtained in the ordinary course of business of the person receiving such new notes, whether or not such person is the holder; and

•
at the time of commencement of the exchange offer, neither the holder nor such other person has any arrangement or understanding with any person to participate in the distribution, as defined in the Securities Act, of the new notes in violation of the Securities Act.

In the case of a holder that is not a broker-dealer, that holder, by tendering, will also represent to us that such holder is not engaged in and does not intend to engage in a distribution, as defined in the Securities Act, of the new notes.
If you are our "affiliate," as defined under Rule 405 under the Securities Act, and engage in or intend to engage in or have an arrangement or understanding with any person to participate in a distribution of such new notes to be acquired pursuant to the exchange offer, you or any such other person:

•	cannot rely on the applicable interpretations of the staff of the SEC;

•	will not be entitled to tender your old notes in the exchange offer; and

•	must comply with the registration requirements of the Securities Act in connection with any resale transaction.
Each broker-dealer that receives new notes for its own account in exchange for old notes that were acquired as a result of market-making or other trading activities must acknowledge that it will comply with the registration and prospectus delivery requirements of the Securities Act in connection with any offer, resale or other transfer of the new notes issued in the exchange offer, including information with respect to any selling holder required by the Securities Act in connection with any resale of the new notes.
Furthermore, any broker-dealer that acquired any of its old notes directly from us:

•
may not rely on the applicable interpretation of the staff of the SEC's position contained in Exxon Capital Holdings Corp., SEC no-action letter (publicly available May 13, 1988), Morgan Stanley & Co. Incorporated, SEC no-action letter (publicly available June 5, 1991) and Shearman & Sterling, SEC no-action letter (publicly available July 2, 1993); and

•	must also be named as a selling noteholder in connection with the registration and prospectus delivery requirements of the Securities Act relating to any resale transaction.
Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such new notes. The letter of transmittal states that by so acknowledging and delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes which were received by the broker-dealer as a result of market-making or other trading activities. See "Plan of Distribution."
Acceptance of Old Notes for Exchange; Delivery of New Notes
Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly after the expiration date, all old notes validly tendered and not validly withdrawn prior to the expiration date, unless we terminate the exchange offer. We will issue the new notes promptly after acceptance of the old notes. See "—Conditions to the Exchange Offer." For purposes of the exchange offer, we will be deemed to have accepted validly tendered old notes for exchange if and when we give oral (confirmed in writing) or written notice to the exchange agent.
The holder of each old note accepted for exchange will receive a new note in a principal amount equal to that of the surrendered old notes. The new notes will bear interest from the most recent date to which interest has been paid on the old notes. If no interest has been paid on the old notes, holders of new notes will receive interest accruing from April 4, 2013. Accordingly, registered holders of new notes on the relevant record date for the first interest payment date following the completion of the exchange offer will receive interest accruing from the most recent date to which interest has been paid or, if no interest has been so paid, from April 4, 2013. Old notes accepted for exchange will cease to accrue interest from and after the date of completion of the exchange offer. Holders of old notes whose old notes are accepted for exchange will not receive any payment for accrued interest on the old notes otherwise payable on any interest payment date, the record date for which occurs on or after completion of the exchange offer and will be deemed to have waived their rights to receive the accrued interest on the old notes.
In all cases, issuance of new notes for old notes that are accepted for exchange will only be made after timely receipt by the exchange agent of:

•	certificates for such old notes or a timely book-entry confirmation of such old notes into the exchange agent's account at DTC;

•	a properly completed and duly executed letter of transmittal or an agent's message in lieu thereof; and

•	all other required documents.
If any tendered old notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if old notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged old notes will be returned without expense to the tendering holder or, in the case of old notes tendered by book-entry transfer into the exchange agent's account at DTC pursuant to the book-entry procedures described below, the non-exchanged old notes will be credited to an account maintained with DTC, promptly after the expiration or termination of the exchange offer.
Book-Entry Transfers
For purposes of the exchange offer, the exchange agent will request that an account be established with respect to the old notes at DTC within two business days after the date of this prospectus, unless the exchange agent already has established an account with DTC suitable for the exchange offer. Any financial institution that is a participant in DTC may make book-entry delivery of old notes by causing DTC to transfer such old notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfer. Although delivery of old notes may be effected through book-entry transfer at DTC, the letter of transmittal or facsimile thereof or an agent's message in lieu thereof, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the exchange agent at the address set forth under "—Exchange Agent" prior to the expiration date or the guaranteed delivery procedures described below must be complied with.
The exchange agent and the book-entry transfer facility have confirmed that any financial institution that is a participant in the book-entry transfer facility may utilize the book-entry transfer facility Automated Tender Offer Program, or ATOP, procedures to tender old notes. Any participant in the book-entry transfer facility may make book-entry delivery of old notes by causing the book-entry transfer facility to transfer such old notes into the exchange agent's account in accordance with the book-entry transfer facility's ATOP procedures for transfer. However, the exchange for the old notes so tendered will only be made after a book-entry confirmation of the book-entry transfer of old notes into the exchange agent's account, and timely receipt by the exchange agent of an agent's message and any other documents required by the letter of transmittal. The term "agent's message" means a message, transmitted by the book-entry transfer facility and received by the exchange agent and forming part of a book-entry confirmation, which states that the book-entry transfer facility has received an express acknowledgment from a participant tendering old notes that are the subject of such book-entry confirmation that such participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce such agreement against such participant.
Guaranteed Delivery Procedures
If you desire to tender your old notes and your old notes are not immediately available, or time will not permit your old notes or other required documents to reach the exchange agent before the expiration date, a tender may be effected if:

•
prior to the expiration date, the exchange agent receives from such Eligible Institution a notice of guaranteed delivery, substantially in the form we provide, by telegram, telex, facsimile transmission, mail or hand delivery, setting forth your name and address, the amount of old notes tendered, stating that the tender is being made thereby and guaranteeing that within three New York Stock Exchange ("NYSE") trading days after the date of execution of the notice of guaranteed delivery, the certificates for all physically tendered old notes, in proper form for transfer, or a book-entry confirmation, as the case may be, together with a properly completed and duly executed appropriate letter of transmittal or facsimile thereof or agent's message in lieu thereof, with any required signature guarantees and any other documents required by the letter of transmittal will be deposited by such Eligible Institution with the exchange agent; and

•
the certificates for all physically tendered old notes, in proper form for transfer, or a book-entry confirmation, as the case may be, together with a properly completed and duly executed appropriate letter of transmittal or facsimile thereof or agent's message in lieu thereof, with any required signature guarantees and all other documents required by the letter of transmittal, are received by the exchange agent within three NYSE trading days after the date of execution of the notice of guaranteed delivery.

Withdrawal Rights
You may withdraw your tender of old notes at any time prior to the expiration date. To be effective, a written notice of withdrawal must be received by the exchange agent at the address set forth under "—Exchange Agent." This notice must specify:

•	the name of the person having tendered the old notes to be withdrawn;

•	the old notes to be withdrawn, including the principal amount of such old notes; and

•	where certificates for old notes have been transmitted, the name in which such old notes are registered, if different from that of the withdrawing holder.
If certificates for old notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of the certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution, unless such holder is an Eligible Institution. If old notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn old notes and otherwise comply with the procedures of DTC.
We will use our reasonable judgment to make a final and binding determination on all questions as to the validity, form and eligibility, including time of receipt, of such notices. Any old notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any old notes tendered for exchange but not exchanged for any reason will be returned to the holder without cost to the holder, or, in the case of old notes tendered by book-entry transfer into the exchange agent's account at DTC pursuant to the book-entry transfer procedures described above, the old notes will be credited to an account maintained with DTC for the old notes promptly after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn old notes may be re-tendered by following one of the procedures described under "—Procedures for Tendering Old Notes" above at any time prior to the expiration date.
Conditions to the Exchange Offer
Notwithstanding any other provision of the exchange offer, we are not required to accept for exchange, or to issue new notes in exchange for, any old notes and may terminate or amend the exchange offer, if any of the following events occur prior to the expiration of the exchange offer:

•	the exchange offer violates any applicable law or applicable interpretation of the staff of the SEC;

•	an action or proceeding shall have been instituted or threatened in any court or by any governmental agency that might materially impair our ability to proceed with the exchange offer;

•	we shall not have received all governmental approvals that we deem necessary to consummate the exchange offer; or

•	there has been proposed, adopted, or enacted any law, statute, rule or regulation that, in our reasonable judgment, would materially impair our ability to consummate the exchange offer.
The conditions stated above are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any condition or may be waived by us in whole or in part at any time in our reasonable discretion. Our failure at any time to exercise any of the foregoing rights will not be deemed a waiver of any such right and each such right will be deemed an ongoing right which may be asserted at any time.
In addition, we will not accept for exchange any old notes tendered, and we will not issue new notes in exchange for any such old notes, if at such time any stop order by the SEC is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part, or the indenture is no longer qualified under the Trust Indenture Act.
Exchange Agent
U.S. Bank National Association has been appointed as the exchange agent for the exchange offer. All executed letters of transmittal should be directed to the exchange agent at the address set forth below. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery should be directed to the exchange agent addressed as follows:
U.S. Bank National Association, Exchange Agent

By Mail:	By Hand or Courier:	By Facsimile:
U.S. Bank National Association	U.S. Bank National Association	651-495-8158
Attn: Specialized Finance	Attn: Specialized Finance	Attention: Specialized Finance
60 Livingston Avenue	111 Fillmore Avenue	Confirm via email:
Mail Station—EP-MN-WS2N	St. Paul, MN 55107-1402	escrowexchangepayments@usbank.com
St. Paul, MN 55107-2292	U.S. Bank National Association
        DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF SUCH LETTER OF TRANSMITTAL VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF THE LETTER OF TRANSMITTAL.
Fees and Expenses
The principal solicitation is being made by mail by U.S. Bank National Association, as exchange agent. We will pay the exchange agent customary fees for its services, reimburse the exchange agent for its reasonable out-of-pocket expenses incurred in connection with the provision of these services and pay other registration expenses, including fees and expenses of the trustee under the indenture relating to the notes, filing fees, blue sky fees and printing and distribution expenses. We will not make any payment to brokers, dealers or others soliciting acceptances of the exchange offer.
Additional solicitation may be made by telephone, facsimile or in person by our and our affiliates' officers and regular employees and by persons so engaged by the exchange agent.
Accounting Treatment
We will record the new notes at the same carrying value as the old notes, as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes. The expenses of the exchange offer will not be amortized over the term of the new notes.
Transfer Taxes
You will not be obligated to pay any transfer taxes in connection with the tender of old notes in the exchange offer unless you instruct us to register new notes in the name of, or request that old notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder. In those cases, you will be responsible for the payment of any potentially applicable transfer tax.
Consequences of Exchanging or Failing to Exchange Old Notes

The information below concerning specific interpretations of and positions taken by the staff of the SEC is not intended to constitute legal advice, and holders should consult their own legal advisors with respect to those matters.
If you do not exchange your old notes for new notes in the exchange offer, your old notes will continue to be subject to the provisions of the indenture relating to the notes regarding transfer and exchange of the old notes and the restrictions on transfer of the old notes described in the legend on your old notes. These transfer restrictions are required because the old notes were issued under an exemption from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the old notes may not be offered or sold unless registered under the Securities Act, except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not plan to register the old notes under the Securities Act. Holders of old notes that do not exchange old notes for new notes in the exchange offer will no longer have any registration rights with respect to their old notes (except in the case of the initial purchasers and participating broker-dealers as provided in the registration rights agreement).
Under existing interpretations of the Securities Act by the SEC's staff contained in several no-action letters to third parties, and subject to the immediately following sentence, we believe that the new notes would generally be freely transferable by holders after the exchange offer without further registration under the Securities Act, subject to certain representations required to be made by each holder of new notes, as set forth below. However, any purchaser of new notes who is one of our "affiliates" as defined in Rule 405 under the Securities Act or who intends to participate in the exchange offer for the purpose of distributing the new notes:

•	will not be able to rely on the interpretation of the SEC's staff;

•	will not be able to tender its old notes in the exchange offer; and

•
must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the new notes unless such sale or transfer is made pursuant to an exemption from such requirements. See "Plan of Distribution."

We do not intend to seek our own interpretation regarding the exchange offer, and there can be no assurance that the SEC's staff would make a similar determination with respect to the new notes as it has in other interpretations to other parties, although we have no reason to believe otherwise.
Each broker-dealer that receives new notes for its own account in exchange for old notes, where the old notes were acquired by it as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the new notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes which were received by the broker-dealer as a result of market-making or other trading activities.

DESCRIPTION OF THE NEW NOTES
In this Description of the New Notes, when we refer to the "Company", "we" or "us" we refer to American Apparel, Inc., a Delaware corporation, and not to any of its Subsidiaries. You can find the definitions of certain capitalized terms used in this description under "—Certain Definitions."
The Company will issue the new notes under an indenture (as amended or supplemented from time to time, the "Indenture"), dated as of April 4, 2013, among the Company, the Guarantors and U.S. Bank National Association, as Trustee (in such capacity, the "Trustee") and Collateral Agent (in such capacity, the "Collateral Agent"). This is the same indenture under which the old notes were issued. The terms of the new notes will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the "TIA"). The term "Notes" shall also include the new notes and any old notes that remain outstanding following the exchange offer.
The following is a summary of the material provisions of the Indenture and the Collateral Agreements, but it does not include all of the provisions of the Indenture or the Collateral Agreements. We urge you to read the Indenture and the Collateral Agreements because they define your rights. You can obtain a copy of the Indenture and the material Collateral Agreements, when available, in the manner described under "Where You Can Find More Information" from the Company.
The registered holder of a Note will be treated as its owner for all purposes. Only registered holders will have rights under the Indenture. Any old notes that remain outstanding after the exchange offer, together with the new notes issued in connection with the exchange offer, will be treated as a single class of securities under the indenture
The New Notes Versus the Old Notes
The new notes are substantially identical to the old notes except that the transfer restrictions, registration rights and additional interest provisions relating to the old notes described in the registration rights agreement do not apply to the new notes.
Brief Description of the Notes and the Guarantees
The Notes
The Notes will:

•	be senior secured obligations of the Company;

•
rank equal in right of payment with all other senior obligations of the Company, including all borrowings under the Credit Agreement (without giving effect to collateral arrangements), and senior in right of payment to all Indebtedness that by its terms is subordinated to the Notes;

•
pursuant to the Intercreditor Agreement, be secured by a Lien on the Notes Priority Collateral (as defined under "—Collateral" below) of the Company that will be contractually senior to the Lien on such Notes Priority Collateral that secures obligations under the Credit Agreement, subject to Permitted Liens;

•
pursuant to the Intercreditor Agreement, be secured by a Lien on the Credit Facility Priority Collateral (as defined under "—Collateral" below) of the Company that will be contractually subordinated to the Lien on such Credit Facility Priority Collateral that secures obligations under the Credit Agreement, subject to Permitted Liens;

•
be effectively junior to the Company's obligations under the Credit Agreement, to the extent of the value of the Credit Facility Priority Collateral of the Company securing such obligations, and effectively senior to the Company's obligations under the Credit Agreement and other Indebtedness secured on a junior priority basis by Liens on the Notes Priority Collateral of the Company to the extent of the value of the Notes Priority Collateral of the Company;

•
be fully and unconditionally guaranteed, subject to customary release provisions, on a senior secured basis, jointly and severally, by all of the Company's existing and future Domestic Restricted Subsidiaries (other than any Immaterial Subsidiaries), as set forth under "—The Guarantees" below; and

•	be structurally subordinated to all liabilities and Preferred Stock of Subsidiaries of the Company that are not Guarantors, including all of the Company's Foreign Subsidiaries.
As of September 30, 2013, the Company and the Guarantors had $246.9 million of senior Indebtedness outstanding, including $202.1 million of secured Indebtedness in respect of the Notes and $32.8 million outstanding under the Credit Agreement. In addition, the Company had an additional $15.2 million of borrowing capacity (including outstanding letters of credit) under the Credit Agreement, which, if borrowed, would be effectively senior to all of the Company's and the Guarantors' obligations with respect to the Notes and the Guarantees, to the extent of the value of the Credit Facility Priority Collateral securing such obligations.
The Guarantees

The Notes will initially be fully and unconditionally guaranteed, subject to customary release provisions (see "—Guarantees" below), on a senior secured basis, jointly and severally, by all of our existing and future direct and indirect Domestic Restricted Subsidiaries (other than any Immaterial Subsidiaries). Each Guarantee of a Guarantor will:

•	be a senior secured obligation of such Guarantor;

•
rank equal in right of payment with all other senior obligations of such Guarantor, including all of such Guarantor's obligations under the Credit Agreement (without giving effect to collateral arrangements), and senior in right of payment to all Indebtedness that by its terms is subordinated to the Guarantee of such Guarantor;

•
pursuant to the Intercreditor Agreement, be secured by a Lien on the Notes Priority Collateral of such Guarantor that will be contractually senior to the Lien on the Notes Priority Collateral that secures such Guarantor's obligations under the Credit Agreement, subject to Permitted Liens;

•
pursuant to the Intercreditor Agreement, be secured by a Lien on the Credit Facility Priority Collateral of such Guarantor that will be contractually subordinated to the Lien on the Credit Facility Priority Collateral that secures such Guarantor's obligations under the Credit Agreement, subject to Permitted Liens;

•
be effectively junior to such Guarantor's obligations under the Credit Agreement, to the extent of the value of the Credit Facility Priority Collateral of such Guarantor securing such obligations, and effectively senior to such Guarantor's obligations under the Credit Agreement and other Indebtedness secured on a junior priority basis by Liens on the Notes Priority Collateral of such Guarantor to the extent of the value of such Notes Priority Collateral; and

•	be structurally subordinated to all liabilities and Preferred Stock of Subsidiaries of such Guarantor that are not Guarantors, including all of the Company's Foreign Subsidiaries.
Principal, Maturity and Interest
The Company will issue the Notes in fully registered form in denominations of $2,000 and integral multiples of $1,000. The Notes are unlimited in aggregate principal amount. The Company issued $206.0 million in aggregate principal amount of old notes, and will issue up to $206.0 million in aggregate principal amount of new notes (in exchange for such old notes) in this exchange offer. In addition, in the event the Company is required to issue additional notes in lieu of a portion of the cash interest payments upon the occurrence of a Special Interest Trigger Event as described below, the Company is also offering to issue up to an additional $19.5 million aggregate principal amount of new notes, which amount represents the Company's estimate of the maximum principal amount of such additional notes that would be required to be issued, in exchange for a like aggregate principal amount of old notes.
The Company may also issue additional Notes ("Additional Notes") from time to time, subject to the limitations set forth under "—Certain Covenants—Limitation on Incurrence of Additional Indebtedness and Issuance of Disqualified Capital Stock and Preferred Stock" and "—Certain Covenants—Limitation on Liens." The Notes and any Additional Notes will be substantially identical, other than the issuance dates, the issuance prices and the dates from which interest will accrue, and will be treated as a single class for all purposes under the Indenture, including for waivers, amendments, redemptions and offers to purchase. Unless the context otherwise requires, for all purposes of the Indenture and this "Description of the New Notes," references to the Notes include any Additional Notes actually issued. Any Additional Notes issued will be secured, equally and ratably with the Notes. As a result, the issuance of Additional Notes will have the effect of diluting the security interest of the Collateral for the then outstanding Notes. Because, however, any Additional Notes may not be fungible with the Notes for federal income tax purposes, they may have a different CUSIP number or numbers and be represented by a different global Note or Notes.
The Notes will mature on April 15, 2020.
Interest on the Notes will accrue at the rate of 13.0% per annum and will be due and payable by us semiannually in cash on each April 15 and October 15, commencing on October 15, 2013, to the Persons who are registered Holders at the close of business on each April 1 and October 1 immediately preceding the applicable interest payment date. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the Issue Date. The Company will pay interest on overdue principal of and premium, if any, on the Notes at 1% per annum in excess of the above rate and will pay interest on overdue installments of interest at such rate to the extent lawful. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.
If a Special Interest Trigger Event occurs, interest on the Notes will accrue at the rate of 15.0% per annum, retroactive to the Issue Date. If a Special Interest Trigger Event occurs, for any interest payment date prior to April 15, 2018, the Company will, in lieu of the payment in cash of interest due on the Notes which is in excess of 13.0% per annum (other than default interest as described above), pay such amount in excess of 13.0% per annum (and only such excess amount) (the "Special Interest") by adding such Special Interest to the principal amount of the Notes on such interest payment date. If a Special Interest Trigger Event occurs, the Special Interest will apply retroactively to the Issue Date and the Company will pay an amount equal to such Special Interest owning on the Notes since the Issue Date on April 15, 2014. For each interest payment date on or after April 15, 2018, interest on the Notes will be payable only in cash.
As of September 30, 2013, the Company determined it is probable that a Special Interest Trigger Event under the Indenture will occur as of December 31, 2013 and recorded $2.0 million in additional interest expense for the Special Interest Trigger Event during the three months ended September 30, 2013. See "Summary - Recent Developments".
Additional Interest may accrue on the Notes in certain circumstances if we do not consummate this exchange offer, as provided in the Registration Rights Agreement.
Paying Agent; Method of Receiving Payment on the Notes
The Trustee will initially act as paying agent and registrar for the Notes. We may change any paying agent and registrar without notice to Holders. We will pay principal (and premium, if any) on definitive Notes at the Trustee's corporate trust office. At our option, we may pay interest on definitive Notes at the Trustee's corporate trust office or by check mailed to the registered address of each Holder. All payments of principal (and premium, if any) and interest on global Notes will be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof and in accordance with applicable procedures of DTC.
Transfer and Exchange
A Holder may transfer or exchange Notes in accordance with the transfer and exchange provisions of the Indenture. A Holder may present definitive Notes for registration of transfer and exchange at the offices of the registrar, which initially will be the Trustee's corporate trust office. No service charge will be made for any registration of transfer or exchange or redemption of Notes, but we may require payment in certain circumstances of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Interests in global Notes may be transferred in accordance with applicable DTC procedures. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note (1) for a period of 15 days prior to the giving of a notice of redemption of Notes to be redeemed or (2) tendered and not withdrawn in connection with a Change of Control Offer or a Net Proceeds Offer. The Company is not required, and does not intend, to list the Notes on any securities exchange.
Collateral
Generally
Pursuant to the Collateral Agreements, the Notes, the Guarantees and the other Indenture Obligations will be secured by (i) a Lien on the Notes Priority Collateral that will be contractually senior to a Lien on the Notes Priority Collateral that secures the Credit Agreement and (ii) a Lien on the Credit Facility Priority Collateral that is contractually subordinated to a Lien on the Credit Facility Priority Collateral that secures the Credit Agreement, in each case subject to Permitted Liens.
"Notes Priority Collateral" means all existing and future property and assets owned by the Company and the Guarantors, whether real, personal or mixed, with respect to which a Lien is granted or held as security for the Indenture Obligations (other than any Excluded Assets or Credit Facility Priority Collateral).
"Excluded Assets" include:
(1)   vehicles and other property covered by certificates of title or ownership to the extent that a security interest therein cannot be perfected solely by filing a UCC-1 financing statement in the jurisdiction of organization of the owner thereof;
(2)   owned real property having a Fair Market Value less than $2.5 million and leasehold interests in real property with respect to which the Company or any Guarantor is a tenant or subtenant;
(3)   any asset or property right of any nature if the grant of such security interest shall constitute or result in (A) the abandonment, invalidation or unenforceability of such asset or property right or the loss of use of such asset or property right or (B) a breach, termination or default under any lease, license, contract or agreement, other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity, to which the Company or any Guarantor is party;
(4)   any asset or property right of any nature to the extent that any applicable law or regulation prohibits the creation of a security interest thereon (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law or principles of equity);

(5)   the voting Capital Stock of any Foreign Subsidiary in excess of 65% of all of the outstanding voting Capital Stock of such Foreign Subsidiary;
(6)   property and assets owned by the Company or any Guarantor that are the subject of Permitted Liens described in clause (6), (7) or (13) of the definition thereof for so long as such Permitted Liens are in effect and the Indebtedness secured thereby otherwise prohibits any other Liens thereon;
(7)   (i) deposit and securities accounts the balance of which consists exclusively of (a) withheld income taxes and federal, state or local employment taxes in such amounts as are required to be paid to the Internal Revenue Service or state or local government agencies within the following two months with respect to employees of the Company or any Guarantor, and (b) amounts required to be paid over to an employee benefit plan pursuant to DOL Reg. Sec. 2510.3-102 on behalf of or for the benefit of employees of the Company or any Guarantor, (ii) all segregated deposit accounts constituting (and the balance of which consists solely of funds set aside in connection with) tax accounts and trust accounts, (iii) deposit accounts or securities accounts specially and exclusively used in the ordinary course of business for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of the Company's or any Guarantor's salaried employees, which accounts are funded only in the ordinary course of business and not in excess of any amounts necessary to fulfill payroll obligations that are then currently owing, (iv) pension fund accounts and 401(k) accounts, (v) local depository accounts and securities accounts so long as such accounts are for transfer to, and are subject to regular automated sweeps to, a concentration account, and (vi) deposit accounts, securities accounts and commodities accounts having a balance of less than $2.5 million at any time in the aggregate for all such accounts;
(8)   any Capital Stock and other securities of any Subsidiary of the Company or any Guarantor to the extent that the pledge of such Capital Stock or other securities to secure the Notes or the Guarantees would cause such Subsidiary to be required to file separate financial statements with the SEC pursuant to Rule 3-16 of Regulation S-X;
(9)   any intent-to-use trademark applications filed in the United States Patent and Trademark Office to the extent that, and solely during the period in which the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable law; provided that, upon submission and acceptance by the United States Patent and Trademark Office of an amendment to allege use pursuant to 15 U.S.C. Section 1060(a) (or any successor provision), such intent-to-use trademark application shall cease to be considered an Excluded Asset;
(10) any commercial tort claims, whether now owned or hereafter acquired, if the amount of all such commercial tort claims do not exceed $2.5 million in the aggregate;
(11) Capital Stock of any Unrestricted Subsidiary; and
(12) Capital Stock of any Person (other than a Restricted Subsidiary), to the extent, and for so long as, such pledge is not permitted or is restricted by the terms of such Person's organizational or joint venture documents or other agreements with holders of such Capital Stock;
provided, that notwithstanding the foregoing, no asset described in clause (1) through (7) or (9) through (12) above shall constitute an "Excluded Asset" if such asset is subject to a Permitted Lien described in clause (18) of the definition thereof.
The Capital Stock of the Company's existing Canadian Subsidiaries is currently pledged to secure the Canadian Credit Agreement. Accordingly the Lien in favor of the Collateral Agent (for the benefit of the Holders) of 65% of the Capital Stock of the Canadian Subsidiaries owned by the Company and the Guarantors will be junior in priority to the Liens on such Capital Stock securing the Canadian Credit Agreement. The rights and remedies of the Collateral Agent, the Trustee and the Holders with respect to such Liens will be subject to the Canadian Intercreditor Agreement.
The "Credit Facility Priority Collateral" consists of all of the Company's and each Guarantor's existing and future assets, consisting of: (i) accounts, (ii) inventory, (iii) cash, (iv) deposit accounts and all cash, checks and other instruments on deposit therein or credited thereto, (v) securities accounts and all investment property, (vi) tax refunds, (vii) intercompany notes and obligations, (viii) proceeds of business interruption insurance, (ix) royalties and contract and license rights, (x) instruments, documents, chattel paper (whether tangible or electronic), drafts and acceptances, payment intangibles and all supporting obligations and general intangibles to the extent they arise out of or relate to the foregoing in clauses (i) through (ix), and (xi) books, records and the proceeds of the foregoing (including insurance proceeds of the foregoing). Notwithstanding anything to the contrary in the immediately preceding sentence, the following shall not constitute Credit Facility Priority Collateral: (w) trademarks, licenses, trade names, patents, trade secrets, domain names, and copyrights of the Company or any Guarantor, and general intangibles necessary for the operation of the equipment, machinery and motor vehicles, including warranties and operational manuals and similar items, (x) any Capital Stock of any direct or indirect Subsidiary of the Company, (y) any general intangibles relating to any of the foregoing, and (z) the identifiable proceeds of each of the foregoing.

The value of the Collateral at any time will depend on market and other economic conditions, including the availability of suitable buyers for the Collateral. In the event of a foreclosure, liquidation, bankruptcy or similar proceeding, no assurance can be given that the proceeds from any sale or liquidation of the Collateral will be sufficient to pay the Company's Obligations under the Notes or any of the Guarantees thereof, in full or at all.
The right of the Collateral Agent to repossess and dispose or otherwise exercise remedies in respect of the Collateral upon the occurrence of an Event of Default is likely to be significantly impaired by applicable bankruptcy law if a bankruptcy proceeding were to be commenced by or against the Company or any Guarantor prior to the Collateral Agent having repossessed and disposed of the Collateral or otherwise completed the exercise of its remedies with respect to the Collateral. Under the Bankruptcy Code, a secured creditor such as the Collateral Agent is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from such debtor, without bankruptcy court approval. Moreover, the Bankruptcy Code permits the debtor to continue to retain and to use collateral even though the debtor is in default under the applicable debt instruments; provided that, under the Bankruptcy Code, the secured creditor is given "adequate protection." The meaning of the term "adequate protection" may vary according to circumstances, but it is intended in general to protect the value of the secured creditor's interest in the collateral securing the obligations owed to it and may include cash payments or the granting of additional security, if and at such times as the bankruptcy court in its discretion determines, for any diminution in the value of such collateral as a result of the stay of repossession or disposition or any use of the collateral by the debtor during the pendency of the bankruptcy case. In view of the lack of a precise definition of the term "adequate protection" and the broad discretionary powers of a bankruptcy court, it is impossible to predict how long payments under the Notes or the Guarantees could be delayed following commencement of a bankruptcy case, whether or when the Collateral Agent could repossess or dispose of the Collateral or whether or to what extent Holders would be compensated for any delay in payment or loss of value of the Collateral through the requirement of "adequate protection."
Moreover, the Collateral Agent may need to evaluate the impact of the potential liabilities before determining to foreclose on Collateral consisting of real property because a secured creditor that holds a lien on real property may be held liable under environmental laws for the costs of remediating or preventing release or threatened releases of hazardous substances at such real property. Consequently, the Collateral Agent may decline to foreclose on such Collateral or exercise remedies available if it does not receive indemnification to its satisfaction from the Holders.
The Collateral Agent's ability to foreclose on the Collateral may be subject to lack of perfection, the consent of third parties, prior liens and practical problems associated with the realization of the Collateral Agent's Lien on the Collateral.
Certain security interests in the Collateral may not have been in place on the Issue Date or may not have been perfected on the Issue Date. For example, some of the instruments and other documents, such as UCC fixture filings and account control agreements, required to perfect a security interest may not have been delivered and/or, if applicable, recorded on or prior to such date. To the extent any such security interest was not perfected by such date, the Company and the Guarantors will use their commercially reasonable efforts to perform all acts and things that may be required, including obtaining any required consents from third parties, to have all security interests in the Collateral duly created and enforceable and perfected, to the extent required by the security documents, promptly following the Issue Date and, in any event, prior to the date that is 30 days following the Issue Date, as such deadline may be extended pursuant to the terms of the security documents, subject to certain exceptions. See "Risk Factors—Risks Relating to the Notes—The rights of holders of notes to the collateral securing the notes may be adversely affected by the failure to perfect security interests in the collateral and other issues generally associated with the realization of security interests in collateral." In addition, the Company and the Guarantors will not be required to cause the Collateral Agent to have "control" with respect to any deposit or securities account so long as the average monthly balance for all such deposit and securities accounts does not exceed $2.5 million or any deposit or security account that is an Excluded Asset pursuant to clause (7) of the definition of "Excluded Assets".
Intercreditor Agreement
The Collateral Agent, on behalf of itself, the Trustee and the Holders, and the Administrative Agent, on behalf of itself and the Credit Facility Lenders, will enter into the Intercreditor Agreement. By their acceptance of the Notes, the Holders will be deemed to have authorized and directed the Trustee to enter into the Intercreditor Agreement, which will, among other things, provide for the following:
Lien Priorities.    Notwithstanding (i) the date, manner or order of grant, attachment or perfection of any Liens (including the time of filing or recording of financing statements, mortgages or other documents filed or recorded to perfect any Liens or the time of taking possession or control over any Collateral) granted to the Collateral Agent, the Trustee or the Holders on the Credit Facility Priority Collateral or of any Liens granted to the Administrative Agent or the Credit Facility Lenders on the Credit Facility Priority Collateral, (ii) any provision of the Uniform Commercial Code as in effect from time to time in the State of New York (the "UCC") or any other applicable law or the Indenture Documents or the Credit Facility Documents or any other circumstance whatsoever and (iii) any rules for determining priority under any law governing relative priorities of Liens, so long as the Discharge of the Credit Facility Claims has not occurred: (a) any Lien on the Credit Facility Priority Collateral now or hereafter held by or on behalf of the Administrative Agent or any Credit Facility Lenders or any agent or trustee therefor securing any Credit Facility Claims, will be senior in all respects and prior to any Lien thereon that secures any of the Indenture Obligations (except for Excess Credit Facility Claims); and (b) any Lien on such Credit Facility Priority Collateral now or hereafter held by or on behalf of the Collateral Agent, the Trustee or any Holders or any agent or trustee therefor securing any Indenture Obligations, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, will be junior and subordinate in all respects to all Liens thereon that secure any Credit Facility Claims (except for Excess Credit Facility Claims). Notwithstanding (i) the date, manner or order of grant, attachment or perfection of any Liens granted to the Administrative Agent or the Credit Facility Lenders on the Notes Priority Collateral or of any Liens (including the time of filing or recording of financing statements, mortgages or other documents filed or recorded to perfect any Liens or the time of taking possession or control over any Collateral) granted to the Collateral Agent, the Trustee or the Holders on the Notes Priority Collateral, (ii) any provision of the UCC or any other applicable law or the Credit Facility Documents or the Indenture Documents or any other circumstance whatsoever and (iii) any rules for determining priority under any law governing relative priorities of Liens, so long as the Discharge of Indenture Obligations has not occurred: (a) any Lien on the Notes Priority Collateral now or hereafter held by or on behalf of the Collateral Agent, the Trustee or any Holders or any agent or trustee therefor securing any Indenture Obligations, will be senior in all respects and prior to any Lien thereon that secures any of the Credit Facility Claims (except for Excess Indenture Obligations); and (b) any Lien on such Notes Priority Collateral now or hereafter held by or on behalf of the Administrative Agent or any Credit Facility Lenders or any agent or trustee therefor securing any Credit Facility Claims, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, will be junior and subordinated in all respects to all Liens thereon that secure any Indenture Obligations (except for Excess Indenture Obligations).
Prohibition on Contesting Liens.    The Collateral Agent, on behalf of itself, the Trustee and each Holder, and the Administrative Agent, on behalf of itself and each Credit Facility Lender, will agree that it will not and will waive any right to contest or support any other Person in contesting, in any proceeding (including any insolvency or liquidation proceeding), the priority, validity, perfection or enforceability of a Lien held by or on behalf of any of the Credit Facility Lenders in the Common Collateral or by or on behalf of any of the Holders in the Common Collateral, as the case may be; provided that nothing in the Intercreditor Agreement shall be construed to prevent or impair the rights of: (a) the Administrative Agent or any Credit Facility Lender to enforce the Intercreditor Agreement, including the priority of the Liens on Credit Facility Priority Collateral securing the Credit Facility Claims; or (b) the Collateral Agent, the Trustee or any Holder to enforce the Intercreditor Agreement, including the priority of the Liens on Notes Priority Collateral securing the Indenture Obligations.
No New Liens.    The Administrative Agent, on behalf of itself and each Credit Facility Lender, agrees that, so long as the Discharge of Indenture Obligations has not occurred, it shall not obtain a Lien on any asset or property of the Company or any Guarantor (other than such Liens granted on the Issue Date) unless the Collateral Agent concurrently obtains a Lien thereon or waives its rights under the relevant provision; provided, however, that the refusal of the Collateral Agent to accept a Lien on any property of the Company or any Guarantor shall not prohibit the taking of a Lien by the Administrative Agent. The Collateral Agent, on behalf of itself, the Trustee and the Holders, agrees that, so long as the Discharge of Credit Facility Claims has not occurred, it shall not obtain a Lien on any asset or property of the Company or any Guarantor (other than such Liens granted on the Issue Date) unless the Administrative Agent concurrently obtains a Lien thereon or waives its rights under the relevant provision; provided, however, that the refusal of the Administrative Agent to accept a Lien on any property of the Company or any Guarantor shall not prohibit the taking of a Lien by the Collateral Agent. If the Collateral Agent, on behalf of itself and the Holders, shall acquire any Lien on any property of the Company or any Guarantor or any of its Subsidiaries securing any Obligations which property is not also subject to the Lien of the Administrative Agent and such property would otherwise be Credit Facility Priority Collateral, then the Collateral Agent shall, without the need for any further consent of any other Person (x) hold and be deemed to have held such Lien and security interest on such property for the benefit of the Administrative Agent with respect to the Credit Facility Priority Collateral as security for the Credit Facility Claims, or (y) if directed by the Administrative Agent, release such Lien. If the Administrative Agent shall acquire any Lien on any property of the Company or any Guarantor or any of its Subsidiaries securing any Credit Facility Claims which property is not also subject to the Lien of the Collateral Agent, on behalf of itself and the Holders, and such property would otherwise be Indenture Priority Collateral, then the Administrative Agent shall, without the need for any further consent of any other Person (x) hold and be deemed to have held such Lien and security interest on such property for the benefit of the Collateral Agent, on behalf of itself and the Holders, with respect to the Indenture Priority Collateral as security for the Indenture Obligations, or (y) if directed by the Collateral Agent, release such Lien. To the extent any additional Liens are granted on any asset or property pursuant to the foregoing, the priority of such additional Liens shall be determined in accordance with the Lien priority provisions in the Intercreditor Agreement. To the extent the foregoing is not complied with for any reason, without limiting any other right or remedy available to the Administrative Agent or the Collateral Agent, as applicable, the Administrative Agent, on behalf of itself and the Credit Facility Lenders, and the Collateral Agent, on behalf of itself, the Trustee and the Holders, agrees that any amounts received by or distributed to any of the Credit Facility Lenders or the Holders pursuant to or as a result of any Lien granted in contravention of the foregoing shall be subject to "—Application of Proceeds".
Exercise of Remedies in Respect of Credit Facility Priority Collateral.    So long as the Discharge of Credit Facility Claims has not occurred, whether or not any insolvency or liquidation proceeding has been commenced by or against the Company or any Guarantor, (a) the Collateral Agent, the Trustee and the Holders will not exercise or seek to exercise any rights or remedies (including set-off) with respect to any Credit Facility Priority Collateral that secures any Indenture Obligations, institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure), contest, protest or object to any foreclosure proceeding or action brought by the Administrative Agent or any Credit Facility Lender, the exercise of any right under any Indenture Document or any lockbox agreement, control agreement, blocked account agreement, landlord waiver or bailee's letter or similar agreement or arrangement to which the Collateral Agent, the Trustee or any Holder is a party relating to any Credit Facility Priority Collateral, or exercise any other rights and remedies relating to the Credit Facility Priority Collateral under the Indenture Documents or otherwise, or object to the forbearance by the Credit Facility Lenders from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Credit Facility Priority Collateral, and (b) the Administrative Agent and the Credit Facility Lenders will have the exclusive right to enforce rights, exercise remedies (including set-off and the right to credit bid their debt) and make determinations regarding the release, disposition, or restrictions with respect to the Credit Facility Priority Collateral without any consultation with or the consent of the Collateral Agent, the Trustee or any Holder; provided, however, that (i) in any insolvency or liquidation proceeding commenced by or against the Company or any Guarantor, the Collateral Agent may file a proof of claim or statement of interest with respect to the Indenture Obligations, subject to the limitations contained in the Intercreditor Agreement, (ii) the Collateral Agent may take any action (not adverse to the prior Liens on the Credit Facility Priority Collateral that secures the Indenture Obligations, or the rights of the Administrative Agent or the Credit Facility Lenders to exercise remedies in respect thereof) in order to preserve or protect its Lien on such Credit Facility Priority Collateral so long as such action is consistent with the terms and limitations on the Collateral Agent, the Trustee and the Holders imposed by the Intercreditor Agreement, and (iii) the Collateral Agent may take any action to foreclose upon any such Credit Facility Priority Collateral so long as (1) 180 days have elapsed from the date that the Collateral Agent has given written notice to the Administrative Agent of the occurrence of an Event of Default (under and as defined in the Indenture Documents) and the acceleration of the Indenture Obligations, (2) the Administrative Agent is not diligently pursuing in good faith the exercise of its enforcement rights or remedies against such Credit Facility Priority Collateral at the end of such 180-day period, and (3) the proceeds received by the Collateral Agent, the Trustee or any Holder in connection with such foreclosure action by the Collateral Agent is applied pursuant to "—Application of Proceeds;" provided further that, to the extent the Administrative Agent or the Credit Facility Lenders are stayed or otherwise prohibited by law from exercising such rights or remedies in respect of the relevant Credit Facility Priority Collateral during such 180-day period, then the foregoing 180-day period will be automatically extended by the number of days of such stay or prohibition; provided, that neither the Collateral Agent nor any Holder shall take any action with respect to any deposit accounts or securities accounts which constitute Credit Facility Priority Collateral or take any action that interferes with collection of accounts without the prior written consent of the Administrative Agent.
Exercise of Remedies in Respect of Notes Priority Collateral.    So long as the Discharge of Indenture Obligations has not occurred, whether or not any insolvency or liquidation proceeding has been commenced by or against the Company or any Guarantor, (a) the Administrative Agent and the Credit Facility Lenders will not exercise or seek to exercise any rights or remedies (including set-off) with respect to any Notes Priority Collateral that secures any Credit Facility Claims, institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure), contest, protest or object to any foreclosure proceeding or action brought by the Collateral Agent, the Trustee or any Holder, the exercise of any right under any Credit Facility Document or any lockbox agreement, control agreement, blocked account agreement, landlord waiver or bailee's letter or similar agreement or arrangement to which the Administrative Agent or any Credit Facility Lender is a party relating to any Notes Priority Collateral, or exercise any other rights and remedies relating to the Notes Priority Collateral under the Credit Facility Documents or otherwise, or object to the forbearance by the Holders from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Notes Priority Collateral, and (b) the Collateral Agent, the Trustee and the Holders will have the exclusive right to enforce rights, exercise remedies (including set-off and the right to credit bid their debt) and make determinations regarding the release, disposition, or restrictions with respect to the Notes Priority Collateral without any consultation with or the consent of the Administrative Agent or any Credit Facility Lender; provided, however, that (i) in any insolvency or liquidation proceeding commenced by or against the Company or any Guarantor, the Administrative Agent may file a proof of claim or statement of interest with respect to the Credit Facility Claims, subject to certain limitations contained in the Intercreditor Agreement, (ii) the Administrative Agent may take any action (not adverse to the prior Liens on the Notes Priority Collateral that secures the Credit Facility Claims, or the rights of the Collateral Agent, the Trustee or the Holders to exercise remedies in respect thereof) in order to preserve or protect its Lien on such Notes Priority Collateral so long as such action is consistent with the terms and limitations on the Administrative Agent and the Credit Facility Lenders imposed by the Intercreditor Agreement, and (iii) the

Administrative Agent may take any action to foreclose upon any such Notes Priority Collateral so long as (1) 210 days have elapsed from the date that the Administrative Agent has given written notice to the Collateral Agent of the occurrence of an Event of Default under and as defined in the Credit Facility Documents (and so long as at the time such notice is given an Event of Default under and as defined in the Indenture Documents has occurred and be continuing) and the acceleration of the maturity of the Credit Facility Claims, (2) the Collateral Agent is not diligently pursuing in good faith the exercise of its enforcement rights or remedies against such Notes Priority Collateral at the end of such 210-day period, and (3) the proceeds received by the Administrative Agent or any Credit Facility Claim Holder in connection with such foreclosure action by the Administrative Agent is applied pursuant to "—Application of Proceeds;" provided further that, to the extent the Collateral Agent, the Trustee or the Holders are stayed or otherwise prohibited by law from exercising such rights or remedies in respect of the relevant Credit Facility Priority Collateral during such 210-day period, then the foregoing 210-day period will be automatically extended by the number of days of such stay or prohibition.
Unsecured Creditor Remedies.    The Intercreditor Agreement provides that, subject to the terms and provisions thereof, the Collateral Agent, the Trustee, the Holders, the Administrative Agent and the Credit Facility Lenders may, in accordance with applicable law, exercise any rights and exercise remedies against the Company and the Guarantors that could be exercised as an unsecured creditor. Notwithstanding the above, in the event that any of the Collateral Agent, the Trustee, the Holders, the Administrative Agent or the Credit Facility Lenders becomes a judgment Lien creditor in respect of Common Collateral as a result of its enforcement of its rights as an unsecured creditor, such judgment Lien will be subject to the terms of the Intercreditor Agreement for all purposes.
Collateral Access and Other Rights in favor of the Administrative Agent.    The Collateral Agent will consent to allow the Administrative Agent and its officers, employees and agents reasonable and non-exclusive access to and use of any real property, intellectual property, equipment and fixtures of the Company or any Guarantor, for a period not exceeding 180 days; provided, that, to the extent the Administrative Agent is stayed or otherwise prohibited by law from exercising such rights or remedies in respect of the relevant Credit Facility Priority Collateral during such 180-day period, then the foregoing 180-day period shall be automatically extended by the number of days of such stay or prohibition (the "Sale Period"), as necessary or reasonably appropriate to arrange for and effect disposition, removal and/or sale of such Credit Facility Priority Collateral (including the packaging, removal or sale of such Credit Facility Priority Collateral), by public auction, private sale or any other lawful manner, subject to the following:
(i)  the Sale Period will commence on the earlier of (x) the date that the Collateral Agent shall have given the Administrative Agent notice of its obtaining or being granted (by a court of competent jurisdiction) possession of a real property location, or Notes Priority Collateral at a real property location, which also contains Credit Facility Priority Collateral and (y) the date specified by the Administrative Agent in a notice to the Collateral Agent that a Sale Period is to commence and will terminate on the earlier to occur of (A) the day which is 180 days (as such period may be extended) thereafter, (B) the day on which such Credit Facility Priority Collateral (other than any such Credit Facility Priority Collateral abandoned by the Administrative Agent) has been removed from such real property and (C) the Discharge of Credit Facility Claims; and
(ii)  each of the Collateral Agent and foreclosure purchaser will be entitled, as a condition of permitting such access and use, to demand and receive assurances reasonably satisfactory to it that the access and use requested and all activities incidental thereto will be adequately insured for damage to property and liability to persons, including property and liability insurance for the Collateral Agent and the Holders, at no cost to the Collateral Agent and the Holders, to the extent feasible and to the extent applicable with respect to third parties as are customary for companies similarly situated;
The Collateral Agent and such foreclosure purchaser will: (i) provide reasonable cooperation, reasonable support and reasonable assistance to the Administrative Agent and its officers, employees and agents, in connection with the removal and sale of any Credit Facility Priority Collateral by the Administrative Agent and its officers, employees and agents, as provided above; and (ii) be entitled to receive, from the Administrative Agent, fair compensation for the use of equipment that constitutes Notes Priority Collateral and the use of any real property subject to a mortgage that is Notes Priority Collateral and reimbursement for their reasonable costs and expenses incurred in connection with such cooperation, support and assistance to the Administrative Agent. The Collateral Agent and such foreclosure purchaser (or its transferee or successor) will not otherwise be required to remove, insure, protect, store, safeguard, sell or deliver any Credit Facility Priority Collateral or to provide any support, assistance or cooperation to the Administrative Agent in respect thereof.
The Intercreditor Agreement will also provide that notwithstanding anything to the contrary therein, so long as the Discharge of Credit Facility Claims has not occurred, whether or not any insolvency or liquidation proceeding has been commenced by or against the Company or any Guarantor, the Collateral Agent, the Trustee and the Holders will not foreclose upon or otherwise sell or dispose of all or substantially all of the Notes Priority Collateral or institute any action or proceeding with respect thereto (including any action of foreclosure) for a period of 180 days commencing from the date that the Collateral Agent shall have given written notice to the Administrative Agent of the occurrence of an Event of Default; provided, however, that the provisions of this paragraph shall not be construed to limit the right of the Collateral Agent, the Trustee or the Holders to (i) file a proof of claim or statement of interest with respect to the Indenture Obligations, subject to the limitations contained in the Intercreditor Agreement, in any insolvency or liquidation proceeding commenced by or against the Company or any Guarantor, (ii) take any action in order to preserve or protect their Lien on the Notes Priority Collateral, or (iii) prepare for, or commence marketing activities for, the foreclosure, sale or other disposition of the Notes Priority Collateral.
Application of Proceeds.    So long as the Discharge of Credit Facility Claims has not occurred, the Credit Facility Priority Collateral or proceeds thereof (or amounts in respect thereof) received in connection with the sale or other disposition of, or collection on, such Credit Facility Priority Collateral upon the exercise of remedies (or in respect of any Credit Facility Priority Collateral in the event of the occurrence of an insolvency or liquidation proceeding with respect to the Company or any Guarantor), shall be applied in the following order: first, to the payment of the costs and expenses incurred by the Administrative Agent in connection with such sale or other disposition or collection until all such costs and expenses shall have been paid in full in cash; second, by the Administrative Agent to the Credit Facility Claims in such order as specified in the relevant Credit Facility Documents (or, if an order is not specified in the Credit Facility Documents, in such order determined by the Administrative Agent in its sole discretion) until the Discharge of Credit Facility Claims has occurred; third, by the Collateral Agent to the Indenture Obligations in such order as specified in the Indenture until the Discharge of Indenture Obligations has occurred; fourth, by the Administrative Agent to the Excess Credit Facility Claims; fifth, by the Collateral Agent to the Excess Indenture Obligations; and sixth, to the Company or the applicable Guarantor, or its successors or assigns, or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds. All funds deposited under account agreements and then applied to the Credit Facility Claims will be treated as Credit Facility Priority Collateral, unless after issuance of a notice by the Collateral Agent that it has commenced the exercise of its enforcement rights and remedies and that an Event of Default has occurred and is continuing, the Collateral Agent has actual knowledge that any such funds are the identifiable proceeds of Notes Priority Collateral that have been deposited under account agreements without the consent of the Collateral Agent.
So long as the Discharge of Indenture Obligations has not occurred, the Notes Priority Collateral or proceeds thereof (or amounts in respect thereof) received in connection with the sale or other disposition of, or collection on, such Notes Priority Collateral upon the exercise of remedies (or in respect of any Notes Priority Collateral in the event of the occurrence of an insolvency or liquidation proceeding with respect to the Company or any Guarantor), shall be applied: first, to the payment of the costs and expenses incurred by the Collateral Agent in connection with such sale or other disposition or collection until all such costs and expenses shall have been paid in full in cash; second, by the Collateral Agent to the Indenture Obligations in such order as specified in the Indenture until the Discharge of Indenture Obligations has occurred; third, by the Administrative Agent to the Credit Facility Claims in such order as specified in the Credit Facility Documents (or, if an order is not specified in the Credit Facility Documents, in such order determined by the Administrative Agent in its sole discretion) until the Discharge of Credit Facility Claims has occurred; fourth, by the Collateral Agent to the Excess Indenture Obligations; fifth, by the Administrative Agent to the Excess Credit Facility Claims; and sixth, to the Company or the applicable Guarantor, or its successors or assigns, or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.
Turnover.    Any Credit Facility Priority Collateral or proceeds thereof (or amounts in respect thereof) received by the Collateral Agent, the Trustee or any Holder in connection with the exercise of any right or remedy (including set-off) relating to the Credit Facility Priority Collateral in contravention of the Intercreditor Agreement shall be segregated and held in trust and forthwith paid over to the Administrative Agent for the benefit of itself and the Credit Facility Lenders in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. Any Notes Priority Collateral or proceeds thereof (or amounts in respect thereof) received by the Administrative Agent or any Credit Facility Lender in connection with the exercise of any right or remedy (including set-off) relating to the Notes Priority Collateral in contravention of the Intercreditor Agreement shall be segregated and held in trust and forthwith paid over to the Collateral Agent for the benefit of itself, the Trustee and the Holders in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct.
Release of Liens.    If in connection with (a) the exercise of the Administrative Agent's remedies in respect of the Credit Facility Priority Collateral or (b) any sale, lease, exchange, transfer or other disposition of any Credit Facility Priority Collateral that, with respect to this clause (b), is (i) permitted or not prohibited under the terms of the Credit Facility Documents or (ii) consented to or required by the Administrative Agent, in each case, whether or not an "event of default" as defined in the Credit Facility Documents has occurred and is continuing, the Administrative Agent, on behalf of itself and the Credit Facility Lenders, releases any of its Liens on any part of the Credit Facility Priority Collateral, the Liens, if any, of the Collateral Agent, on behalf of itself, the Trustee and the Holders, on such Credit Facility Priority Collateral shall be automatically, unconditionally and simultaneously released and the Collateral Agent, on behalf of itself, the Trustee and the Holders, promptly shall execute and deliver to the Administrative Agent or the Company such termination statements, releases and other documents as the Administrative Agent or the Company may reasonably request to effectively confirm such release. If in connection with (a) the exercise of the Collateral Agent's remedies in respect of the Notes Priority Collateral or (b) any sale, lease, exchange, transfer or other disposition of any Notes Priority Collateral that, with respect to this clause (b), is (i) permitted or not prohibited under the terms of the Indenture Documents or (ii) consented to or required by the Collateral Agent, in each case, whether or not an "event of default" as defined in the Indenture Documents has occurred and is continuing, the Collateral Agent, on behalf of itself, the Trustee and the Holders, releases any of its Liens on any part of the Notes Priority Collateral, the Liens, if any, of the Administrative Agent, on behalf of itself and the Credit Facility Lenders, on such Notes Priority Collateral shall be automatically, unconditionally and simultaneously released and the Administrative Agent, on behalf of itself and the Credit Facility Lenders, promptly shall execute and deliver to the Collateral Agent or the Company such termination statements, releases and other documents as the Collateral Agent or the Company may reasonably request to effectively confirm such release.
Bankruptcy Financing and Other Matters.    If the Company or any Guarantor shall be subject to any insolvency or liquidation proceeding and the Administrative Agent shall desire to permit the use of cash collateral under Section 363 of Title 11 of the United States Code or any similar bankruptcy law or to permit the Company or any Guarantor to obtain financing under Section 363 or Section 364 of Title 11 of the United States Code or any similar bankruptcy law ("DIP Financing") in an aggregate principal amount that when taken together with the aggregate principal amount of loans and letters of credit then outstanding under the Credit Agreement does not exceed the Maximum Credit Facility Principal Amount, and, in any event, which is not to be secured by any of the Notes Priority Collateral (except on a basis subordinated to the Lien of the Collateral Agent to the same extent as the Liens of the Credit Facility Lenders), then the Collateral Agent, on behalf of itself, the Trustee and the Holders, will agree that it will raise no objection to such use of cash collateral or DIP Financing and will not request adequate protection or any other relief in connection therewith (except to the extent permitted in the second immediately succeeding paragraph or relating to the Notes Priority Collateral), and, to the extent the Liens securing the Credit Facility Claims are subordinated or pari passu with such DIP Financing, will subordinate its Liens in the Common Collateral (other than the Notes Priority Collateral) to such DIP Financing (and all Obligations relating thereto) on the same basis as the Liens on the Credit Facility Priority Collateral that secure the Indenture Obligations are subordinated to the Liens thereon that secures the Credit Facility Claims under the Intercreditor Agreement, and agrees that notice received two (2) calendar days prior to the entry of an order approving such usage of cash collateral or approving such financing on an interim basis shall be adequate notice.
Until the Discharge of Credit Facility Claims, the Collateral Agent, on behalf of itself, the Trustee and the Holders, will agree that none of them shall seek relief from the automatic stay or any other stay in any insolvency or liquidation proceeding in respect of the Credit Facility Priority Collateral, without the prior written consent of the Administrative Agent. Until the Indenture Obligations have been paid in full, the Administrative Agent, on behalf of itself and the Credit Facility Lenders, agrees that none of them shall seek relief from the automatic stay or any other stay in any insolvency or liquidation proceeding in respect of the Notes Priority Collateral, without the prior written consent of the Collateral Agent.
The Collateral Agent, on behalf of itself, the Trustee and the Holders, will agree that none of them shall contest (or support any other Person contesting): (a) any request by the Administrative Agent or the Credit Facility Lenders for adequate protection; or (b) any objection by the Administrative Agent or the Credit Facility Lenders to any motion, relief, action or proceeding based on the Administrative Agent or the Credit Facility Lenders claiming a lack of adequate protection, in each case, in respect of the Credit Facility Priority Collateral. Notwithstanding the foregoing, in any insolvency or liquidation proceeding, (i) if the Credit Facility Lenders (or any subset thereof) are granted adequate protection in the form of additional collateral in connection with any DIP Financing or use of cash collateral under Section 363 or Section 364 of Title 11 of the United States Code or any similar bankruptcy law, then the Collateral Agent, on behalf of itself, the Trustee or any of the Holders, may seek or request adequate protection in the form of a replacement Lien on such additional collateral, which Lien, if any, on any assets not constituting Notes Priority Collateral or not of the type constituting Notes Priority Collateral shall be subordinated to the Liens securing the Credit Facility Claims and such DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens on the Credit Facility Priority Collateral that secures the Indenture Obligations are so subordinated to the Liens thereon that secures the Credit Facility Claims under the Intercreditor Agreement, and (ii) in the event the Collateral Agent, on behalf of itself, the Trustee and the Holders, seeks or requests adequate protection in respect of Notes Priority Collateral and such adequate protection is granted in the form of additional collateral that does not constitute Notes Priority Collateral or is not of the type constituting Notes Priority Collateral, then the Collateral Agent, on behalf of itself, the Trustee or any of the Holders, agrees that the Administrative Agent shall also be granted a senior Lien on such additional collateral as security for the Credit Facility Claims and any such DIP Financing and that any Lien on such additional collateral securing the Indenture Obligations shall be subordinated to the Liens on such collateral securing the Credit Facility Claims and any such DIP Financing (and all Obligations relating thereto) and any other Liens granted to the Credit Facility Lenders as adequate protection on the same basis as the other Liens on the Credit Facility Priority Collateral that secures the Indenture Obligations are so subordinated to the Liens thereon that secures such Credit Facility Claims under the Intercreditor Agreement.

The Administrative Agent, on behalf of itself and the Credit Facility Lenders, will agree that none of them shall contest (or support any other Person contesting): (a) any request by the Collateral Agent, the Trustee or the Holders for adequate protection; or (b) any objection by the Collateral Agent, the Trustee or the Holders to any motion, relief, action or proceeding based on the Collateral Agent, the Trustee or the Holders claiming a lack of adequate protection, in each case, in respect of the Notes Priority Collateral. Notwithstanding the foregoing, in any insolvency or liquidation proceeding, (i) if the Holders (or any subset thereof) are granted adequate protection in the form of additional collateral in connection with any DIP Financing or use of cash collateral under Section 363 or Section 364 of Title 11 of the United States Code or any similar bankruptcy law, then the Administrative Agent, on behalf of itself or any of the Credit Facility Lenders, may seek or request adequate protection in the form of a replacement Lien on such additional collateral, which Lien, if any, on any assets not constituting Credit Facility Priority Collateral or not of the type constituting Credit Facility Priority Collateral shall be subordinated to the Liens securing the Indenture Obligations and such DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens on the Notes Priority Collateral that secures the Credit Facility Claims are so subordinated to the Liens thereon that secures the Indenture Obligations under the Intercreditor Agreement, and (ii) in the event the Administrative Agent, on behalf of itself and the Credit Facility Lenders, seeks or requests adequate protection and such adequate protection is granted in the form of additional collateral that does not constitute Credit Facility Priority Collateral or is not of the type constituting Credit Facility Priority Collateral, then the Administrative Agent, on behalf of itself or any of the Credit Facility Lenders, agrees that the Collateral Agent shall also be granted a senior Lien on such additional collateral as security for the Indenture Obligations and any such DIP Financing and that any Lien on such additional collateral securing the Credit Facility Claims shall be subordinated to the Liens on such collateral securing the Indenture Obligations and any such DIP Financing (and all Obligations relating thereto) and any other Liens granted to the Holders as adequate protection on the same basis as the other Liens on the Notes Priority Collateral that secures the Credit Facility Claims are so subordinated to the Liens thereon that secures such Indenture Obligations under the Intercreditor Agreement.
Asset Dispositions in an Insolvency or Liquidation Proceeding.    None of the Collateral Agent, the Trustee or any Holder shall, in an insolvency or liquidation proceeding or otherwise, oppose any sale or disposition of any assets of the Company or any Guarantor made in accordance with certain limitations set forth in the Intercreditor Agreement solely consisting of any Credit Facility Priority Collateral that is supported by the Credit Facility Lenders, and the Collateral Agent, the Trustee and each Holder will be deemed to have consented under Section 363 of Title 11 of the United States Code (and otherwise) to any such sale supported by the Credit Facility Lenders and to have released their Liens in such assets. Neither the Administrative Agent nor any Credit Facility Lender shall, in an insolvency or liquidation proceeding or otherwise, oppose any sale or disposition of any assets of the Company or any Guarantor made in accordance with certain limitations set forth in the Intercreditor Agreement solely consisting of any Notes Priority Collateral that is supported by the Holders and the Administrative Agent and each Credit Facility Lender will be deemed to have consented under Section 363 of Title 11 of the United States Code (and otherwise) to any such sale supported by the Holders and to have released their Liens in such assets.
Purchase Option.    Upon the occurrence and during the continuance of the earliest of (a) the acceleration prior to maturity of all or any portion of the Indebtedness then outstanding under the Credit Agreement, (b) the exercise of any remedy with respect to Liens on the Common Collateral by the Administrative Agent (other than remedies relating to cash management and control of deposit and securities accounts), (c) a default in any scheduled payment of principal, premium, if any, interest or fees under the Indenture or the Credit Agreement that remains uncured or unwaived for a period of 30 days in the aggregate, or (d) the commencement of an insolvency or liquidation proceeding, the Holders may, at their sole expense and effort, upon notice from the Collateral Agent at the direction of such Holders to the Company and the Administrative Agent, irrevocably require the Credit Facility Lenders to transfer and assign to the Holders, without warranty or representation or recourse (other than the representation or warranty that such Credit Facility Claims are being transferred without any Lien created by the Credit Facility Lenders), all (but not less than all) of the Credit Facility Claims and all rights of the Credit Facility Lenders under the Credit Facility Documents; provided that (w) any such purchase option must be extended within 30 days after the initial occurrence of any of the items revered to in clauses (a) through (d) above, (x) the Administrative Agent and the Credit Facility Lenders shall retain all rights to be indemnified or to be held harmless by the Company and the Guarantors in accordance with the terms of the Credit Facility Documents, (y) such assignment shall not conflict with any law, rule or regulation or order of any court or other governmental authority having jurisdiction, and (z) the Holders shall have paid to the Administrative Agent, for the account of the Credit Facility Lenders, in immediately available funds, an amount equal to 100% of the principal of such Indebtedness (including Credit Facility Hedging Obligations and Credit Facility Cash Management Obligations then due) plus all accrued and unpaid interest thereon plus all accrued and unpaid fees (including, without limitation, reasonable attorney's fees and costs) including any breakage costs and expenses (other than any other fees that become due as a result of the prepayment of the loans and other advances under, or early termination of, the Credit Agreement (such fees are referred to hereinafter as "Termination Fees")) plus all the other Credit Facility Claims then outstanding (which shall include, with respect to the aggregate face amount of the letters of credit outstanding under the Credit Agreement, an amount in cash equal to 105% thereof and with respect to Credit Facility Hedging Obligations and Credit Facility Cash Management Obligations that may be outstanding after the date of purchase, an amount in cash equal to 100% of the termination value thereof as reasonably determined by the Administrative Agent). After giving effect to each such payment, any remaining cash collateral that exceeds (i) 105% of the sum of the aggregate undrawn amount of all then outstanding letters of credit issued pursuant to the Credit Facility Documents and the aggregate facing and similar fees that will accrue thereon through the stated maturity of such letters of credit (assuming no drawings thereon before stated maturity), plus (ii) 100% of the termination value of all Credit Facility Hedging Obligations and Credit Facility Cash Management Obligations that may then be outstanding, as reasonably determined by the Administrative Agent, will be returned to the Holders giving notice to the Collateral Agent of their intent to exercise the purchase option hereunder (pro rata according to such Holders' portion of the Indenture Obligations outstanding on the date of purchase). When all such letters of credit have been cancelled with the consent of the beneficiary thereof, expired or been fully drawn, and after all payments from the account described above have been made, any remaining cash collateral will be returned to the Holders giving notice to the Collateral Agent of their intent to exercise the purchase option hereunder (pro rata according to such Holders' portion of the Indenture Obligations outstanding on the date of purchase). In order to effectuate the foregoing, the Administrative Agent shall calculate, upon the written request of the Collateral Agent from time to time, the amount in cash that would be necessary to so purchase the Credit Facility Claims. If the purchase option is exercised: (a) the parties shall endeavor to close promptly thereafter but in any event within ten (10) Business Days of the notice thereof, (b) such purchase of the Credit Facility Claims shall be exercised pursuant to documentation mutually and reasonably acceptable to each of the Administrative Agent and the Collateral Agent, and (c) such Credit Facility Claims shall be purchased pro rata among the Holders giving notice to the Collateral Agent of their intent to exercise the purchase option hereunder according to such Holders' portion of the Indenture Obligations outstanding on the date of purchase. Notwithstanding anything to the contrary herein, if, at any time following the consummation of such transfer and assignment and the occurrence of the Discharge of Credit Facility Claims and the Discharge of Indenture Obligations (other than the payment of any fees that become due as a result of the prepayment or termination of the Indenture Obligations), the Holders recover any Termination Fees prior to the first anniversary of the date of such transfer and assignment is consummated, they shall turn over such fees to Credit Facility Lenders in the form and to the extent received.
Release of Liens
The Company and the Guarantors will be entitled to releases of assets included in the Collateral from the Liens securing Indenture Obligations, without the consent of the Holders, under any one or more of the following circumstances, and such Liens on such assets shall automatically, without the need for any further action by any Person, be released, terminated and discharged:
(1)   in connection with asset dispositions permitted or not prohibited under the covenant described below under "—Certain Covenants—Limitation on Asset Sales;"
(2)   if any Guarantor is released from its Guarantee in accordance with the terms of the Indenture (including by virtue of such Guarantor becoming an Immaterial Subsidiary or ceasing to be a Restricted Subsidiary), that Guarantor's assets will also be released from the Liens securing its Guarantee and the other Indenture Obligations;
(3)   if required in accordance with the terms of the Intercreditor Agreement or any Collateral Agreement; or
(4)   in the event that any assets constituting Collateral become Excluded Assets.
The Liens on the Collateral that secures the Indenture Obligations also will automatically without the need for any further action by any Person, be released, terminated and discharged:
(5)   upon legal defeasance or covenant defeasance or satisfaction and discharge of the Indenture as described below under the captions "—Legal Defeasance and Covenant Defeasance" and "—Satisfaction and Discharge;" or
(6)   with the consent of the Holders of the requisite percentage of Notes in accordance with the provisions described below under the caption "—Modification of the Indenture."
The Liens on the Collateral securing the Notes and the Guarantees also will be released upon payment in full of the principal of, together with accrued and unpaid interest on, the Notes and all other Indenture Obligations that are due and payable at or prior to the time such principal, together with accrued and unpaid interest are paid.
Following qualification of the Indenture pursuant to the TIA, the Company will comply with the provisions of Section 314(d) of the TIA to the extent applicable. However, none of the Company or the Guarantors will be required to comply with all or any portion of TIA Section 314(d) if it reasonably determines that under the terms of TIA Section 314(d) or any interpretation or guidance as to the meaning thereof of the SEC and its Staff, including "no action" letters or exemptive orders, all or any portion of TIA Section 314(d) is inapplicable to any release or series of releases of the Collateral.

Any certificate or opinion required by TIA Section 314(d) shall be made by an Officer or legal counsel, as applicable, of the Company except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent engineer, appraiser or other expert.
Without limiting the generality of the foregoing, the Company and the Guarantors may, subject to the other provisions of the Indenture, among other things, without any release or consent by the Trustee, the Collateral Agent or the Holders of the Notes, conduct ordinary course activities with respect to the Collateral, including, without limitation:

•
selling or otherwise disposing of, in any transaction or series of related transactions, any property subject to the Lien of the Collateral Agreements that has become worn out, defective, obsolete or not used or useful in the business;

•	abandoning, terminating, canceling, releasing or making alterations in or substitutions of any leases or contracts subject to the Lien of the Indenture or any of the Collateral Agreements;

•	surrendering or modifying any franchise, license or permit subject to the Lien of the Collateral Agreements that it may own or under which it may be operating;

•	altering, repairing, replacing, changing the location or position of and adding to its structures, machinery, systems, equipment, fixtures and appurtenances;

•	granting a license of any intellectual property;

•	selling, transferring or otherwise disposing of inventory in the ordinary course of business;

•	collecting accounts receivable in the ordinary course of business as permitted by "—Certain Covenants—Limitation on Asset Sales;"

•
making cash payments (including for the repayment of Indebtedness or interest) from cash that is at any time part of the Collateral in the ordinary course of business that are not otherwise prohibited by the Indenture and the Collateral Agreements; and

•	abandoning any intellectual property that is no longer used or useful in the Company's or any Guarantor's business.
The Collateral Agreements provide that the Collateral Agent will execute, upon request and at the Company's expense, any documents, instruments, agreements or filings reasonably requested by the Company to evidence the release of the Collateral.
Guarantees
The full and prompt payment of the Company's payment obligations under the Notes and the other Indenture Documents will be guaranteed, jointly and severally, by all existing and future, direct and indirect, Domestic Restricted Subsidiaries (other than Immaterial Subsidiaries). Each Guarantor will fully and unconditionally (subject to the release provisions described below) guarantee on a senior secured basis (each a "Guarantee" and, collectively, the "Guarantees"), jointly and severally, to each Holder and the Trustee, the full and prompt performance of the Company's Obligations under the Notes and the other Indenture Documents, including the payment of principal of, interest on, and premium, if any, on the Notes. The obligations of each Guarantor will be limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under the Indenture, will result in the obligations of such Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. The net worth of any Guarantor for such purpose shall include any claim of such Guarantor against the Company for reimbursement and any claim against any other Guarantor for contribution. By virtue of this limitation, a Guarantor's obligation under its Guarantee could be significantly less than amounts payable with respect to the Notes, or a Guarantor may effectively have no obligation under its Guarantee. See "Risk Factors—Risks Relating to the Notes—Federal and state statutes allow courts, under specific circumstances, to avoid the notes, the guarantees and certain other transfers, to require holders of the notes to return payments or other value received from us or the guarantors and to otherwise cancel transfers, and to take other actions detrimental to the holders of the notes." Each Guarantor may consolidate with or merge into or sell its assets to the Company or a Restricted Subsidiary without limitation. See "—Certain Covenants—Merger, Consolidation and Sale of Assets" and "—Certain Covenants—Limitation on Asset Sales."
Notwithstanding the foregoing, a Guarantor will be released from its Guarantee without any action required on the part of the Trustee or any Holder:

(1)
if (a) all of the Capital Stock issued by such Guarantor or all or substantially all of the assets of such Guarantor are sold or otherwise disposed of (including by way of merger or consolidation) to a Person other than the Company or any other Guarantor or (b) such Guarantor otherwise ceases to be a Restricted Subsidiary (other than as described in paragraph (2) below), and we otherwise comply, to the extent applicable, with the covenant described below under the caption "—Certain Covenants—Limitation on Asset Sales;"

(2)
(a) if the Company designates such Guarantor as an Unrestricted Subsidiary in accordance with the covenant described below under the caption "—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries," or (b) such

Guarantor becomes an Immaterial Subsidiary and the Company complies with the provisions in the third paragraph under "—Certain Covenants—Additional Subsidiary Guarantees";

(3)	if the Company exercises its legal defeasance option or its covenant defeasance option as described below under the caption "—Legal Defeasance and Covenant Defeasance;" or

(4)
upon satisfaction and discharge of the Indenture as described below under the caption "—Satisfaction and Discharge" or payment in full in cash of the principal of, premium, if any, accrued and unpaid interest on the Notes and all other Obligations under the Indenture that are then due and payable.

At the Company's request and expense, the Trustee will promptly execute and deliver an instrument evidencing such release. A Guarantor may also be released from its obligations under its Guarantee in connection with a permitted amendment of the Indenture. See "—Modification of the Indenture."
As of the date of this prospectus, all of the Company's Subsidiaries are Restricted Subsidiaries. However, only Domestic Restricted Subsidiaries (that are not Immaterial Subsidiaries) are Guarantors.
In addition, under certain circumstances described below under "—Certain Covenants—Limitation on Restricted Payments," the Company will be permitted to designate certain of its Subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to the restrictive covenants of the Indenture and will not guarantee the Notes, and their assets will not constitute Collateral. In addition, the Company's Foreign Subsidiaries (unless otherwise designated as Unrestricted Subsidiaries) will be Restricted Subsidiaries subject to the restrictive covenants of the Indenture, but will not guarantee the Notes, and their assets will not constitute Collateral. In the event of a bankruptcy, liquidation or reorganization of any future Unrestricted Subsidiaries or any of our existing or future Foreign Subsidiaries, such Unrestricted Subsidiary or such Foreign Subsidiary, as the case may be, will pay the holders of its debt and its trade creditors before they will be able to distribute any of their assets to the Company or any Guarantors. As a result, the Notes and the Guarantees will be structurally subordinated to Indebtedness, other liabilities and Preferred Stock of our Unrestricted Subsidiaries and Foreign Subsidiaries.
As of September 30, 2013, the Company's Foreign Subsidiaries (the only non-Guarantor Subsidiaries as of the date of this prospectus) had net income of $1.9 million as compared with the Company's consolidated net loss of $85.5 million, had total assets of $63.8 million, or 19% of the Company's consolidated total assets, and had total liabilities of $25.2 million, or 6% of the Company's consolidated total liabilities.
Redemption
Mandatory Principal Redemption.    If the Notes would otherwise constitute "applicable high yield discount obligations" within the meaning of Section 163(i)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), at the end of each "accrual period" (as defined in Section 1272(a)(5) of the Code) ending after the fifth anniversary of the Notes' issuance (each, an "AHYDO redemption date"), the Issuer will be required to redeem for cash a portion of each Note then outstanding equal to the "Mandatory Principal Redemption Amount" (each such redemption, a "Mandatory Principal Redemption"). The redemption price for the portion of each Note redeemed pursuant to any Mandatory Principal Redemption will be 100% of the principal amount of such portion plus any accrued interest thereon on the date of redemption. "Mandatory Principal Redemption Amount" means, as of each AHYDO redemption date, the portion of a Note required to be redeemed to prevent such Note from being treated as an "applicable high yield discount obligation" within the meaning of Section 163(i)(1) of the Code. No partial redemption or repurchase of the Notes prior to any AHYDO redemption date pursuant to any other provision of the indenture governing the Notes will alter the Issuer's obligation to make any Mandatory Principal Redemption with respect to any Notes that remain outstanding on such AHYDO redemption date.
Optional Redemption prior to April 15, 2017.    At any time, and from time to time, prior to April 15, 2017, the Notes may be redeemed by the Company in whole or in part, at the Company's option, at a price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued and unpaid interest to but not including, the date of redemption (the "Redemption Date") (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date). Such redemption may be made upon notice mailed by first-class mail to each Holder's registered address, not less than 30 nor more than 60 days prior to the Redemption Date.
Optional Redemption on or after April 15, 2017.    Except as described above and below, the Notes are not redeemable before April 15, 2017. On April 15, 2017 and at any time, and from time to time, thereafter, the Company may redeem the Notes, at its option, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on April 15 of the year set forth below:

Year	Percentage
2017	106.500%
2018	103.250%
2019 and thereafter	100.000%
In addition, the Company must pay accrued and unpaid interest to, but not including, the redemption date on the Notes redeemed (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).
Optional Redemption Upon Equity Offerings.    At any time, and from time to time, prior to April 15, 2017, the Company may, at its option, use an amount not to exceed the net cash proceeds of one or more Equity Offerings to redeem up to 35% of the aggregate principal amount of the Notes (which includes Additional Notes, if any) issued under the Indenture at a redemption price of 113.0% of the aggregate principal amount thereof, plus accrued and unpaid interest to, but not including, the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that:

(1)	at least 65% of the aggregate principal amount of Notes (which includes Additional Notes, if any) issued under the Indenture remains outstanding immediately after any such redemption; and

(2)	the Company makes such redemption not more than 120 days after the consummation of any such Equity Offering.
Selection and Notice of Redemption
In the event that the Company chooses to redeem less than all of the Notes, selection of the Notes for redemption will be made by the Trustee (subject to DTC procedures) either:

(1)	in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed; or

(2)	if the Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee may reasonably determine is fair and appropriate.
The Trustee will select the Notes only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to DTC procedures), unless such method is otherwise prohibited. No Notes of a principal amount of $2,000 or less shall be redeemed in part and Notes of a principal amount in excess of $2,000 may be redeemed in part in multiples of $1,000 only.
Notice of redemption will be delivered electronically in accordance with DTC procedures in the case of global Notes or, in the case of definitive Notes mailed by first-class mail, in each case at least 30 but not more than 60 days before the redemption date to the Trustee and each Holder to be redeemed at its registered address, except that redemption notices may be delivered more than 60 days prior to a redemption if the notice is issued in connection with a legal or covenant defeasance of the Notes or a satisfaction and discharge of the Indenture as described under "—Legal Defeasance and Covenant Defeasance" and "—Satisfaction and Discharge," respectively. If Notes are to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed. In the case of definitive Notes, a new Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note (or, in the case of a global Note, appropriate adjustments to the amount and beneficial interests in the global Note will be made).
In connection with any redemption of Notes (including with the net cash proceeds of an Equity Offering), any such redemption may, at the Company's discretion, be subject to one or more conditions precedent, including any related Equity Offering. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Company's discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Company in its sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Company in its sole discretion) by the redemption date, or by the redemption date so delayed.
The Company will pay the redemption price for any Note redeemed together with accrued and unpaid interest thereon to, but not including, the date of redemption. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption as long as the Company has deposited with the paying agent funds in satisfaction of the applicable redemption price pursuant to the Indenture.
Mandatory Redemption; Offers to Purchase; Open Market Purchases

The Company is not required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, the Company will be required to offer to purchase the Notes as described below under the captions "—Repurchase upon Change of Control" and "—Certain Covenants—Limitation on Asset Sales." The Company may at any time and from time to time purchase Notes in the open market or otherwise.
Repurchase upon Change of Control
Upon the occurrence of a Change of Control, unless the Company has previously or concurrently delivered a redemption notice with respect to all the outstanding Notes as described under "—Redemption—Selection and Notice of Redemption," the Company will make an offer to purchase all of the Notes (the "Change of Control Offer"), at a purchase price in cash equal to 101% of the principal amount thereof, plusaccrued and unpaid interest to, but not including, the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).
Within 30 days following the date upon which the Change of Control occurred, the Company will send, by first-class mail, with a copy to the Trustee in the case of definitive Notes, or otherwise in accordance with DTC procedures in the case of global Notes, notice of such Change of Control Offer. Such notice shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the "Change of Control Payment Date").
Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the paying agent at the address specified in the notice prior to the close of business on the third business day prior to the Change of Control Payment Date, or in the case of global Notes comply with DTC procedures. If only a portion of a Note is purchased pursuant to a Change of Control Offer, in the case of a definitive Note, a new Note in a principal amount equal to the portion thereof not purchased will be issued in the name of the Holder thereof upon cancellation of the original Note (or, in the case of a global Note, appropriate adjustments to the amount and beneficial interests in a global Note will be made). Notes (or portions thereof) purchased pursuant to a Change of Control Offer will be cancelled and cannot be reissued.
The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making the Change of Control Offer.
If Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in a Change of Control Offer and the Company, or any third party making a Change of Control Offer in lieu of the Company as described above, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Company or such third party will have the right, upon not less than 30 nor more than 60 days' prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all Notes that remain outstanding following such purchase at a price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest to but not including the redemption date.
The occurrence of a Change of Control may constitute a Default under the Credit Agreement. Future senior Indebtedness may contain prohibitions on certain events which would constitute a Change of Control or require such senior Indebtedness to be repaid, repurchased or otherwise satisfied upon a Change of Control. Moreover, the exercise by the Holders of their right to require the Company to repurchase the Notes could cause a Default under such senior Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Company.
If a Change of Control Offer is made, there can be no assurance that the Company will have available funds sufficient to pay the Change of Control purchase price for all the Notes that might be delivered by Holders seeking to accept the Change of Control Offer. In the event the Company is required to purchase outstanding Notes pursuant to a Change of Control Offer, the Company expects that it would seek third party financing to the extent it does not have available funds to meet its purchase obligations. However, there can be no assurance that the Company would be able to obtain such financing and the terms of the Credit Agreement and/or the Indenture may restrict the ability of the Company to obtain such financing. See "Risk Factors—Risks Relating to the Notes—Our ability to repurchase the notes upon a change of control may be limited."
Restrictions in the Indenture described herein on the ability of the Company and its Restricted Subsidiaries to incur additional Indebtedness, to grant Liens on their assets, to make Restricted Payments and to make Asset Sales may also make more difficult or discourage a takeover of the Company, whether favored or opposed by the management or the Board of Directors of the Company. Such restrictions and the restrictions on transactions with Affiliates may, in certain circumstances, make more difficult or discourage any leveraged buyout of the Company or any of its Subsidiaries by the management of the

Company. While such restrictions cover a wide variety of arrangements that have traditionally been used to effect highly leveraged transactions, the Indenture may not afford the Holders protection in all circumstances from the adverse aspects of a highly leveraged transaction, reorganization, restructuring, merger, recapitalization or similar transaction.
One of the events that constitutes a Change of Control under the Indenture is the disposition of "all or substantially all" of the assets of the Company under certain circumstances. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of "all or substantially all" of the assets of the Company and its Subsidiaries, taken as a whole. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder of Notes may require the Company to make an offer to repurchase the Notes as described above.
The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Change of Control" provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the "Change of Control" provisions of the Indenture by virtue thereof.
Certain Covenants
The Indenture contains, among others, the following covenants:
Limitation on Restricted Payments.
The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)
declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of the Company and dividends and distributions payable to the Company or another Restricted Subsidiary of the Company) on or in respect of shares of Capital Stock of the Company or its Restricted Subsidiaries to holders of such Capital Stock in their capacity as such;

(2)
purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or its Restricted Subsidiaries (other than any such Capital Stock held by the Company or any Restricted Subsidiary);

(3)
make any principal payment on, purchase, defease, redeem, prepay or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company or any Guarantor that is subordinate or junior in right of payment to the Notes or a Guarantee (other than (a) any such principal payment, purchase, defeasance, redemption, prepayment or other acquisition or retirement of such Indebtedness of the Company or any Guarantor that is subordinate or junior in right of payment to the Notes or a Guarantee in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case, due within one year of the date of principal payment, purchase, defeasance, redemption or other acquisition or retirement and (b) any Indebtedness Incurred pursuant to clause (6) of the definition of "Permitted Indebtedness"); or

(4)
make any Investment (other than Permitted Investments); (each of the foregoing actions set forth in clauses (1), (2), (3) and (4) being referred to as a "Restricted Payment"), if at the time of such Restricted Payment:

(i)	a Default or an Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

(ii)
the Company is not able to incur at least $1.00 of additional Indebtedness pursuant to paragraph (a) of the covenant described under "—Limitation on Incurrence of Additional Indebtedness and Issuance of Disqualified Capital Stock and Preferred Stock" after giving pro forma effect to such Restricted Payment; or

(iii)
the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Issue Date (and not returned or rescinded) (the amount expended for such purposes, if other than in cash, being the Fair Market Value of such property at the time of the making thereof) shall exceed the sum (without duplication) of:

(A)
50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income is a loss, minus 100% of such loss) of the Company for the period (treated as one accounting period) beginning on April 1, 2013 and ending on the last day of the Company's most recent fiscal quarter ending prior to the date the Restricted Payment occurs for which financial statements are available (the "Reference Date") (treating such period as a single accounting period); plus

(B)
100% of the aggregate net cash proceeds, and the Fair Market Value of property or marketable securities, received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to the Issue Date and on or prior to the Reference Date of Qualified Capital Stock of the Company or otherwise contributed to the equity of the Company

(excluding any net proceeds from an Equity Offering to the extent used to redeem Notes pursuant to the provisions described under "—Redemption—Optional Redemption Upon Equity Offerings"); plus

(C)
100% of the aggregate net cash proceeds, and the Fair Market Value of property or marketable securities, received from the incurrence of Indebtedness or issuance of shares of Disqualified Capital Stock of the Company or any Restricted Subsidiary that have been converted into or exchanged for Qualified Capital Stock of the Company subsequent to the Issue Date and on or prior to the Reference Date; plus, without duplication, the amount of any cash, and the Fair Market Value of property or marketable securities (excluding, for the avoidance of doubt, the securities converted or exchanged), received by the Company or any Restricted Subsidiary upon such conversion or exchange;

(D)
an amount equal to the sum of (i) the net reduction in the Investments (other than Permitted Investments) made by the Company or any of its Restricted Subsidiaries in any Person resulting from repurchases, repayments or redemptions of such Investments by such Person, dividends or distributions (to the extent such dividend or distribution is not already included the calculation of cumulative Consolidated Net Income in clause (iii)(A) above, or asset transfers, proceeds realized on the sale or liquidation of such Investment (including the sale of Capital Stock of an Unrestricted Subsidiary, other than to the Company or a Restricted Subsidiary) and proceeds representing the return of capital or other reductions in such Investments, including the satisfaction, release, expiration or reduction (other than by means of payment by the Company or any of its Restricted Subsidiaries) of Indebtedness or other obligations, in each case received by the Company or any of its Restricted Subsidiaries, and (ii) to the extent such Person is an Unrestricted Subsidiary, the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary or has been merged or consolidated with or into, or transfers or conveys its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company; provided, however, that the foregoing sum shall not exceed, in the case of any such Person or Unrestricted Subsidiary, the amount of Investments (excluding Permitted Investments) previously made (and treated as a Restricted Payment) by the Company or any of its Restricted Subsidiaries in such Person or Unrestricted Subsidiary.

Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do not prohibit:

(1)
the payment of any dividend or other distribution or redemption within 60 days after the date of declaration of such dividend or call for redemption if such payment would have been permitted on the date of declaration or call for redemption;

(2)
the redemption, repurchase, retirement or other acquisition of any shares of Qualified Capital Stock of the Company, either (i) solely in exchange for or by conversion into other shares of Qualified Capital Stock of the Company or (ii) through the application of net proceeds of a sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company within 60 days after such sale;

(3)
the redemption, repurchase, retirement, defeasance or other acquisition of any Indebtedness of the Company or the Guarantors that is subordinate or junior in right of payment to the Notes and Guarantees either (i) solely in exchange for or by conversion into shares of Qualified Capital Stock of the Company or Refinancing Indebtedness, or (ii) through the application of net proceeds of a sale for cash (other than to a Subsidiary of the Company) within 60 days after such sale of shares of Qualified Capital Stock of the Company or incurrence of such Refinancing Indebtedness;

(4)
an Investment either (i) solely in exchange for shares of Qualified Capital Stock of the Company or (ii) through the application of the net proceeds of a sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company within 60 days after such sale;

(5)
the repurchase, retirement or other acquisition of shares of Capital Stock of the Company or any of its Subsidiaries from past or present officers, employees, managers, directors, consultants and independent contractors of the Company or any of its Subsidiaries (or permitted transferees of such officers, employees, managers, directors, consultants and independent contractors) and the payment of withholding or similar taxes payable by such individuals, pursuant to the terms of agreements (including employment agreements), arrangements or plans (or amendments thereto) approved by the Board of Directors of the Company under which such individuals purchase or sell or are granted, or receive the option to purchase or sell, shares of such Capital Stock; provided, however, that the aggregate amount of such repurchases, retirements and other acquisitions in any calendar year shall not exceed $2.5 million (with any unused amounts in any one calendar year being carried over to the next succeeding calendar year); provided further, however, that such amount in any calendar year may be increased by an amount not to exceed the net cash proceeds of key man life insurance policies received by the Company and its Restricted Subsidiaries after the Issue Date;

(6)
(i) repurchases of Capital Stock deemed to occur upon exercise of stock options, warrants, convertible securities or other similar rights if such Capital Stock represents a portion of the exercise price of such options, warrants, convertible securities or other similar rights and (ii) any termination or cancellation of Capital Stock issued to, or reserved for issuance to, any past or present director, officer, employee, consultant or independent contractor of the Company or any of its Subsidiaries, including upon the death, disability or termination of employment of such Person;

(7)	the distribution, as a dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Company or a Restricted Subsidiary of the Company by, Unrestricted Subsidiaries;

(8)
(i) so long as no Default or Event of Default has occurred and is continuing, the declaration and payment of regularly scheduled or accrued dividends to holders of Disqualified Capital Stock issued in accordance with the covenant "—Limitation on Incurrence of Additional Indebtedness and Issuance of Disqualified Capital Stock and Preferred Stock" and (ii) non-cash dividends on such Disqualified Capital Stock paid in kind through an increase in the liquidation preference thereon or the issuance of additional shares of such Disqualified Capital Stock;

(9)
the payment, purchase, redemption, defeasance or other acquisition or retirement for value of any Indebtedness of the Company or the Guarantors that is subordinate or junior in right of payment to the Notes and Guarantees or Disqualified Capital Stock of the Company and its Restricted Subsidiaries pursuant to provisions similar to those described under "—Repurchase upon Change of Control" and "—Limitation on Asset Sales;" provided that, prior to such payment, purchase, redemption, defeasance or other acquisition or retirement for value, the Company (or a third party to the extent permitted by the Indenture) has made a Change of Control Offer or Net Proceeds Offer, as the case may be, with respect to the Notes as a result of such Change of Control or Net Proceeds Offer, as the case may be, and has repurchased in accordance with the Indenture all Notes validly tendered and not withdrawn in connection with such Change of Control Offer or Net Proceeds Offer, as the case may be;

(10)
the payment of cash in lieu of the issuance of fractional shares of Capital Stock in connection with any dividend or split of, or upon exercise or conversion of securities exercisable or convertible into Capital Stock of the Company;

(11)
payments or distributions, in the nature of satisfaction of dissenters' rights, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of the Indenture applicable to mergers, consolidations and transfers of all or substantially all the property and assets of the Company; or

(12)	other Restricted Payments not to exceed $2.5 million outstanding at any one time in the aggregate.
In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (iii) of the first paragraph of this "Limitation on Restricted Payments" covenant amounts expended pursuant to clauses (1), (2)(ii), (4)(ii), and (12) shall be included in such calculation (in the case of clauses (2)(ii) and (4)(ii), to the extent such net proceeds are included in clause (iii)(B) of the first paragraph of this "Limitation on Restricted Payments" covenant).
For purposes of the covenant described above, if any Investment or Restricted Payment would be permitted pursuant to one or more provisions described above, one or more of the exceptions contained in the definition of "Permitted Investments" or both, the Company may divide and classify such Investment or Restricted Payment in any manner that complies with this covenant and may later divide and reclassify any such Investment or Restricted Payment so long as the Investment or Restricted Payment (as so divided and/or reclassified) would be permitted to be made in reliance on the applicable exception as of the date of such reclassification.
The amount of all Restricted Payments (other than cash or Cash Equivalents) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this covenant will be determined by the Board of Directors or senior management of the Company, as applicable, as provided in the definition of "Fair Market Value." The Board of Directors' determination must be based upon an opinion or appraisal issued by an accounting appraisal or investment banking firm of national standing if the Fair Market Value exceeds $10.0 million.
Limitation on Incurrence of Additional Indebtedness and Issuance of Disqualified Capital Stock and Preferred Stock.
(a)   The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, "incur") any Indebtedness (other than Permitted Indebtedness), and the Company will not issue any Disqualified Capital Stock and will not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock; provided, however, that the Company may incur Indebtedness (including, without limitation, Acquired Indebtedness) or issue Disqualified Capital Stock and any of its Restricted Subsidiaries that is or, upon such incurrence, becomes a Guarantor may incur Indebtedness, in each case, if on the date of the incurrence of such Indebtedness or the issuance of such Disqualified Capital Stock, as the case may be, the Consolidated Fixed Charge Coverage Ratio of the Company will be, after giving effect to the incurrence thereof, greater than 2.00 to 1.00; provided, further, that Restricted Subsidiaries that are not Guarantors may incur up to $15.0 million in aggregate principal amount of Indebtedness at any one time outstanding pursuant to this paragraph.
(b)   The Company will not, nor will the Company permit any of the Guarantors to, directly or indirectly, incur any Indebtedness which by its terms (or by the terms of any agreement governing such Indebtedness) is subordinated in right of payment to any other Indebtedness of the Company or such Guarantor unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate in right of payment to the Obligations of the Company or such Guarantor under (a) in the case of the Company, the Notes and the other Indenture Documents or (b) in the case of such Guarantor, its Guarantee and the other Indenture Documents, in each case, to the same extent and in the same manner as such Indebtedness is subordinated pursuant to subordination provisions that are most favorable to the holders of any other Indebtedness of the Company or such Guarantor; provided that (i) unsecured Indebtedness shall not be treated as contractually subordinated in right of payment to any other Indebtedness merely because it is unsecured; and (ii) Indebtedness shall not be treated as contractually subordinated in right of payment to any other Indebtedness merely because such Indebtedness has a junior priority with respect to any collateral.
Limitation on Asset Sales.
The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, consummate an Asset Sale unless:

(1)
the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed;

(2)
at least 75% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, from such Asset Sale is in the form of cash or Cash Equivalents; provided that the following shall be deemed to be cash for purposes of this provision:

(a)   the amount of any liabilities (as shown on the most recent applicable balance sheet) of the Company or such Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets shall be deemed to be cash for purposes of this provision so long as the documents governing such liabilities or the assumption thereof provide that there is no further recourse to the Company or any of its Subsidiaries with respect to such liabilities,
(b)   the Fair Market Value of any marketable securities, notes or other securities or obligations received by the Company or any such Restricted Subsidiary in exchange for any such assets that are converted into cash or Cash Equivalents within 90 days after receipt thereof,
(c)   Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Sale, to the extent that the Company and each other Restricted Subsidiary are released from any guarantee of payment of such Indebtedness in connection with such Asset Sale, and
(d)   any Designated Non-cash Consideration received by the Company or any Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (2)(d) that is at that time outstanding not to exceed $10.0 million (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value);

(3)	the Company shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 365 days of receipt thereof either:
(a)   to the extent the property that is subject to such Asset Sale constitutes Credit Facility Priority Collateral, to repay or prepay Indebtedness under the Credit Agreement;
(b)   to the extent the property that is subject to such Asset Sale does not constitute Collateral, to repay Indebtedness and other Obligations of a Restricted Subsidiary of the Company that is not a Guarantor (other than Indebtedness owed to the Company or a Restricted Subsidiary of the Company);
(c)   to make an investment in property, plant, equipment or other non-current assets that replace the properties and assets that were the subject of such Asset Sale or that will be used or useful in a Permitted Business

(including capital expenditures) or the acquisition of any of the Capital Stock of a Person engaged in a Permitted Business; or
(d)   a combination of repayment and investment permitted by the foregoing clauses (3)(a), (3)(b) and (3)(c);
provided, that the Company and its Restricted Subsidiaries will be deemed to have complied with clause (c) of this paragraph if and to the extent that, within 365 days after the Asset Sale that generated the Net Cash Proceeds, the Company or a Restricted Subsidiary has entered into and not abandoned or rejected a binding agreement to make an investment as described in clause (c) of this paragraph, and such investment, acquisition, purchase or capital expenditure is thereafter completed within 90 days after the end of such 365 day period.
Pending the final application of Net Cash Proceeds, the Company may temporarily reduce revolving credit borrowings or invest such Net Cash Proceeds in Cash Equivalents or otherwise use such Net Cash Proceeds in any manner not prohibited by the Indenture. On the 366th day after an Asset Sale (or such earlier date, if any, as the Board of Directors of the Company or of such Restricted Subsidiary determines not to apply such Net Cash Proceeds), to the extent that the Net Cash Proceeds relating to such Asset Sale that have not been applied as set forth in clause (3)(a), (3)(b), (3)(c) or (3)(d) of the preceding paragraph, subject to the immediately following paragraph (each, a "Net Proceeds Offer Trigger Date") and, such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (3)(a), (3)(b), (3)(c) and (3)(d) of the preceding paragraph (each a "Net Proceeds Offer Amount"), the Company shall make an offer to purchase (the "Net Proceeds Offer") on a date (the "Net Proceeds Offer Payment Date") not less than 30 nor more than 60 days following the applicable Net Proceeds Offer Trigger Date, from all Holders (and, to the extent that the Company so elects or is required by the terms of such Other Pari Passu Lien Obligations, from all holders of Other Pari Passu Lien Obligations), the maximum principal amount of Notes and such Other Pari Passu Lien Obligations that may be purchased with the Net Proceeds Offer Amount at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to, but not including, the date of purchase (or, in respect of such Other Pari Passu Lien Obligations, such lesser price, if any, as may be provided for by the terms of such Other Pari Passu Lien Obligations); provided, however, that if at any time any non-cash consideration received by the Company or any Restricted Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder on the date of such conversion or disposition, as the case may be, and the Net Cash Proceeds thereof shall be applied in accordance with clause (3) of the immediately preceding paragraph and this paragraph.
The Company may defer any Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $10.0 million resulting from one or more Asset Sales in which case the accumulation of such amount shall constitute a Net Proceeds Offer Trigger Date (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $10.0 million, shall be applied as required pursuant to the immediately preceding paragraph). Upon the completion of each Net Proceeds Offer, the Net Proceeds Offer Amount will be reset at zero, and for the avoidance of doubt, if the aggregate principal amount of Notes (and Other Pari Passu Lien Obligations, as applicable) validly tendered (and not withdrawn) in connection with such Net Proceeds Offer was less than the Net Proceeds Offer Amount, any Net Cash Proceeds relating to, and remaining following the completion of, such Net Proceeds Offer shall no longer constitute Net Cash Proceeds for purposes of this covenant.
Each notice of a Net Proceeds Offer shall be mailed first class, postage prepaid, to the record Holders as shown on the register of Holders or delivered in accordance with DTC procedures, as applicable, within 20 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in the Indenture. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Notes in whole or in part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) in exchange for cash. To the extent Holders (and any holders of Other Pari Passu Lien Obligations subject to the Net Proceeds Offer as described above) properly tender Notes in an amount exceeding the Net Proceeds Offer Amount, Notes of tendering Holders (and holders of such Other Pari Passu Lien Obligations) will be purchased on a pro rata basis (based on amounts tendered) or on as nearly a pro rata basis as is practicable (subject to DTC procedures) and, in the case of such Other Pari Passu Lien Obligations, subject to the terms of such Other Pari Passu Lien Obligations; provided that such terms shall not require the application of more than a pro rata portion of such proceeds to such Other Pari Passu Lien Obligations. A Net Proceeds Offer shall remain open for a period of 20 business days or such longer period as may be required by law.
The agreements governing other Indebtedness of the Company and its Subsidiaries may contain, and future agreements may contain, prohibitions of certain events, including events that would constitute an Asset Sale and including repurchases of or other prepayments in respect of the Notes. The exercise by the Holders of Notes of their right to require the Company to repurchase the Notes upon an Asset Sale could cause a default under these other agreements, even if the Asset Sale itself does not, due to the financial effect of such repurchases on the Company. In the event an Asset Sale occurs at a time when the Company is prohibited from repurchasing Notes, the Company could seek the consent of its lenders to the repurchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain a consent or repay those borrowings, the Company will remain prohibited from repurchasing Notes and any Other Pari Passu Lien Obligations. In that case, the Company's failure to repurchase tendered Notes would constitute an Event of Default under the Indenture which could, in turn, constitute a default under the other indebtedness. See "Risk Factors—Risks Relating to the Notes—Our ability to purchase notes upon an asset sale may be limited."
The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Asset Sale" provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under the "Asset Sale" provisions of the Indenture by virtue of such compliance.
Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.
The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary of the Company to:

(1)	pay dividends or make any other distributions on or in respect of its Capital Stock;

(2)	make loans or advances or to pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary of the Company; or

(3)	transfer any of its property or assets to the Company or any other Restricted Subsidiary of the Company, except for such encumbrances or restrictions existing under or by reason of:
(a)   applicable law, rule or regulation;
(b)   the Notes, Guarantees, Indenture or Collateral Agreements;
(c)   customary provisions restricting assignment, subletting, transfer or license of any property or assets subject to a lease, license or similar agreement of any Restricted Subsidiary of the Company entered into in the ordinary course of business;
(d)   any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or its Subsidiaries or the properties or assets of the Person so acquired and its Subsidiaries;
(e)   the Credit Agreement (and all amendments, supplements, modifications replacements or substitutions thereof on terms with respect to such encumbrances or restrictions that, taken as a whole, are, in the good faith judgment of the Company, not materially more restrictive to the Company and its Restricted Subsidiaries);
(f)    agreements existing on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date;
(g)   restrictions on the transfer of assets subject to any Lien permitted under the Indenture;
(h)   any agreement to sell assets or Capital Stock permitted under the Indenture to any Person pending the closing of such sale;
(i)    provisions in joint venture agreements and other similar agreements (in each case relating solely to the respective joint venture or similar entity or the equity interests therein) entered into in the ordinary course of business;
(j)    the terms of the Purchase Money Indebtedness or Capitalized Lease Obligations not incurred in violation of the Indenture; provided, that such restrictions relate only to the assets financed with such Indebtedness;
(k)   Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Refinancing Indebtedness, taken as a whole, are, in the good faith judgment of the Company, not materially more restrictive to the Company and its Restricted Subsidiaries than those contained in the agreements governing the Indebtedness being refinanced, extended, renewed, refunded, replaced, defeased or discharged;
(l)    the terms of other Indebtedness incurred in compliance with the covenant described under "—Limitation on Incurrence of Additional Indebtedness and Issuance of Disqualified Capital Stock and Preferred Stock;" provided that such restrictions, taken as a whole, are, in the good faith judgment of the Company, not materially more restrictive with respect to such encumbrances and restrictions than the most restrictive of the existing agreements referenced in clauses (b), (e) and (f) above;

(m)  restrictions on cash or other deposits imposed by customers under contracts or other arrangements entered into or agreed to in the ordinary course of business;
(n)   restrictions on any Foreign Restricted Subsidiary resulting from the operation of covenants contained in documentation governing Indebtedness of such Subsidiary permitted under the Indenture;
(o)   an agreement governing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to or contained in any amendment, supplement or modification to, an agreement referred to in clause (b), (d), (e), (f), (j) or (l) above; provided, however, that the encumbrances or restrictions contained in any such Indebtedness or such amendment, supplement or modification, taken as a whole, are, in the good faith judgment of the Company, no more materially restrictive to the Company and its Restricted Subsidiaries than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (b), (d), (e), (f), (j) or (l).
Limitation on Liens.
The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens (other than Permitted Liens) of any kind against or upon any property or assets of the Company or any of its Restricted Subsidiaries whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom.
Designation of Restricted and Unrestricted Subsidiaries
The Board of Directors of the Company may designate any Subsidiary (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger, consolidation or other business combination transaction, or Investment therein) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any other Restricted Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated, providedthat:

(1)	the Company certifies to the Trustee that such designation complies with the covenant described under "—Limitation on Restricted Payments;" and

(2)
each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries.

The Company's Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if:

(1)
immediately after giving effect to such designation, the Company is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the covenant described under "—Limitation on Incurrence of Additional Indebtedness and Issuance of Disqualified Capital Stock and Preferred Stock;" and

(2)	immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing.
Any such designation by such Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.
Merger, Consolidation and Sale of Assets.
(a)    The Company.    The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries taken as a whole whether as an entirety or substantially as an entirety to any Person unless:

(1)	either:

(A)	the Company shall be the surviving or continuing Person; or

(B)
the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and its Restricted Subsidiaries substantially as an entirety (the "Surviving Entity"):

(x)
shall be a corporation (or a limited liability company or a limited partnership joined by a corporation as a co-issuer) organized and existing under the laws of the United States or any State thereof or the District of Columbia; and

(y)
shall expressly assume, (i) by supplemental indenture, executed and delivered to the Trustee, all of the obligations of the Company under the Notes and the Indenture and (ii) by amendment, supplement or other instrument, executed and delivered to the Trustee, all obligations of the Company under the Collateral Agreements, and in connection therewith shall cause such instruments to be filed and recorded in such jurisdictions and take such other actions as may be required by applicable law to perfect or continue the perfection of the Lien created under the Collateral Agreements on the Collateral owned by or transferred to the surviving entity;

(2)
immediately after giving effect to such transaction and the assumption contemplated by clause (1)(B)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred in connection with or in respect of such transaction), either (x) the Company or such Surviving Entity, as the case may be, shall be able to incur at least $1.00 of additional Indebtedness pursuant to paragraph (a) under the "—Limitation on Incurrence of Additional Indebtedness and Issuance of Disqualified Capital Stock and Preferred Stock" covenant or (y) the Consolidated Fixed Charge Coverage Ratio for the Surviving Entity and its Restricted Subsidiaries would be greater than such ratio for the Company and its Restricted Subsidiaries immediately prior to such transaction;

(3)
immediately after giving effect to such transaction and the assumption contemplated by clause (1)(B)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and

(4)
the Company or the Surviving Entity shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of the Indenture and that all conditions precedent in the Indenture relating to such transaction have been satisfied.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.
The Indenture provides that upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, in which the Company is not the surviving or continuing corporation, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture and the Notes with the same effect as if such surviving entity had been named as such. Upon such substitution, the Company and any Guarantors that remain Subsidiaries of the Company shall be released from their obligations under the Indenture and the Guarantees.
There is no precise established definition of the phrase "substantially all" under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve "all or substantially all" of the property or assets of a Person.
(b)    The Guarantors.    Each Guarantor (other than any Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and the Indenture in connection with any transaction complying with the provisions of this covenant and the "—Limitation on Asset Sales" covenant) will not, and the Company will not cause or permit any Guarantor to, consolidate with or merge with or into any Person, other than the Company or any other Guarantor unless:

(1)
the entity formed by or surviving any such consolidation or merger (if other than the Guarantor) or to which such sale, lease, conveyance or other disposition shall have been made is a corporation or limited liability company organized and existing under the laws of the United States or any State thereof or the District of Columbia;

(2)
such entity assumes (A) by supplemental indenture, executed and delivered to the Trustee, all of the obligations of the Guarantor under the Guarantee and the Indenture, and (B) by amendment, supplement or other instrument (in form and substance satisfactory to the Trustee and the Collateral Agent) executed and delivered to the Trustee and the Collateral Agent, all obligations of the Guarantor under the Collateral Agreements and in connection therewith shall cause such instruments to be filed and recorded in such jurisdictions and take such other actions as may be required by applicable law to perfect or continue the perfection of the Lien created under the Collateral Agreements on the Collateral owned by or transferred to the surviving entity; and

(3)	immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.
(c)   Any merger or consolidation or any other transaction subject to this covenant of or by (i) a Guarantor with, to or into the Company (with the Company or the Guarantor being the surviving entity) or another Guarantor or (ii) a Guarantor or the Company with, to or into an Affiliate incorporated or organized solely for the purpose of reincorporating such Guarantor or the Company in another jurisdiction in the United States or any state thereof or the District of Columbia or changing the legal form of the Company need only comply with:

(A)	clause (a)(4) of this covenant; and

(B)
(x) in the case of a merger or consolidation involving the Company as described in clause (ii), clause (a)(1)(B)(y) of the first paragraph of this covenant; provided that the Company (or such Affiliate) shall be a corporation (or a limited liability company or a limited partnership joined by a corporate co-issuer), and (y) in the case of a merger or consolidation involving the Guarantor as described in clause (ii), clause (b)(2) of the immediately preceding paragraph.

This covenant shall not apply to (i) a merger or consolidation of a non-Guarantor Restricted Subsidiary into the Company or a Restricted Subsidiary or (ii) a sale, assignment, transfer, lease, conveyance or other disposition of properties or assets of a non-Guarantor Restricted Subsidiary to the Company or a Restricted Subsidiary.
Limitations on Transactions with Affiliates.
(a)   The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, any of its Affiliates (each an "Affiliate Transaction"), involving aggregate payments or consideration in excess of $1.0 million, other than

(x)	Affiliate Transactions permitted under paragraph (b) below, and

(xi)
Affiliate Transactions on terms that are not materially less favorable, taken as a whole, to the Company or such Restricted Subsidiary, as the case may be, than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary.

All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a Fair Market Value in excess of $2.5 million shall be approved by a majority of the members of the Board of Directors of the Company (including a majority of the disinterested members thereof, if there are disinterested members), a committee of disinterested directors or the audit committee, as the case may be, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions and the Company shall deliver an Officers' Certificate to the Trustee certifying that such transactions are in compliance with clause (a)(y) of the preceding paragraph. If the Company or any Restricted Subsidiary of the Company enters into an Affiliate Transaction (or a series of related Affiliate Transactions related to a common plan) that involves an aggregate Fair Market Value of more than $7.5 million, the Company shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of the financial terms of such transaction or series of related transactions to the Company or the relevant Restricted Subsidiary, as the case may be, from an Independent Financial Advisor and file the same with the Trustee.
(b)   The restrictions set forth in the first paragraph of this covenant shall not apply to:

(1)
payment or provision, as applicable, of reasonable fees and compensation paid to and indemnity and insurance provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary of the Company as determined in good faith by the Company's Board of Directors;

(2)
transactions exclusively between or among the Company and any of its Restricted Subsidiaries (including any entity that becomes a Restricted Subsidiary as a result of such transaction) or exclusively between or among such Restricted Subsidiaries; provided that such transactions are not otherwise prohibited by the Indenture;

(3)
any agreement or transaction as in effect as of the Issue Date or any transaction contemplated thereby or performance of obligations thereunder and any amendment, modification, supplement or renewal thereof or thereto or any replacement agreement thereto, and transactions contemplated thereby, so long as any such amendment, modification, supplement or renewal thereof or thereto or replacement agreement is not materially more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date;

(4)	Restricted Payments permitted by the Indenture and Permitted Investments;

(5)
any employment, stock option, stock repurchase, employee benefit, compensation, business expense reimbursement, severance, termination or other employment-related agreements, arrangements or plans entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business or the transactions contemplated thereby or performance of obligations thereunder;

(6)
transactions between the Company or any Restricted Subsidiary and any person that is an Affiliate of the Company or any Restricted Subsidiary solely because a director of such Person is also a director of the Company or any direct or indirect parent entity of the Company; provided that such director abstains from voting as a director of the Company on any matter involving such other Person;

(7)
transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture, which are fair to the Company or the relevant Restricted Subsidiary in the reasonable determination of the Board of Directors of the Company or the relevant Restricted Subsidiary, or are on terms that are not materially less favorable, taken as a whole, to the Company or such Restricted Subsidiary, as applicable, as would reasonably have been obtained at such time from an unaffiliated party;

(8)
any transaction between or among the Company or any Restricted Subsidiary, on the one hand, and any Affiliate of the Company (other than a Restricted Subsidiary), on the other hand, that would constitute an Affiliate Transaction solely because the Company or a Restricted Subsidiary owns an equity interest in or otherwise controls such Affiliate;

(9)
issuances or sales of Qualified Capital Stock of the Company or options, warrants or other rights to acquire such Capital Stock and the granting of registration and other customary rights in connection therewith or any contribution to capital of the Company or any Restricted Subsidiary;

(10)	any capital contribution to any Affiliate otherwise permitted by the Indenture and pledges of Capital Stock of Unrestricted Subsidiaries;

(11)
any merger, consolidation or reorganization of the Company with an Affiliate of the Company solely for the purpose of (a) forming or collapsing a holding company structure or (b) reincorporating the Company in a new jurisdiction;

(12)
transactions in which the Company or any Restricted Subsidiary, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view; and

(13)
any purchases by the Company's Affiliates of Indebtedness or Disqualified Capital Stock of the Company or any of its Restricted Subsidiaries the majority of which Indebtedness or Disqualified Capital Stock is purchased by Persons who are not the Company's Affiliates; provided that such purchases by the Company's Affiliates are on the same terms as such purchases by such Persons who are not the Company's Affiliates.

Additional Subsidiary Guarantees.
If the Company or any of its Restricted Subsidiaries acquires or creates another Domestic Restricted Subsidiary (other than an Immaterial Subsidiary) after the Issue Date, then the Company shall cause such Domestic Restricted Subsidiary (other than an Immaterial Subsidiary) to within 30 days after such creation or acquisition:

(1)
execute and deliver to the Trustee a supplemental indenture pursuant to which such Domestic Restricted Subsidiary shall guarantee on a senior secured basis all of the Company's obligations under the Notes and the Indenture on the terms set forth in the Indenture;

(2)
take such actions necessary or advisable to grant to the Collateral Agent for the benefit of the Holders a perfected security interest in the assets of such new Domestic Restricted Subsidiary of the type that would constitute Collateral (which for the avoidance of doubt shall not include any Excluded Assets), subject to the Permitted Liens, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Security Agreement or by law;

(3)
take such further action and execute and deliver such other documents specified in the Indenture, the Intercreditor Agreement or otherwise reasonably requested by the Trustee or the Collateral Agent to effectuate the foregoing; and

(4)
deliver to the Trustee an Opinion of Counsel that such supplemental indenture and any other documents required to be delivered have been duly authorized, executed and delivered by such Domestic Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Domestic Restricted Subsidiary and such other opinions regarding the perfection of such Liens in the assets of such Domestic Restricted Subsidiary as provided for in the Indenture.

Thereafter, such Domestic Restricted Subsidiary shall be a Guarantor for all purposes of the Indenture.
If any Guarantor becomes an Immaterial Subsidiary, the Company shall have the right to designate such Guarantor as an Immaterial Subsidiary and, by execution and delivery of a supplemental indenture to the Trustee, to cause such Immaterial

Subsidiary to cease to be a Guarantor, subject to the requirement described in the first paragraph above that such Subsidiary shall be required to become a Guarantor if it ceases to be an Immaterial Subsidiary (except that if such Subsidiary has been properly designated as an Unrestricted Subsidiary it shall not be so required to become a Guarantor or comply with the first paragraph above).
Further Assurances.
Neither the Company nor any of its Restricted Subsidiaries will take or knowingly omit to take any action that would materially impair the Liens in favor of the Collateral Agent, on behalf of itself, the Trustee and the Holders of the Notes, with respect to any material portion of the Collateral. The Company shall, and shall cause each Guarantor to, at their sole cost and expense, (i) execute and deliver all such agreements and instruments as the Collateral Agent shall reasonably request to more fully or accurately describe the property intended to be Collateral or the obligations intended to be secured by the Collateral Agreements and (ii) file any such notice filings or other agreements or instruments as may be reasonably necessary under applicable law to perfect (and maintain the perfection and priority of) the Liens created by the Collateral Agreements, subject to Permitted Liens, at such times and at such places as the Collateral Agent may reasonably request, in each case subject to the terms of the Collateral Agreements.
Real Estate Mortgages and Filings.
With respect to any fee interest in any real property, other than any such property that constitutes an Excluded Asset under clause (6) of the definition thereof (individually and collectively, the "Premises") (a) acquired by the Company or any such Domestic Restricted Subsidiary after the Issue Date with a Fair Market Value of greater than $2.5 million or (b) which is subject to a Permitted Lien described in clause (18) of the definition thereof, in each case, within 90 days of the acquisition thereof, in the case of clause (a), and within 90 days after the granting of such Lien, in the case of clause (b):

(1)
the Company shall deliver to the Collateral Agent, as mortgagee for the ratable benefit of the Collateral Agent, the Trustee and the Holders, fully executed counterparts of Mortgages, each dated as of the Issue Date or the date of acquisition of such property, as the case may be, duly executed by the Company or the applicable Domestic Restricted Subsidiary, and corresponding fixture filings, together with evidence of the completion (or satisfactory arrangements for the completion), of all recordings and filings of such Mortgages and corresponding UCC fixture filings as may be necessary to create a valid, perfected Liens, subject to Permitted Liens, against the properties purported to be covered thereby;

(2)
the Company shall deliver to the Collateral Agent (i) mortgagee's title insurance policies in favor of the Collateral Agent, in an amount equal to 110% of the Fair Market Value of the Premises purported to be covered by the related Mortgages, insuring the title to such property and that the interests created by the Mortgage constitute valid Liens thereon free and clear of all Liens, defects and encumbrances other than Permitted Liens, and such policies shall also include, to the extent available in the applicable jurisdiction, customary endorsements, provided the Collateral Agent and the Trustee shall not be responsible for the form or sufficiency of such policies, and shall be accompanied by evidence of the payment in full of all premiums thereon and (ii) such affidavits, certificates, instruments of indemnification and other items (including a so-called "gap" indemnification) as shall be reasonably required to induce the title insurer to issue the title insurance policies and endorsements referenced herein with respect to each of the Premises;

(3)	the Company shall deliver to the Collateral Agent, with respect to each of the covered Premises, the most recent ALTA/ACSM survey of such Premises(to the extent applicable) at the time of purchase;

(4)
the Company shall deliver to the Collateral Agent a standard flood hazard determination form with respect to each of the covered Premises, prepared by a flood determination company of national standing stating whether or not any portion of such Premises is in a federally designated special flood hazard area and, if such Premises are located in a federally designated special flood hazard area, the Company or Guarantor, as applicable, which owns such Premises shall keep the improvements on the Premises insured against loss by flood in an amount at least equal to the outstanding Obligations or the maximum limit of coverage available on commercially reasonable terms with respect to such improvements under the applicable federal statute, whichever is less;

(5)
the Company shall deliver to the Collateral Agent Opinions of Counsel in the jurisdictions where such Premises are located and Opinions of Counsel in the jurisdictions of formation of the Company and of the applicable Domestic Restricted Subsidiary entering into the relevant Mortgages, in each case covering such matters as may be customary for transactions of this type including, without limitation, the enforceability of the relevant Mortgages; and

(6)
the Company shall deliver to the Collateral Agent such other information, documentation and certificates as may be necessary in order to create a valid, perfected first and subsisting Lien against the properties covered by the Mortgages.

With respect to any Premises which is subject to a Mortgage in favor of the Collateral Agent solely as a result of the requirement in clause (b) of the preceding paragraph, the Company may request that the Collateral Agent terminate such Mortgage upon the release of all such Permitted Liens on such Premises described in such clause (b).
Landlord, Bailee and Consignee Waivers.
To the extent the Company or any Guarantor delivers a landlord, bailee or consignee waiver for the benefit of the Administrative Agent or the Credit Facility Lenders, such Company or Guarantor shall use commercially reasonable efforts to cause such landlord, bailee or consignee to deliver a landlord, bailee or consignee waiver, as applicable, to the Collateral Agent.
Conduct of Business.
The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in any businesses other than Permitted Businesses.
Reports to Holders.
Whether or not the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the SEC (to the extent the SEC will accept such filings) and furnish to the Trustee for providing to the Holders such annual reports, quarterly reports and current reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such reports to be so filed and provided within 15 days after the deadline therefor (giving effect to any extension of time under Rule 12b-25 under the Exchange Act) as specified in Section 13 or 15(d) of the Exchange Act. The Company agrees that it will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept the Company's filings for any reason, the Company will post the reports referred to in this paragraph on its website within 15 days after the filing deadline therefor (giving effect to any extension of time under Rule 12b-25 under the Exchange Act) in Section 13 or 15(d) of the Exchange Act.
At any time that any of the Company's Subsidiaries are Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in "Management's Discussion and Analysis of Financial Condition and Results of Operations", of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.
In addition, if the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will furnish to the Holders of the Notes and to prospective investors, upon the requests of such Holders, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Securities Act.
Payments for Consent.
The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture, the Notes, any Collateral Agreement or the Intercreditor Agreement unless such consideration is offered to be paid or is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.
Events of Default
The following events are defined in the Indenture as "Events of Default":

(1)	the failure to pay interest on any Notes when the same becomes due and payable and the default continues for a period of 30 days;

(2)
the failure to pay the principal of or premium, if any, on any Notes, when such principal or premium becomes due and payable, at maturity, upon optional redemption, upon required offer to purchase (including a default in payment resulting from the failure to make a required offer to purchase), upon acceleration or otherwise;

(3)
a default in the observance or performance of any other covenant or agreement contained in the Indenture (other than the payment of the principal of, or premium, if any, or interest on any Note) or any Collateral Agreement which default continues for a period of 60 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes (except in the case of a default with respect to the covenants described under "—Repurchase upon Change of Control," and "—Certain Covenants—Merger, Consolidation and Sale of Assets" for which such period shall be 30 days);

(4)
the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness of the Company or any Restricted Subsidiary of the Company, or the acceleration of the final stated maturity of any such Indebtedness, in each case, if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been so accelerated, aggregates $10.0 million or more at any time;

(5)
one or more judgments in an aggregate amount in excess of $10.0 million shall have been rendered against the Company or any of its Restricted Subsidiaries (other than any judgment or portion thereof as to which a reputable and solvent third party insurer has not disclaimed coverage) and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable;

(6)	certain events of bankruptcy affecting the Company, any of its Significant Subsidiaries or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary;

(7)
(a) any Collateral Agreement of a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, as of the last audited consolidated financial statements of the Company and its Restricted Subsidiaries would constitute a Significant Subsidiary at any time for any reason shall cease to be in full force and effect in all material respects, or ceases to give the Collateral Agent the Liens, rights, powers and privileges purported to be created thereby with respect to any of the Collateral related thereto, subject to no other Liens other than Permitted Liens and except as expressly permitted by the applicable Collateral Agreement; or (b) the Company or any of the Guarantors, directly or indirectly, contest in any manner the effectiveness, validity, binding nature or enforceability of any Collateral Agreement (other than by reason of (i) a release of such obligation or Lien related thereto in accordance with the Indenture or the Collateral Agreements or (ii) the failure of the Collateral Agent to maintain possession of certificates, instruments or other documents actually delivered to it representing securities or other possessory collateral pledged under the Collateral Agreements), which default, repudiation or disaffirmation event results in Collateral having an aggregate Fair Market Value in excess of $10.0 million not being subject to a valid, perfected security interest in favor of the Collateral Agent under any applicable law (other than the law of any foreign jurisdiction) (to the extent required under the Collateral Agreements), or a determination in a judicial proceeding that the Collateral Agreements are unenforceable or invalid against the Company or any of the Guarantors for any reason with respect to Collateral having an aggregate Fair Market Value of $10.0 million or more; provided that such default, repudiation, disaffirmation or determination is not rescinded, stayed, or waived by the Persons having such authority pursuant to the Collateral Agreements or otherwise cured within 60 days after the Company receives written notice thereof specifying such occurrence from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes demanding that such default be remedied; and

(8)
(a) any Guarantee of a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, as of the last audited consolidated financial statements of the Company and its Restricted Subsidiaries would constitute a Significant Subsidiary (i) ceases to be in full force and effect, (ii) is declared by a court of competent jurisdiction to be null and void and unenforceable or (iii) is found by a court of competent jurisdiction to be invalid or (b) any Guarantor that is a Significant Subsidiary denies its liability under its Guarantee, in each case other than in accordance with the terms thereof or by reason of release of a Guarantor in accordance with the terms of the Indenture.

If an Event of Default (other than an Event of Default specified in clause (6) above) shall occur and be continuing and has not been waived, the Trustee or the Holders of at least 25% in principal amount of outstanding Notes may declare the principal of and premium, if any, and accrued and unpaid interest on all the Notes to be due and payable by notice in writing to the Company and the Trustee specifying the Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"), and the same shall become immediately due and payable.
If an Event of Default specified in clause (6) above occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.
The Indenture provides that, at any time after a declaration of acceleration with respect to the Notes as described in the preceding paragraphs, the Holders of a majority in aggregate principal amount of the Notes may rescind and cancel such declaration and its consequences:

(1)	if the rescission would not conflict with any judgment or decree;

(2)	if all existing Events of Default have been cured or waived except non-payment of principal, premium, if any, or interest that has become due solely because of the acceleration;

(3)
to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal and premium, if any, which has become due otherwise than by such declaration of acceleration, has been paid or deposited with the Trustee for payment therefor without any restriction on or condition to the application by the Trustee towards such payment; and

(4)	if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its reasonable expenses, disbursements and its advances.
No such rescission shall affect any subsequent Default or impair any right consequent thereto.
The Holders of a majority in principal amount of the Notes may waive any existing Default or Event of Default under the Indenture, and its consequences, except a default in the payment of the principal of or premium, if any, or interest on any Notes.
Holders may not enforce the Indenture or the Notes except as provided in the Indenture and under the TIA. The Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee an indemnity or security satisfactory to the Trustee. Subject to the provisions of the Indenture and applicable law, the Holders of a majority in aggregate principal amount of the then outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.
Under the Indenture, the Company is required to provide notice to the Trustee promptly upon any Officer obtaining knowledge of any Default or Event of Default that has occurred and, if applicable, describe such Default or Event of Default and the status thereof. In addition, the Company is required to deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers' Certificate indicating whether the signers thereof know of any Default or Event of Default that occurred during the previous year.
No Personal Liability of Directors, Officers, Employees and Stockholders
No past, present or future director, officer, manager, member, employee, incorporator, or stockholder of the Company or Guarantors, as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, the Guarantees, the Collateral Agreements or the Indenture or for any claim based on, or in respect of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.
Legal Defeasance and Covenant Defeasance
The Company may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors discharged and terminated (and all then existing Defaults or Events of Default cured) with respect to the outstanding Notes and to have all Liens on the Collateral securing the Notes and the Guarantees released and terminated ("Legal Defeasance"). Such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, except for:

(1)	the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due from the defeasance trust referred to below;

(2)
the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payments;

(3)	the rights, powers, trust, duties and immunities of the Trustee and the Company's obligations in connection therewith; and

(4)	the Legal Defeasance provisions of the Indenture.
In addition, the Company may, at its option and at any time, elect to have its and the Guarantors' obligations released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and to have all Liens on the Collateral securing the Notes and the Guarantees released and terminated and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, all events (other than those relating to non-payment, bankruptcy, receivership, reorganization and insolvency events) described under "—Events of Default" will no longer constitute an Event of Default with respect to the Notes.
The Company at its option at any time may exercise its Legal Defeasance option notwithstanding its prior exercise of its Covenant Defeasance option.
In order to exercise either Legal Defeasance or Covenant Defeasance:

(1)
the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders cash in U.S. dollars, non-callable U.S. government obligations, or a combination thereof, in such amounts and at such times as will be sufficient, in the opinion or based on the report of a nationally recognized firm of independent public accountants, investment bank or appraisal firm to pay the principal of, premium, if any, and interest on the Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be; provided that, with respect to any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of the Indenture to the extent that an amount is so deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any deficit on the date of redemption (any such amount, the "Applicable Premium Deficit") only required to be deposited with the Trustee on or prior to the date of redemption;

(2)	in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States confirming that:
(a)   the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or
(b)   since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based on such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)
in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)
no Default or Event of Default shall have occurred and be continuing on the date of such deposit pursuant to clause (1) of this paragraph (except such Default or Event of Default resulting from the failure to comply with "—Certain Covenants—Limitation on Incurrence of Additional Indebtedness and Issuance of Disqualified Capital Stock and Preferred Stock" or "—Certain Covenants—Limitation on Liens" as a result of the borrowing of funds required to effect such deposit and any related deposit of funds);

(5)
such Legal Defeasance or Covenant Defeasance shall not result in a breach of, or constitute a default under any material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound (other than the Indenture as described in paragraph (4) above or any agreement or instrument governing any other Indebtedness being defeased or discharged);

(6)
the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company; and

(7)
the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Upon request, the Collateral Agent will acknowledge the release of the Liens securing the Notes and the Guarantees pursuant to a defeasance upon presentation of an Officers' Certificate and an Opinion of Counsel, as provided in the Indenture.
Satisfaction and Discharge
The Indenture will be discharged (and all Liens on Collateral securing the Notes and Guarantees will be released) will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Notes, as expressly provided for in the Indenture) as to all outstanding Notes and Guarantees when:

(1)	either:

a.
all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or

b.
all Notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable at their stated maturity within one year or (iii) are to be called for redemption within one year and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of such stated maturity or redemption, as the case may be, together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; provided that, with respect to any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of the Indenture to the extent that an amount is so deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any Applicable Premium Deficit only required to be deposited with the Trustee on or prior to the date of redemption;

(2)	the Company has paid all other sums payable under the Indenture; and

(3)
the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

Upon request, the Collateral Agent will acknowledge the release of the Liens securing the Notes and the Guarantees pursuant to a satisfaction and discharge upon presentation of an Officers' Certificate and an Opinion of Counsel, as provided in the Indenture.
Modification of the Indenture
From time to time, the Company, the Guarantors, the Trustee and, if such amendment, modification or supplement relates to any Collateral Agreement, the Collateral Agent, without the consent of the Holders, may amend, modify or supplement the Indenture, the Notes, the Guarantees and the Collateral Agreements:

(1)	to cure any ambiguity, omission, mistake, defect or inconsistency contained therein;

(2)	to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3)	to provide for the assumption of the Company's or a Guarantor's obligations to Holders in accordance with the covenant described under "—Certain Covenants—Merger, Consolidation and Sale of Assets;"

(4)
to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights of any such Holder under the Indenture, the Notes, the Guarantees or the Collateral Agreements;

(5)	to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA;

(6)	to allow any Subsidiary or any other Person to guarantee the Notes;

(7)	to release a Guarantor as permitted by the Indenture and the relevant Guarantee;

(8)	if necessary, in connection with any addition or release of Collateral permitted under the terms of the Indenture or Collateral Agreements;

(9)
make any amendment to the provisions of the Indenture relating to the transfer and legending of Notes as permitted by the Indenture, including to facilitate the issuance and administration of the Notes or to comply with the rules of any applicable securities depository; provided, however, that (i) compliance with the Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Notes;

(10)
to conform the text of the Indenture, the Notes, the Guarantees or the Collateral Agreements to any provision of this "Description of the New Notes" to the extent that such provision in this "Description of the New Notes" was intended to be a verbatim recitation of a provision of the Indenture, the Notes, the Guarantees or the Collateral Agreements;

(11)	to provide for the issuance of Additional Notes (and the grant of security for the benefit of the Additional Notes) in accordance with the limitations set forth in the Indenture as of the Issue Date;

(12)
to evidence and provide for the acceptance of appointment by a successor trustee, provided that the successor trustee is otherwise qualified and eligible to act as such under the terms of the Indenture, or evidence and provide for a successor or replacement Collateral Agent under the Indenture and any of the Collateral Agreements;

(13)
to provide for the succession of any parties to the Indenture and any of the Collateral Agreements (and other amendments that are administrative or ministerial in nature), including, the replacement of the Collateral Agent under the Intercreditor Agreement, in connection with any incurrence of additional secured obligations or an amendment, renewal, extension, substitution, refinancing, restructuring, replacement, supplementing or other modification from time to time of any agreement in accordance with the terms of the Indenture and the relevant Collateral Agreement;

(14)	to provide for a reduction in the minimum denominations of the Notes;

(15)	to comply with the rules of any applicable securities depositary; and

(16)
to modify the Collateral Agreements and/or the Intercreditor Agreement for the purpose of (i) adding other parties (or any authorized agent thereof or trustee therefor) holding Other Pari Passu Lien Obligations or Obligations with Junior Lien Priority, in each case, that are incurred in compliance with the Indenture, and to establish the Pari Passu Lien Priority and Junior Lien Priority thereof, or additional Obligations under the Credit Agreement incurred after the Issue Date, in each case, that are incurred in compliance with the Indenture, and to establish the Lien priority thereof, and (ii) providing for the authorized representative as between the various agents thereof and/or trustees therefor who shall have the right to direct actions with respect to the Collateral.

Other amendments of, modifications to and supplements to the Indenture, the Notes, the Guarantees and the Collateral Agreements may be made, and any Default or Event of Default or compliance with any provisions of such documents may be waived, in each case with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). However,

(a)   without the consent of each Holder affected thereby, no amendment may:

(1)	reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver of any provision of the Indenture or the Notes;

(2)	reduce the rate of or change the time for payment of interest (including defaulted interest) on any Notes;

(3)
reduce the principal of or change the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption or reduce the redemption price therefor (other than provisions relating to (i) the timing for notices that must be given by the Company in connection with a redemption of the Notes and (ii) repurchases or redemptions other than under "Redemption");

(4)	make any Notes payable in money other than that stated in the Notes;

(5)
make any change in provisions of the Indenture protecting the right of each Holder to receive payment of principal of, premium, if any, and interest on such Note on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of Notes to waive Defaults or Events of Default;

(6)	waive a redemption payment with respect to any note (other than a payment required by the covenants under "Redemption");

(7)
amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer after the occurrence of a Change of Control or make and consummate a Net Proceeds Offer with respect to any Asset Sale that has been consummated, or modify any of the provisions or definitions with respect thereto;

(8)	expressly subordinate the Notes in right of payment to any other Indebtedness of the Company or any Guarantor;

(9)	release any Guarantor from any of its obligations under its Guarantee or the Indenture otherwise than in accordance with the terms of the Indenture; or

(10)	make any change in the preceding amendment and waiver provisions for amendments or waivers that require each holder's consent; or
(b)   without the consent of the Holders of at least 662/3% in principal amount of the then outstanding Notes issued under the Indenture, release all or substantially all of the Collateral otherwise than in accordance with the terms of the Indenture and the Collateral Agreements.
Notwithstanding the foregoing, the Trustee and the Collateral Agent will not be required to enter into any amendment that adversely affects the Trustee's or Collateral Agent's rights and obligations under the Indenture or the Collateral Agreements. The Intercreditor Agreement also contains certain restrictions on amendments to the Indenture.
Governing Law
The Indenture provides that it, the Notes, the Guarantees and the Collateral Agreements will be governed by, and construed in accordance with, the laws of the State of New York.
The Trustee
The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it by the Indenture, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.
The Indenture and the provisions of the TIA contain certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the TIA, the Trustee will be permitted to engage in other transactions; provided that if the Trustee acquires any conflicting interest as described in the TIA, it must eliminate such conflict or resign.
Certain Definitions
Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.
"Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries (1) existing at the time such Person becomes (including by designation) a Restricted Subsidiary of the Company or at the time it merges or consolidates with or into the Company or any of its Restricted Subsidiaries or (2) assumed in connection with the acquisition of assets from such Person or (3) secured by a Lien encumbering any asset acquired by the Company or a Restricted Subsidiary and in each case whether or not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition, merger or consolidation provided that, for the avoidance of doubt, if such

Indebtedness is repurchased, redeemed, retired, defeased (whether by covenant or legal defeasance), discharged or otherwise repaid (or if irrevocable deposit has been made for the purpose of such repurchase, redemption, retirement, defeasance (whether by covenant or legal defeasance), discharge or repayment) at the time, or substantially concurrently with the consummation, of the transaction by which such Person is merged with or into or became a Restricted Subsidiary (including by designation) of such specified Person, then such Indebtedness shall not constitute Acquired Indebtedness. Acquired Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from a Person or the date a Person becomes a Restricted Subsidiary.
"Additional Interest" has the meaning set forth in the Registration Rights Agreement.
"Administrative Agent" has the meaning set forth in the definition of "Credit Agreement."
"Affiliate" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. The terms "controlling" and "controlled" have meanings correlative of the foregoing.
"Applicable Premium" means, with respect to a Note at any Redemption Date, the greater of (i) 1.00% of the principal amount of such Note and (ii) the excess of (A) the present value at such Redemption Date of (1) the redemption price of such Note on April 15, 2017 (such redemption price being that described in the first paragraph of "—Redemption—Optional Redemption on or after April 15, 2017") plus (2) all required remaining scheduled interest payments due on such Notes through April 15, 2017, computed using a discount rate equal to the Treasury Rate plus 50 basis points over (B) the principal amount of such Note on such Redemption Date. Calculation of the Applicable Premium will be made by the Company or on behalf of the Company by such Person as the Company shall designate.
"Asset Acquisition" means:

(1)
an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or any Restricted Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary of the Company, or

(2)
the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person (other than a Restricted Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

"Asset Sale" means any sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer (other than a Lien in accordance with the Indenture) for value by the Company or any of its Restricted Subsidiaries to any Person other than the Company or a Restricted Subsidiary of:

(1)
any Capital Stock of any Restricted Subsidiary of the Company (other than directors' qualifying shares or interests or Capital Stock required by applicable law to be held by a Person other than the Company or one of its Restricted Subsidiaries); or

(2)	any other property or assets of the Company or any Restricted Subsidiary of the Company other than in the ordinary course of business;
provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption "—Repurchase upon Change of Control" and/or the provisions described above under the caption "—Certain Covenants—Merger, Consolidation and Sale of Assets" and not by the provisions described above under the caption "—Certain Covenants—Limitation on Asset Sales"; and
provided, however, that Asset Sales shall not include:
(a)   a transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration of less than $1.0 million;
(b)   any disposition of products, services, inventory or accounts receivable in the ordinary course of business (including in connection with the collection or compromise thereof) and any sale or other disposition of damaged, worn-out, excess or obsolete property or assets in the ordinary course of business (including sales in connection with store closings and the abandonment or other disposition of intellectual property that is no longer economically practicable to maintain or useful in the conduct of the business of the Company and its Restricted Subsidiaries taken as whole);

(c)   the lease, assignment, sublease, license or sublicense of any real, personal or intellectual property or other general intangible property in the ordinary course of business;
(d)   a disposition of leasehold improvements or leased assets in connection with the termination of any operating lease;
(e)   the granting of Liens permitted or not prohibited by the covenant described above under the caption "—Certain Covenants—Limitation on Liens";
(f)    any Restricted Payment permitted under "—Certain Covenants—Limitation on Restricted Payments" or a Permitted Investment;
(g)   the sale of Cash Equivalents;
(h)   any surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other litigation claims in the ordinary course of business;
(i)    any issuance, sale, or transfer of Capital Stock in, or Indebtedness or other securities of, an Unrestricted Subsidiary;
(j)    to the extent allowable under Section 1031 of the Code (or comparable or successor provision), any exchange of like property for use in any Permitted Business;
(k)   any foreclosure or any similar action with respect to the property or other assets of the Company or any Restricted Subsidiary by reason of eminent domain or similar governmental actions; and
(l)    the grant of buy-out options to licensees of trademarks and other intellectual property pursuant to license agreements entered into in the ordinary course of business and the sale of such trademarks and other intellectual property to such licensees, provided that the proceeds from any such sale are applied as Net Proceeds for purposes of the covenant described under the caption "—Certain Covenants—Limitation on Asset Sales."
"Attributable Debt" in respect of a sale and leaseback transaction occurring on or after the date of the Indenture means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended); provided, however, that if such sale and leaseback transaction results in a Capitalized Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of Capitalized Lease Obligation.
"Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended, and codified as 11 U.S.C. §101 et seq.
"Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" have meanings correlative to the foregoing.
"Board of Directors" means, as to any Person, the board of directors or similar governing body of such Person or any duly authorized committee thereof.
"Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.
"Borrowing Base" means, as of any date, an amount equal to:

(1)
80% of the face amount of all accounts receivable owned by the Company and its Restricted Subsidiaries as of the end of the most recent fiscal month for which consolidated financial statements are available; plus

(2)	50% of the book value of inventory owned by the Company and its Restricted Subsidiaries as of the end of the most recent fiscal month for which consolidated financial statements are available.
Notwithstanding the foregoing, the Borrowing Base shall be adjusted to give pro forma effect to any acquisitions or Asset Sales by the Company and/or any Restricted Subsidiary since the end of the most recent fiscal month for which consolidated financial statements are available, as if such acquisition or Asset Sale had occurred on the last day of the end of the most recent fiscal month, with such adjustment to be effective upon consummation of any such acquisition or Asset Sale.
"Canadian Credit Agreement" means, that certain Credit Agreement, dated as of December 30, 2009, as amended, restated, refinanced, replaced, amended and restated, supplemented or otherwise modified, among the Company's existing Canadian Subsidiaries and Bank of Montreal.
"Canadian Intercreditor Agreement" an intercreditor agreement among the collateral agent under the Canadian Credit Agreement, the Collateral Agent and the Administrative Agent.
"Capital Stock" means:

(1)
with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person;

(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)	in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests;

(4)
any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock; and

(5)	any warrants, rights or options to purchase any of the instruments or interests referred to in clause (1), (2), (3) or (4) above.
"Canadian Subsidiary" means any Subsidiary of the Company organized under the laws of Canada or any province thereof.
"Capitalized Lease Obligation" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes on the basis of GAAP. The amount of Indebtedness represented by such obligation at the time any determination is to be made will be the amount of such obligation that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.
"Cash Equivalents" means:

(1)
direct obligations of, or unconditionally guaranteed by, the United States Government or any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

(2)
direct obligations of, or unconditionally guaranteed by, any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Ratings Group ("S&P") or Moody's Investors Service, Inc. ("Moody's");

(3)	commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's;

(4)
certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by, and time deposit, demand deposit and money market deposit accounts issued or offered by, any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus and undivided profits of not less than $500.0 million;

(5)
repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause (4) above;

(6)	investments in any money market fund which has substantially all of its assets in the types of investments referred to in clauses (1) through (5) above; and

(7)	in the case of a Foreign Subsidiary, substantially similar investments, of comparable credit quality, denominated in local currency held by such Foreign Subsidiary from time to time.
"Cash Management Obligations" means, with respect to any Person, all obligations (including fees, expenses and overdrafts and related liabilities) of such Person to any other Person that arise from credit cards, stored value cards, credit card processing services, merchant card services, debit cards, purchase cards (including so called "procurement cards" or "P-cards"), treasury, depositary or cash management services, including in connection with any automated clearing house transfers of funds, or any similar transactions.
"Change of Control" means the occurrence of one or more of the following events:

(1)
any direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one transaction or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group") (in each case, other than one or more Permitted Holders);

(2)	the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation, winding up or dissolution of the Company;

(3)
any Person or Group (other than one or more Permitted Holders and other than any entity formed for the purpose of owning Capital Stock of the Company) shall become the Beneficial Owner, directly or indirectly, in the aggregate of more than 50% of the total voting power of the Voting Stock of the Company; or

(4)
individuals who on the Issue Date constituted the Board of Directors of the Company (together with any new directors whose election or appointment by such Board of Directors or whose nomination for election by the stockholders of the Company was approved pursuant to a vote of a majority of the directors then still in office who were either directors on the Issue Date or whose election, appointment or nomination for election was previously so approved) (together, the "Incumbent Directors") cease for any reason to constitute a majority of such Board of Directors then in office.

Notwithstanding the foregoing: (A) any holding company whose only significant asset is Capital Stock of the Company or any of its direct or indirect parent companies shall not itself be considered a "Person" or "Group" for purposes of clause (3) above; (B) the transfer of assets between or among the Restricted Subsidiaries and the Company shall not itself constitute a Change of Control; (C) the term "Change of Control" shall not include a merger or consolidation of the Company with or the sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the Company's assets to, an Affiliate incorporated or organized solely for the purpose of reincorporating or reorganizing the Company in another jurisdiction and/or for the sole purpose of forming or collapsing a holding company structure; and (D) a "Person" or "Group" shall not be deemed to have beneficial ownership of securities subject to a stock purchase agreement, merger agreement or similar agreement (or voting or option agreement related thereto) until the consummation of the transactions contemplated by such agreement.
"Code" means the Internal Revenue Code of 1986, as amended.
"Collateral" means all of the assets of the Company or any Guarantor, whether now owned or hereafter existing and whether real, personal or mixed, which secures the Indenture Obligations.
"Collateral Agent" means the collateral agent and any successor under the Indenture.
"Collateral Agreements" means, collectively, the Intercreditor Agreement, the Security Agreement, each Mortgage and any other agreement, document or instrument pursuant to which a Lien is granted by the Company or a Guarantor to secure any Indenture Obligations or under which rights or remedies with respect to any such Lien are governed, in each case, as the same may be in force from time to time.
"Common Collateral" means all of the assets of the Company or any Guarantor, whether now owned or hereafter existing and whether real, personal or mixed, with respect to which a Lien is granted or held as security for both the Credit Facility Claims and the Indenture Obligations and including, without limitation, all proceeds and products thereof.
"Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock or membership interests, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock or membership interests.
"Consolidated EBITDA" means, with respect to any Person, for any period, the sum (without duplication) of:

(1)	Consolidated Net Income; and

(2)	to the extent Consolidated Net Income has been reduced thereby:

a.
provision for taxes based on income or profits or capital, including, without limitation, federal, state, provincial, franchise, excise and similar taxes and foreign withholding taxes of such Person (including any future taxes or other levies which replace or are intended to be in lieu of such taxes) of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period;

b.	Consolidated Interest Expense;

c.	Consolidated Non-cash Charges less any non-cash items increasing Consolidated Net Income for such period; and

d.
business optimization expenses, streamlining costs, exit or disposal costs, facilities and store closure costs and other restructuring charges, reserves or expenses (which, for the avoidance of doubt, shall include, without limitation, the effect of inventory optimization programs, facility consolidations, retention, headcount reductions, systems establishment costs, payroll, relocation and contract termination charges); provided that the amount of cash charges added back under this clause (d) with respect to any actions initiated following the Issue Date, shall not exceed, in the aggregate, 10% of Consolidated EBITDA (after giving effect to the addition of such amount) for such period, all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP.
"Consolidated Fixed Charge Coverage Ratio" means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the four consecutive full fiscal quarters (the "Four Quarter Period") most recently ending on or prior to the date of the transaction or event giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio for which financial statements are available (the "Transaction Date") to Consolidated Fixed Charges of such Person for the Four Quarter Period.
In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(1)
the incurrence, assumption, repayment, repurchase, redemption, defeasance (whether by covenant or legal defeasance), discharge, retirement, cancellation or other acquisition (or the making of an irrevocable deposit in furtherance thereof) of any Indebtedness (other than for working capital purposes pursuant to working capital facilities) or the issuance, repurchase or redemption (or making of an irrevocable deposit in furtherance thereof) of Disqualified Capital Stock of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) (the foregoing, the "Event") giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Event, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period;

(2)
any Asset Sale or other disposition or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of any such Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date), including increases in ownership of Restricted Subsidiaries, as if such Asset Sale or other disposition or Asset Acquisition (including the incurrence, assumption or liability for any such Indebtedness or Acquired Indebtedness and also including any Consolidated EBITDA associated with such Asset Acquisition) occurred on the first day of the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Calculation Date (and the change in Consolidated EBITDA resulting therefrom);

(3)
cost savings and other operating expense reductions and improvements that have been realized or that are reasonably expected to be realized within 12 months of the Transaction Date, as determined by the chief financial officer or other senior financial officer of such Person or a Restricted Subsidiary (in his or her reasonable judgment), in connection with the transaction which is being given pro forma effect, including, but not limited to, the execution or termination of any contracts, reduction of costs related to administrative functions, the termination of any personnel or the closing (or the approval by the Board of Directors of any closing) of any store or facility, as applicable (regardless of whether those cost savings and operating expense reductions could then be reflected in pro forma financial statements under GAAP, Regulation S-X promulgated by the SEC or any other regulation or policy of the SEC), in an aggregate amount not to exceed 10% of Consolidated EBITDA in any Four Quarter Period;

(4)
the Consolidated EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Transaction Date;

(5)
the Consolidated Interest Expense attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Transaction Date, but only to the extent that the obligations giving rise to such Consolidated Interest Expense will not be obligations of such Person or any of the Restricted Subsidiaries following the Transaction Date;

(6)	any Person that is a Restricted Subsidiary on the Transaction Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period; and

(7)	any Person that is not a Restricted Subsidiary on the Transaction Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period;

provided that the Consolidated EBITDA of any Person acquired shall be included only to the extent includible pursuant to the definition of "Consolidated Net Income." If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness.
Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio":

(1)
interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date (including Indebtedness actually incurred on the Transaction Date) and which will continue to be so determined thereafter shall be deemed to have accrued at the average rate per annum on such Indebtedness during the period of four fiscal quarters (or if less, such period of time that it was outstanding and) ending on or most recently ended prior to the Transaction Date (and taking into account Interest Swap Obligations and all Obligations under Currency Agreements); provided that interest on any Indebtedness actually incurred on the Transaction Date or not outstanding on the last date of such four fiscal quarter period, shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date;

(2)
notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements; and

(3)
interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of such specified Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

"Consolidated Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of:

(1)	Consolidated Interest Expense (excluding amortization or write-off of deferred financing costs and debt issuance costs); plus

(2)
the product of (x) the amount of all dividend payments on any Disqualified Capital Stock of such Person and any series of Preferred Stock of such Person (other than dividends paid in Qualified Capital Stock) paid, accrued or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

"Consolidated Interest Expense" means, with respect to any Person for any period, the aggregate of the interest expense of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, as determined in accordance with GAAP, whether paid or accrued, and whether or not capitalized, and including, without duplication, (a) all amortization or accretion of original issue discount; (b) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period and the interest component of any deferred payment obligations; (c) amortization or write-off of deferred financing costs or debt issuance costs; and (d) net cash costs under all Interest Swap Obligations (including amortization of fees).
"Consolidated Net Income" means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided, however, that there shall be excluded therefrom:

(1)	after-tax gains and losses from Asset Sales or abandonments or reserves relating thereto;

(2)	unusual, non-recurring or extraordinary after-tax gains or losses, income or expenses;

(3)
solely for purposes of determining the amount available for Restricted Payments under clause (iii)(A) under "—Certain Covenants—Limitation on Restricted Payments," the net income (but not loss) of any Restricted Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by a contract, operation of law or otherwise, except for restrictions (x) for which a waiver or consent has been obtained or (y) imposed pursuant to Indebtedness which has been irrevocably called for redemption, repurchase or other acquisition or in respect of which the required steps have been taken to have such Indebtedness defeased or discharged, or a deposit has been made for such purpose; provided that net income of such Restricted Subsidiary shall be included in Consolidated Net Income to the extent of dividends, distributions or similar payments paid or permitted to be paid to the referent Person or a Restricted Subsidiary of the referent Person;

(4)
the net income (or loss) of any Person, other than the referent Person or a Restricted Subsidiary of the referent Person, except to the extent of cash dividends or distributions or similar payments paid or permitted to be paid to the referent Person or to a Restricted Subsidiary of the referent Person by such Person;

(5)
any restoration to income of any material contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date;

(6)	income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued);

(7)
all gains and losses realized on or because of the purchase or other acquisition by such Person or any of its Restricted Subsidiaries of any securities of such Person or any of its Restricted Subsidiaries;

(8)	the cumulative effect of a change in accounting principles;

(9)
interest expense attributable to dividends on Qualified Capital Stock pursuant to Statement of Financial Accounting Standards No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity;"

(10)	non-cash charges resulting from impairment of assets or from the write-off or write-down, or amortization of, intangibles and other assets;

(11)
gains, losses or non-cash charges resulting from or attributable to (x) currency translation and transactional gains or losses related to currency remeasurements of Indebtedness (including any unrealized net loss or gain resulting from Currency Agreements), (y) derivative instruments (including amortization of warrants and changes in derivatives liabilities) and hedging activities (including Interest Swap Obligations), or the cancellation or extinguishment thereof, including any adjustments resulting from the application of FASB No. 133 or similar statements or accounting provisions, and (z) early extinguishment or cancellation of Indebtedness;

(12)
any non-cash charges or expenses related to the repurchase of stock options to the extent not prohibited by this Indenture, and any non-cash charges or expenses related to the grant, issuance or repricing of, or any amendment or substitution with respect to, stock appreciation or similar rights, stock options, restricted stock, or other Capital Stock or other equity based awards or rights or equivalent instruments, and income (loss) attributable to deferred compensation plans or trusts;

(13)
any fees, costs and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, Asset Sale or other disposition, issuance, tender, exchange or repayment of Indebtedness (including this offering of Notes) or Capital Stock, as applicable, financing or refinancing transactions or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Issue Date and any such transaction undertaken but not completed), including the amount of any premiums, fees or similar amounts that are required to be paid under the terms of the instrument(s) governing any such Indebtedness or Capital Stock and any charges or non-recurring costs incurred during such period as a result of any such transaction;

(14)	effects of adjustments to accruals and reserves during a prior period relating to any change in the methodology of calculating reserves for returns, rebates and other chargebacks;

(15)
in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings of the successor prior to such consolidation, merger or transfer of assets; and

(16)
in the case of a specified Person that has been acquired by the referent Person or any of its Restricted Subsidiaries (including by becoming a Restricted Subsidiary or by merger, consolidation or sale of all or substantially all of such specified Person's assets), the income (or loss) of such specified Person prior to the date it was so acquired by the referent Person or any of its Restricted Subsidiaries.

In addition, to the extent not already included in the Consolidated Net Income of such Person and its Restricted Subsidiaries, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall include the amount of proceeds received from business interruption insurance and reimbursements of any expenses and charges that are covered by indemnification or other reimbursement provisions.
Further, for purposes of calculating Consolidated Net Income, any non-recurring charges or expenses of such referent Person or of a company or business acquired by such referent Person (in each case, including those relating to severance, relocation costs and one time compensation charges and any charges or expenses in connection with conforming accounting policies or reaudited, combining or restating financial information, and the amount of any restructuring charges or reserves), in each case, incurred in connection with the purchase or acquisition of such acquired company or business by such referent Person shall be added to the Consolidated Net Income of such referent Person, to the extent any such charges or expenses were deducted in computing such Consolidated Net Income of such referent Person.
"Consolidated Non-cash Charges" means, with respect to any Person, for any period, the aggregate depreciation, amortization (including the amortization of goodwill and of deferred financing fees) and other non-cash items and expenses of such Person and its Restricted Subsidiaries to the extent they reduce Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary, unusual or non-recurring item or loss or any such charge or expense which requires an accrual of or a reserve for cash charges for any future period).
"Consolidated Senior Secured Debt Ratio" means, as of any date of determination, the ratio of: (a) Consolidated Total Indebtedness of the Company and its Restricted Subsidiaries as of the end of the most recent fiscal quarter for which internal financial statements are available that is secured by a Lien to (b) the Consolidated EBITDA of the Company and its Restricted Subsidiaries for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made, and in each case with such pro forma adjustments to Consolidated EBITDA as are consistent with the pro forma adjustment provisions set forth in the definition of "Consolidated Fixed Charge Coverage Ratio."
"Consolidated Total Indebtedness" means, as of any date of determination, the aggregate principal amount of Indebtedness of the Company and its Restricted Subsidiaries outstanding on such date, determined on a consolidated basis, to the extent required to be recorded on a balance sheet in accordance with GAAP, consisting of Indebtedness for borrowed money, Capitalized Lease Obligations and debt obligations evidenced by promissory notes or similar instruments.
"Consolidated Total Net Leverage Ratio" means, as of December 31, 2013, the ratio of: (a) (i) Consolidated Total Indebtedness of the Company and its Restricted Subsidiaries as of December 31, 2013 minus (ii) the aggregate amount of cash and Cash Equivalents of the Company and its Restricted Subsidiaries as of December 31, 2013 (other than any such cash or Cash Equivalents identified as "restricted" on the Company's consolidated balance sheet as of such date) to (b) the Consolidated EBITDA of the Company and its Restricted Subsidiaries for the year ended December 31, 2013, and in each case with such pro forma adjustments to Consolidated EBITDA as are consistent with the pro forma adjustment provisions set forth in the definition of "Consolidated Fixed Charge Coverage Ratio."
"Credit Agreement" means the Credit Agreement dated as of the Issue Date, by and among American Apparel (USA), LLC as borrower and the Company and the other Guarantors, the lenders party thereto (together with their successors and assigns, the "Lenders") and Capital One Leverage Finance Corp., as administrative agent (in such capacity, together with its successors and assigns, the "Administrative Agent"), setting forth the terms and conditions of the senior credit facility, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced in whole or in part from time to time, including pursuant to one or more agreements evidencing revolving credit agreements, commercial paper facilities, term loan facilities, letters of credit facilities, receivables financings and/or notes or bond financings (including increasing the amount of available borrowings thereunder or extending the maturity thereunder (provided that any such increase in borrowings is permitted under clause (2) of the definition of "Permitted Indebtedness") or adding Restricted Subsidiaries of the Company as additional borrowers or guarantors thereunder) and whether by the same or any other agent, lender or group of lenders.
"Credit Facility Cash Management Obligations" means any Cash Management Obligations secured by any Common Collateral under the Credit Facility Collateral Documents pursuant to a Permitted Lien described in clause (22) of the definition thereof.
"Credit Facility Claims" means (a) Permitted Credit Facility Debt; (b) the Credit Facility Cash Management Obligations and the Credit Facility Hedging Obligations, and (c) all other Obligations of the Company and the Guarantors under the documents relating to Indebtedness described in clauses (a) and (b) above.
"Credit Facility Collateral Documents" has the meaning ascribed thereto in the Intercreditor Agreement.
"Credit Facility Documents" means the Credit Agreement, any other agreement, document or instrument pursuant to which a Lien is granted securing any Credit Facility Claims or under which rights or remedies with respect to such Liens are governed, and each of the other agreements, documents and instruments (including each agreement, document or instrument providing for or evidencing a Credit Facility Hedging Obligation or Credit Facility Cash Management Obligation) providing for or evidencing any Obligation under the Credit Agreement or any other Credit Facility Claim, and any other related document or instrument executed or delivered pursuant to any Credit Facility Document at any time or otherwise evidencing any Credit Facility Claims.
"Credit Facility Hedging Obligations" means any Interest Swap Obligations or Currency Agreements that are permitted to be incurred under clause (4) of the definition of "Permitted Indebtedness" and that are secured by any Common Collateral under the Credit Facility Collateral Documents pursuant to Permitted Liens subject to the Intercreditor Agreement.
"Credit Facility Lenders" means the Persons holding Credit Facility Claims, including the Administrative Agent.
"Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary of the Company against fluctuations in currency values.
"Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

"Designated Non-cash Consideration" means the Fair Market Value of non-cash consideration received by the Company or any of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officers' Certificate delivered to the trustee, setting forth the basis of such valuation.
"Discharge of Credit Facility Claims" means the termination or expiration of all commitments to extend credit that would constitute Credit Facility Claims and the payment in full in cash of (a) the principal of and interest (including interest accruing on or after the commencement of an insolvency or liquidation proceeding, whether or not such interest would be allowed in such proceeding) and fees and premiums, if any, on all Indebtedness (including, without limitation, Credit Facility Hedging Obligations and Credit Facility Cash Management Obligations) outstanding under the Credit Agreement and the other Credit Facility Documents or, with respect to letters of credit outstanding thereunder, delivery of cash collateral (in an amount of no more than 105% of the undrawn and drawn and unreimbursed amount thereof) or backstop letters of credit in respect thereof in compliance with the Credit Facility and the other Credit Facility Documents, in each case after or concurrently with termination of all commitments to extend credit thereunder, and (b) any other Credit Facility Claims that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid.
"Discharge of Indenture Obligations" means the earliest to occur of: (A) the payment in full in cash of (a) the principal of and interest (including interest accruing on or after the commencement of an insolvency or liquidation proceeding, whether or not such interest would be allowed in such proceeding) and premium, if any, on all Indebtedness outstanding under the Indenture Documents, and (b) any other Indenture Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid; (B) the Company's exercise of their legal defeasance option or covenant defeasance option as described in and in accordance with "—Legal Defeasance and Covenant Defeasance"; and (C) the satisfaction and discharge of the Indenture in accordance with "—Satisfaction and Discharge."
"Disqualified Capital Stock" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof, in each case on or prior to the stated maturity date of the Notes for cash or is convertible into or exchangeable for, in each case at the option of the holder thereof, debt securities of the Company or its Subsidiaries at any time prior to such anniversary; provided, however, that (i) only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Capital Stock and (ii) any Capital Stock that would constitute Disqualified Capital Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or asset sale (howsoever defined or referred to) shall not constitute Disqualified Capital Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described under "—Certain Covenants—Limitation on Restricted Payments;" provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Capital Stock solely because it may be required to be repurchased by the Company or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.
"Domestic Restricted Subsidiary" means, with respect to any Person, a Domestic Subsidiary of such Person that is a Restricted Subsidiary of such Person.
"Domestic Subsidiary" means, with respect to any Person, a Subsidiary of such Person that is not a Foreign Subsidiary of such Person.
"Equity Offering" means a public or private offering of Common Stock of the Company or any holding company of the Company.
"Excess Credit Facility Claims" means the aggregate principal amount of the Indebtedness (excluding Credit Facility Hedging Obligations and Credit Facility Cash Management Obligations under the Credit Agreement or other Credit Facility Documents) in respect of Credit Facility Claims in excess of the Maximum Credit Facility Principal amount.
"Excess Indenture Obligations" means any principal amounts in respect of any Additional Notes if and to the extent, at the time of incurrence and after giving effect to such Additional Notes, the aggregate principal amount of Notes and Additional Notes exceeded the sum of (x) $206.0 million (together with any interest on such excess Additional Notes) plus (y) any increase in the principal amount of the Notes in connection with the payment of Special Interest.
"Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.
"Exchange Notes" means the debt securities of the Company issued pursuant to the Indenture in exchange for, and in an aggregate principal amount equal to, the Notes, in compliance with the terms of the Registration Rights Agreement.

"Fair Market Value" means, with respect to any asset or property, the price which could be negotiated in an arm's length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined by the Board of Directors of the Company acting in good faith and shall be evidenced by a Board Resolution of the Board of Directors of the Company delivered to the Trustee; provided, that with respect to any price less than $7.5 million only the good faith determination by the Company's senior management shall be required.
"Foreign Restricted Subsidiary" means, with respect to any Person, a Foreign Subsidiary of such Person that is a Restricted Subsidiary of such Person.
"Foreign Subsidiary" means, with respect to any Person, (a) any Subsidiary of such Person that is organized under the laws of any jurisdiction other than the United States of America, any state thereof or the District of Columbia and any Subsidiary of such Subsidiary and (b) any Subsidiary of such Person substantially all the assets of which are "Controlled Foreign Corporations" as defined in Section 957 of the Code.
"GAAP" means accounting principles generally accepted in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect from time to time.
"Guarantor" means (1) each of the Company's Domestic Restricted Subsidiaries existing on the Issue Date and (2) each of the Company's Domestic Restricted Subsidiaries that in the future executes a supplemental indenture in which such Domestic Restricted Subsidiary agrees to be bound by the terms of the Indenture as a Guarantor; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms of the Indenture.
"Holder" means the Person in whose name a Note is registered on the registrar's books.
"Immaterial Subsidiary" means any Restricted Subsidiary that (i) has not guaranteed any other Indebtedness of the Company and (ii) has Total Assets together with all other Immaterial Subsidiaries and Consolidated EBITDA of less than 5.0% of the Company's Total Assets and Consolidated EBITDA (measured, in the case of Total Assets, at the end of the most recent fiscal period for which internal financial statements are available and, in the case of Consolidated EBITDA, for the four quarters ended most recently for which internal financial statements are available, in each case measured on a pro forma basis giving effect to any acquisitions or dispositions of companies, division, or lines of business since such balance sheet date or the start of such four quarter period, as applicable, and on or prior to the date of acquisition of such Subsidiary).
"Indebtedness" means with respect to any Person, without duplication:

(1)	the principal amount of indebtedness of such Person for borrowed money;

(2)	the principal amount of indebtedness of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)	all Capitalized Lease Obligations and Attributable Debt of such Person;

(4)
all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and any deferred purchase price represented by earn outs);

(5)
all Obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, whether or not then due (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

(6)	guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (1) through (5) above and clause (8) below;

(7)
all Obligations of any other Person of the type referred to in clauses (1) through (6) which are secured by any Lien on any property or asset of such Person, the amount of any such Obligation being deemed to be the lesser of the Fair Market Value of the property or asset securing such Obligation or the amount of such Obligation;

(8)	all Interest Swap Obligations and all Obligations under Currency Agreements of such Person; and

(9)
all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.

For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Capital Stock, such Fair Market Value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock.
"Indenture Documents" means the Notes, the Indenture, the Guarantees and the Collateral Agreements.
"Indenture Obligations" means all Obligations in respect of the Notes or arising under the Indenture Documents. Indenture Obligations shall include all interest accrued (or which would, absent the commencement of an insolvency or liquidation proceeding, accrue) after the commencement of an insolvency or liquidation proceeding in accordance with and at the rate specified in the relevant Indenture Document whether or not the claim for such interest is allowed as a claim in such insolvency or liquidation proceeding.
"Independent Financial Advisor" means a nationally-recognized accounting, appraisal or investment banking firm: (1) that does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company; and (2) that, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.
"Intercreditor Agreement" means the Intercreditor Agreement among the Administrative Agent, the Collateral Agent, the Company and the Guarantors, dated as of the Issue Date, as the same may be amended, supplemented or modified from time to time.
"Interest Swap Obligations" means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.
"Investment" in any Person means any direct or indirect advance, loan (other than extensions of trade credit to customers (including Restricted Subsidiaries) or advances, deposits or payment to or with suppliers, lessors or utilities or for workers' compensation, in each case, that are incurred in the ordinary course of business and recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of such Person) or other extensions of credit (including by way of guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition for value of Capital Stock, Indebtedness or other similar instruments issued by such Person. If the Company or any Restricted Subsidiary issues, sells or otherwise disposes of any Capital Stock of a Person that is a Restricted Subsidiary such that, after giving effect thereto, such Person is no longer a Restricted Subsidiary, any Investment by the Company or any Restricted Subsidiary in such Person remaining after giving effect thereto will be deemed to be a new Investment at such time. The acquisition by the Company or any Restricted Subsidiary of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person at such time.
Except as otherwise provided for herein, the amount of an Investment shall be its Fair Market Value at the time the Investment is made and without giving effect to subsequent changes in value but giving effect (without duplication) to all subsequent reductions in the amount of such Investment as a result of (x) any dividend, distribution, interest payment, return of capital, repayment or other payment or disposition thereof for cash (valued at its Fair Market Value at the time of such sale, as determined in good faith by the Company's Board of Directors), (y) any cancellation of any Investment in the form of a guarantee without payment therefor by such guarantor or (z) the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary (valued proportionately to the equity interest in such Unrestricted Subsidiary of the Company or such Restricted Subsidiary owning such Unrestricted Subsidiary at the time of such redesignation) at the Fair Market Value of the net assets of such Unrestricted Subsidiary at the time of such redesignation, in the case of clauses (x) and (y), not to exceed the original amount, or Fair Market Value, of such Investment.
For purposes of the definition of "Unrestricted Subsidiary", the definition of "Restricted Payment" and the covenant described under "—Certain Covenants—Limitation on Restricted Payments:"

(1)
"Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to (A) the Company's "Investment" in such Subsidiary at the time of such redesignation less (B) the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and

(2)
any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Company.

"Issue Date" means April 4, 2013.
"Junior Lien Priority" means, relative to specified Indebtedness, having a Lien priority junior to that of the Lien securing the Obligations in respect of such Indebtedness on some or all of the Collateral and subject to the Intercreditor Agreement.
"Lenders" has the meaning set forth in the definition of "Credit Agreement."
"Lien" means any lien, mortgage, deed of trust, deed to secure debt, pledge, security interest, charge or encumbrance or hypothecation of any kind whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interests security interest in; provided that in no event shall an operating lease, rights of set-off or netting arrangements in the ordinary course of business be deemed to constitute a Lien).
"Maximum Credit Facility Principal Amount" means the maximum aggregate principal amount of Indebtedness permitted under the Credit Agreement pursuant to clause (2) of the definition of "Permitted Indebtedness".
"Mortgages" means the mortgages, deeds of trust, deeds to secure Indebtedness or other similar documents securing Liens on the Premises as well as the other Collateral secured by and described in the mortgages, deeds of trust, deeds to secure Indebtedness or other similar documents.
"Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents (including payments in respect of deferred payment obligations but only when received) in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of its Restricted Subsidiaries from such Asset Sale net of:

(1)
reasonable out-of-pocket costs, commissions, expenses and fees incurred by the Company or such Restricted Subsidiary, as the case may be, in connection with such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions);

(2)
all taxes and other costs and expenses actually paid or estimated in good faith by the Company or such Restricted Subsidiary, as the case may be, to be payable in cash or accrued as a liability under GAAP in connection with or as a consequence of such Asset Sale;

(3)	repayment of Indebtedness that is secured by the property or assets that are the subject of such Asset Sale and is required to be repaid in connection with such Asset Sale; and

(4)
appropriate amounts to be provided by the Company or such Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any adjustment in the sale price of the property or assets that are the subject of such Asset Sale, any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale;

provided, however, that if, after the payment of all taxes with respect to such Asset Sale, the amount of estimated taxes, if any, pursuant to clause (2) above exceeded the tax amount actually paid in cash in respect of such Asset Sale, the aggregate amount of such excess shall, at such time, constitute Net Cash Proceeds.
"Obligations" means all obligations for principal, premium, interest (including in the case of Obligations in respect of the Notes all interest accrued thereon after the commencement of any bankruptcy, insolvency or liquidation proceeding at the rate, including any applicable post-default rate specified in the Indenture or the Notes, even if such interest is not enforceable, allowable or allowed as claim in such proceeding), penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.
"Offering" means the offering of the Notes.

"Officer" means the Chief Executive Officer, the President, the Chief Financial Officer, the Controller, the General Counsel, any Vice President and any Secretary of the Company.
"Officers' Certificate" means a certificate signed by two Officers of the Company, at least one of whom shall be the principal financial officer of the Company, and delivered to the Trustee.
"Opinion of Counsel" means a written opinion of counsel who shall be reasonably acceptable to the Trustee and/or the Collateral Agent.
"Other Pari Passu Lien Obligations" means:

(1)	any Additional Notes; and

(2)
any other Indebtedness having (x) Pari Passu Lien Priority relative to the Notes with respect to the Notes Priority Collateral and (y) Pari Passu Lien Priority relative to the Notes, Junior Lien Priority relative to the Notes or no Lien, in each case with respect to the Credit Agreement Priority Collateral;

provided, that such Indebtedness shall have a stated maturity date that is the same as or later than that of the Notes and an authorized representative of the lenders under or holders of such Indebtedness shall have executed a joinder to the Collateral Agreements.
"Pari Passu Lien Priority" means, relative to specified Indebtedness, having a Lien priority equal to that of the Lien securing the Obligations in respect of such Indebtedness on some or all of the Collateral and subject to the Intercreditor Agreement.
"Permitted Business" means any business that is the same as or similar, reasonably related, complementary or incidental to the business in which the Company and its Restricted Subsidiaries are engaged on the Issue Date.
"Permitted Credit Facility Debt" means Indebtedness permitted pursuant to clause (2) of the definition of Permitted Indebtedness.
"Permitted Holder" means: (1) Dov Charney, any of his Affiliates and any of his immediate family members; and (2) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, members, managers, owners or Persons beneficially holding a 50% or more controlling interest of which consist of Persons referred to in the immediately preceding clause (1).
"Permitted Indebtedness" means, without duplication, each of the following:

(1)
Indebtedness under the Notes (not including any Additional Notes) and the Exchange Notes issued in the Offering and the related Guarantees, in each case, including any increase in the principal amount of the Notes and the Exchange Notes in connection with the payment of Special Interest;

(2)
Indebtedness incurred pursuant to the Credit Agreement (including letters of credit and bankers' acceptances) in an aggregate principal amount at any time outstanding not to exceed (with letters of credit and bankers' acceptances being deemed to have a principal amount equal to the face amount thereof) up to an aggregate principal amount not to exceed the sum of (A) the greater of (x) $50.0 million and (y) 48% of the Borrowing Base as of the date of such incurrence of Indebtedness plus (B) the amount of additional Indebtedness incurred pursuant to the Credit Agreement, the proceeds of which are used solely to redeem, repurchase, tender for or otherwise retire for value Notes, including the payment of accrued interest, premiums and fees with respect thereto;

(3)	other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Issue Date;

(4)
Interest Swap Obligations of the Company or any Restricted Subsidiary of the Company covering Indebtedness of the Company or such Restricted Subsidiary; provided, however, that such Interest Swap Obligations are entered into for the purpose of fixing or hedging interest rates with respect to any fixed or variable rate Indebtedness that is permitted by the Indenture to be outstanding to the extent that the notional amount of any such Interest Swap Obligation does not exceed the principal amount of Indebtedness to which such Interest Swap Obligation relates;

(5)
Indebtedness under Currency Agreements; provided that in the case of Currency Agreements which relate to Indebtedness of the Company or any Restricted Subsidiary of the Company, such Currency Agreements do not increase the Indebtedness of the Company or such Restricted Subsidiary outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

(6)
intercompany Indebtedness of the Company or any Restricted Subsidiary for so long as such Indebtedness is held by the Company or any Restricted Subsidiary; provided, that (a) if owing by the Company or any Guarantor, such Indebtedness shall be unsecured and contractually subordinated in all respects (other than with respect to the maturity thereof) to the Obligations of the Company under the Notes and the other Indenture Documents or such Guarantor under its Guarantee and the other Indenture Documents, as the case may be, and (b) if as of any date any Person other than the Company or a Restricted Subsidiary owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness (other than Permitted Liens of the type described in clause (17), (18) or (20) of the definition thereof), such date shall be deemed the incurrence of Indebtedness not permitted under this clause (6) by the Company of such Indebtedness;

(7)
Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five business days of such incurrence;

(8)
Indebtedness of the Company or any of its Restricted Subsidiaries in respect of or represented by letters of credit issued for the account of the Company or such Restricted Subsidiary, as the case may be, that are issued in support of, or to provide security for, (a) trade obligations or (b) any other liabilities (including workers' compensation claims and payment obligations in connection with self-insurance or similar requirements but excluding any liabilities in respect of borrowed money or any other Indebtedness), in each case, in the ordinary course of business;

(9)
obligations of the Company or any of its Restricted Subsidiaries in respect of performance, bid and surety bonds and completion guarantees provided by the Company or any such Restricted Subsidiary in the ordinary course of business;

(10)
Indebtedness represented by Capitalized Lease Obligations and Purchase Money Indebtedness (including Capitalized Lease Obligations or Purchase Money Indebtedness arising in connection with a sale and leaseback transaction) of the Company and its Restricted Subsidiaries (including Refinancings thereof that do not result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by the Company in connection with such Refinancing)) not to exceed the greater of (a) $15.0 million and (b) 5% of the Total Assets of the Company as of the end of the most recently completed fiscal quarter for which financial statements are available, at any time outstanding;

(11)	Refinancing Indebtedness (other than Indebtedness incurred pursuant to clauses (2), (10), (14) and (18) of the definition of "Permitted Indebtedness";

(12)
Indebtedness represented by guarantees by the Company or a Restricted Subsidiary of Indebtedness incurred by the Company or a Restricted Subsidiary so long as the incurrence of such Indebtedness by the Company or any such Restricted Subsidiary is otherwise permitted by the terms of the Indenture;

(13)
Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for guarantees, indemnification, earn-out or adjustment of purchase price or similar obligations, in each case, incurred in connection with the acquisition or disposition of any business or assets, other than guarantees of Indebtedness incurred by any Person acquiring or disposing of all or any portion of such business or assets solely for the purpose of financing such acquisition or disposition; providedthat the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including the Fair Market Value of non-cash proceeds actually received by the Company or such Restricted Subsidiary in connection with such disposition;

(14)	Indebtedness of Restricted Subsidiaries of the Company that are not Guarantors in an aggregate amount not to exceed $15.0 million at any one time outstanding;

(15)
Acquired Indebtedness of the Company or any Restricted Subsidiary of the Company; provided that, after giving effect to the transactions that result in the incurrence thereof, on a pro forma basis, either (a) the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to clause (a) of "—Certain Covenants—Limitation on Incurrence of Additional Indebtedness and Issuance of Disqualified Capital Stock and Preferred Stock" or (b) the Consolidated Fixed Charge Coverage Ratio of the Company and its Restricted Subsidiaries would not be less than immediately prior to such transactions;

(16)	Indebtedness incurred by the Company or any Restricted Subsidiary to the extent that the net proceeds thereof are promptly deposited to defease or to satisfy and discharge the Notes;

(17)	Guarantees of Indebtedness otherwise permitted under the Indenture;

(18)	additional unsecured Indebtedness of the Company and its Restricted Subsidiaries in an aggregate principal amount not to exceed $10.0 million at any time outstanding;

(19)	Cash Management Obligations;

(20)
Indebtedness in respect of netting services, automatic clearing house arrangements and similar arrangement in the ordinary course of business in each case in connection with deposit and securities accounts; and

(21)
to the extent constituting Indebtedness, obligations in respect of agreements for the payment of premiums or to finance the payment of premiums owing by the Company or any Guarantor under any insurance policies entered into in the ordinary course of business.

For purposes of determining compliance with the "—Certain Covenants—Limitation on Incurrence of Additional Indebtedness and Issuance of Disqualified Capital Stock and Preferred Stock" covenant, (a) the outstanding principal amount of any item of Indebtedness shall be counted only once and (b) in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (21) above or is entitled to be incurred pursuant to the Consolidated Fixed Charge Coverage Ratio provisions of such covenant, the Company will be permitted, in its sole discretion, to classify (or later reclassify) such item of Indebtedness in any manner that complies with such covenant; provided, that Permitted Indebtedness under the Credit Agreement outstanding on the Issue Date will initially be deemed to have been incurred on such date under clause (2) above. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the payment of dividends on Disqualified Capital Stock in the form of additional shares of the same class of Disqualified Capital Stock and increases in the amount of any Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Capital Stock for purposes of the "—Certain Covenants—Limitation on Incurrence of Additional Indebtedness and Issuance of Disqualified Capital Stock and Preferred Stock" covenant.
Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company or a Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.
"Permitted Investments" means:

(1)
Investments by the Company or any Restricted Subsidiary of the Company in any Person that is or will become immediately after such Investment, a Restricted Subsidiary or that will merge or consolidate with or into the Company or a Restricted Subsidiary, or that transfers or conveys all or substantially all of its assets to the Company or a Restricted Subsidiary; provided that such Investments following the Issue Date made by the Company and the Guarantors in Restricted Subsidiaries of the Company which are not Guarantors, and which do not become Guarantors in connection with such Investment, shall not (i) consist of intellectual property and (ii) exceed $35.0 million in the aggregate at any time outstanding;

(2)
(a) Investments in the Company by any Restricted Subsidiary of the Company, (b) Investments in any Foreign Restricted Subsidiary by any other Foreign Restricted Subsidiary, and (c) Investments consisting of Capital Stock of a Foreign Restricted Subsidiary contributed or otherwise transferred to a Wholly Owned Subsidiary;

(3)	Investments in cash and Cash Equivalents;

(4)
Currency Agreements and Interest Swap Obligations entered into in the ordinary course of the Company's or its Restricted Subsidiaries' businesses, not for speculative purposes and otherwise in compliance with the Indenture;

(5)	Investments in the Notes (including Additional Notes, if any);

(6)
Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers in exchange for claims against such trade creditors or customers;

(7)
Investments made by the Company or its Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with "—Certain Covenants—Limitation on Asset Sales" covenant or from a sale or other disposition of assets not constituting an Asset Sale;

(8)
Investments in existence on the Issue Date and any extension, modification or renewal of such existing Investments, to the extent not involving any additional Investment other than as the result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investments as in effect on the Issue Date;

(9)
loans and advances, including advances for travel and moving expenses, to employees, officers and directors of the Company and its Restricted Subsidiaries in the ordinary course of business for bona fide business purposes not in excess of $1.5 million at any one time outstanding;

(10)
advances, loans, rebates and extensions of trade credit (including the creation of receivables) to suppliers, vendors and customers (including Restricted Subsidiaries), and performance guarantees, in the ordinary course of business that are recorded as accounts receivable;

(11)
Investments in any Person to the extent such Investments (i) consist of prepaid expenses, and lease, utility, workers' compensation and other deposits made in the ordinary course of business by the Company or any Restricted Subsidiary and (ii) are consistent with the past business practice of the Company;

(12)
Investments in payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(13)
Investments received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary, or as a result of foreclosure, perfection or enforcement of any Lien, or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement including upon the bankruptcy or insolvency of a debtor or otherwise with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(14)
any transaction to the extent constituting an Investment that is permitted and made in accordance with the provisions of the second paragraph of the covenant described under "—Certain Covenants—Limitation on Affiliate Transactions;"

(15)	Guarantees of Indebtedness permitted to be incurred by the covenant described under "—Certain Covenants—Limitation on Indebtedness";

(16)	any acquisition of assets or Capital Stock to the extent that it is in exchange for the issuance of Capital Stock (other than Disqualified Capital Stock) of the Company; and

(17)
Investments of a Restricted Subsidiary acquired after the Issue Date or of an entity merged into the Company or merged into or consolidated with a Restricted Subsidiary after the Issue Date in a transaction not prohibited by the covenant described under "—Certain Covenants—Merger, Consolidation and Sale of Assets" to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation.

"Permitted Liens" means the following types of Liens:

(1)
Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

(2)
Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law or pursuant to customary reservations or retentions of title incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

(3)
Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(4)	any judgment Lien not giving rise to an Event of Default;

(5)
minor defects, irregularities, rights of way, clouds on title, easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

(6)
any interest or title of a lessor under any Capitalized Lease Obligation permitted pursuant to clause (10) of the definition of "Permitted Indebtedness"; provided that such Liens do not extend to any property or assets which is not leased property subject to such Capitalized Lease Obligation;

(7)
Liens securing Purchase Money Indebtedness permitted pursuant to clause (10) of the definition of "Permitted Indebtedness;" provided, however, that the Indebtedness shall not exceed the cost of the property or assets acquired, together, in the case of real property, with the cost of the construction thereof and improvements thereto, and shall not be secured by a Lien on any property or assets of the Company or any Restricted Subsidiary of the Company other than such property or assets so acquired or constructed and improvements thereto;

(8)
Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(9)	Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

(10)
Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

(11)	Liens securing Interest Swap Obligations that are otherwise permitted under the Indenture;

(12)	Liens securing Indebtedness under Currency Agreements that are permitted under the Indenture;

(13)
Liens securing Acquired Indebtedness incurred in accordance with the "—Certain Covenants—Limitation on Incurrence of Additional Indebtedness and Issuance of Disqualified Capital Stock and Preferred Stock" covenant; providedthat:

a.
such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company; and

b.
such Liens do not extend to or cover any property or assets of the Company or of any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary of the Company and

are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company;

(14)
Liens arising from precautionary UCC filings regarding operating leases or consigned products or consigned merchandise to the extent such Liens only relate to the assets, property, products or merchandise that are the subject of such lease or consignment, as the case may be;

(15)	any interest or title of a lessor or sublessor under any operating lease;

(16)	Liens existing as of the Issue Date and securing Permitted Indebtedness described in clause (3) of the definition thereof to the extent and in the manner such Liens are in effect on the Issue Date;

(17)
Liens securing the Notes (including any Additional Notes) and the Exchange Notes, in each case, including any increase in the principal amount of the Notes and the Exchange Notes in connection with the payment of Special Interest, and all other monetary obligations under the Indenture, the Guarantees and the other Indenture Documents;

(18)	Liens to secure Permitted Indebtedness described in clause (2) of the definition thereof; provided, that such Liens are subject to the Intercreditor Agreement;

(19)
Liens securing Refinancing Indebtedness which is incurred to Refinance any Indebtedness which has been secured by a Permitted Lien and which has been incurred in accordance with the covenant described above under "—Certain Covenants—Limitation on Incurrence of Additional Indebtedness and Issuance of Disqualified Capital Stock and Preferred Stock;" provided, however, that such Liens (i) are no less favorable to the Holders and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced; and (ii) do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so Refinanced;

(20)
Liens securing Indebtedness of Foreign Restricted Subsidiaries to the extent such Indebtedness is permitted under the covenant described above under "—Certain Covenants—Limitation on Incurrence of Additional Indebtedness and Issuance of Disqualified Capital Stock and Preferred Stock;" provided, that no asset of the Company or any Guarantor shall be subject to any such Lien other than Capital Stock of any Foreign Restricted Subsidiary that is a Canadian Subsidiary in accordance with the Canadian Intercreditor Agreement;

(21)
Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to Obligations in an aggregate principal amount that does not exceed $2.5 million at any one time outstanding and that (A) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (B) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Restricted Subsidiary;

(22)	Liens securing Credit Facility Cash Management Obligations and/or Credit Facility Hedging Obligations; provided, that such Liens are subject to the Intercreditor Agreement;

(23)	Liens in favor of the Company or any of its Restricted Subsidiaries;

(24)	Liens on the Equity Interests of Unrestricted Subsidiaries;

(25)	grants of licenses in the ordinary course of business;

(26)	Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(27)
Liens securing Indebtedness permitted to be incurred pursuant to the covenant described under "—Certain Covenants—Limitation on Incurrence of Additional Indebtedness and Issuance of Disqualified Capital Stock and Preferred Stock" in an amount not to exceed the maximum amount of Indebtedness such that the Consolidated Senior Secured Debt Ratio (at the time of incurrence of such Indebtedness after giving pro forma effect thereto in a manner consistent with the calculation of the Consolidated Fixed Charge Coverage Ratio) would not be greater than 3.25 to 1.00; provided that such Liens are subject to the Intercreditor Agreement on a Pari Passu Lien Priority or Junior Lien Priority relative to the Notes;

(28)	Liens securing Indebtedness incurred pursuant to clause (14) of "Permitted Indebtedness;

(29)
Liens on assets or property of the Company or any Restricted Subsidiary securing Indebtedness or other obligations of the Company or such Restricted Subsidiary owing to the Company or another Restricted Subsidiary;

(30)
to the extent constituting Liens, those royalty-free non-exclusive licenses of certain trademarks of the Company or its Subsidiaries in favor of the lender under the Canadian Credit Agreement for the purposes of permitting such lender to exercise remedies with respect to the collateral of under the Canadian Credit Agreement;

(31)
Liens in favor of a banking institution encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry to secure usual and customary fees, returned items and other like exposure relating to deposit or securities accounts maintained by the Company or any of its Subsidiaries with such banking institution;

(32)	Liens arising by operation of law under Article 2 of the Uniform Commercial Code in favor of a reclaiming seller of goods or buyer of goods;

(33)	Liens in favor of customs and revenue authorities to secure payment of customs duties in connection with the importation of goods; and

(34)
Liens on unearned insurance premiums securing the payment of financed insurance premiums so long as such financed amounts are promptly paid; provided that such Liens extend only to such insurance premiums or loss payment or similar payment from any insurance provider in an amount not in excess of any unpaid financed premiums.

"Person" means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.
"Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.
"Purchase Money Indebtedness" means Indebtedness of the Company or any of its Restricted Subsidiaries incurred (including pursuant to a sale and leaseback transaction) for the purpose of financing all or any part of the purchase price, or the cost of installation, construction, repair or improvement, of property, plant or equipment or other fixed or capital assets used or useful in the business of the Company and its Restricted Subsidiaries.
"Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.
"Refinance" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.
"Refinancing Indebtedness" means any Refinancing by the Company or any Restricted Subsidiary of the Company of Indebtedness incurred in accordance with the "—Certain Covenants—Limitation on Incurrence of Additional Indebtedness and Issuance of Disqualified Capital Stock and Preferred Stock" covenant (other than pursuant to clause (2) or (11) of the definition of Permitted Indebtedness), in each case that does not:

(1)
have an aggregate principal amount (or, if such Indebtedness is issued with original issue discount, an aggregate offering price) greater than the sum of (x) the aggregate principal amount of the Indebtedness being Refinanced (or, if such Indebtedness being Refinanced is issued with original issue discount, the aggregate accreted value) as of the date of such proposed Refinancing plus (y) the amount of fees, expenses, premium, defeasance costs and accrued but unpaid interest relating to the Refinancing of such Indebtedness being Refinanced;

(2)
create Indebtedness with: (a) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced; or (b) a final maturity earlier than the final maturity of the Indebtedness being Refinanced;

(3)
if such Indebtedness being Refinanced is subordinate or junior by its terms to the Notes, then such Refinancing Indebtedness shall be subordinate by its terms to the Notes at least to the same extent and in the same manner as the Indebtedness being Refinanced; and

(4)
shall not include (a) Indebtedness of a Restricted Subsidiary of the Company that is not a Guarantor that refinances Indebtedness of the Company or a Restricted Subsidiary that is a Guarantor, or (b) Indebtedness of the Company or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary.

"Registration Rights Agreement" means the Registration Rights Agreement dated the Issue Date, among the Company, the Guarantors and the Initial Purchasers.
"Restricted Subsidiary" of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.
"SEC" means the U.S. Securities and Exchange Commission.
"Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.
"Security Agreement" means the Security Agreement, dated as of the Issue Date, made by the Company and the Guarantors in favor of the Collateral Agent, as amended or supplemented from time to time in accordance with its terms.
"Significant Subsidiary" with respect to any Person, means any Restricted Subsidiary of such Person that satisfies the criteria for a "significant subsidiary" set forth in Rule 1-02(w) of Regulation S-X under the Exchange Act.
"Special Interest Trigger Event" means that the Company's Consolidated Total Net Leverage Ratio as of December 31, 2013 is greater than 4.50 to 1.00.
"Subsidiary" with respect to any Person, means:

(1)
any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person; or

(2)	any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.
"Total Assets" means, with respect to any Person, the total assets of such Person and its Restricted Subsidiaries on a consolidated basis, as shown on the most recent consolidated balance sheet of such Person.
"Total Liabilities" means, with respect to any Person, the total liabilities of such Person and its Restricted Subsidiaries on a consolidated basis, as shown on the most recent consolidated balance sheet of such Person.
"Transactions" has the meaning set forth in this prospectus.
"Treasury Rate" means, with respect to a Redemption Date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) (or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity) that has become publicly available at least two business days prior to such Redemption Date (or, if such Statistical Release (or any successor release) is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such Redemption Date to April 15, 2017; provided, however, that if the period from such Redemption Date to April 15, 2017 is not equal to the constant maturity of the United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from such Redemption Date to April 15, 2017 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.
"Unrestricted Subsidiary" of any Person means:

(1)
any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner described under the heading "—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries"; and

(2)	any Subsidiary of an Unrestricted Subsidiary.
"Voting Stock" means, with respect to any Person, securities of any class or classes of Capital Stock of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the Board of Directors (or equivalent governing body) of such Person.
"Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (1) the then outstanding aggregate principal amount of such Indebtedness into (2) the sum of the total of the products obtained by multiplying:
(a)   the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by
(b)   the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.
"Wholly Owned Subsidiary" of any Person means any Restricted Subsidiary of such Person of which all the outstanding Capital Stock (other than in the case of a Foreign Restricted Subsidiary, directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly Owned Subsidiary of such Person.

DESCRIPTION OF CERTAIN INDEBTEDNESS
ABL Facility
On April 4, 2013, American Apparel, Inc. and its domestic subsidiaries (American Apparel (USA) LLC, American Apparel Retail Inc., American Apparel Dyeing & Finishing, Inc., KCL Knitting, LLC and Fresh Air Freight, Inc.) (collectively with the Company, the "Credit Parties") entered into a new asset based revolving credit agreement, among the Credit Parties, the lenders from time to time party thereto and Capital One Leverage Finance Corp ("Capital One").
The credit agreement governing the ABL Facility provides for a $35.0 million asset based revolving credit facility. The ABL Facility permits the Credit Parties to increase commitments under the ABL Facility to up to $50.0 million in the aggregate, subject to obtaining additional commitments and other customary conditions. The ABL facility matures on April 4, 2018, subject to a January 15, 2018 maturity in limited circumstances. Borrowings under the ABL Facility bear interest at a LIBOR based rate plus 3.50% or a rate based on the prime rate plus 2.50%. Outstanding amounts under the ABL Facility are subject to maintenance of specified borrowing base requirements. As of September 30, 2013, we had approximately $246.9 million of total indebtedness outstanding and approximately $15.2 million of borrowing capacity (including outstanding letters of credit) under the ABL Facility.
The ABL Facility is secured by first-priority liens on the Credit Parties' accounts receivable, inventory, cash, and certain other assets (which we refer to as the "ABL Priority Collateral"), and second-priority liens on all of the Credit Parties' other assets (which we refer to as the "Notes Priority Collateral"), in each case subject to certain exceptions and permitted liens.
The credit agreement governing the ABL Facility includes standard terms and conditions, limitations and specified exclusions with regard to our ability and the ability of our subsidiaries to: incur debt; create liens; make investments, loans and advances; engage in certain mergers and consolidations; engage in sale leaseback transactions, engage in speculative transactions, make distributions and dividends; redeem or repurchase other debt; engage in transactions with affiliates; and incur capital expenditures in excess of specified amounts. In addition, the credit agreement governing the ABL Facility contains certain financial maintenance covenants, including a minimum fixed charge coverage ratio and a maximum leverage ratio.
The credit agreement governing the ABL Facility contains certain events of default (subject to specified thresholds), including: nonpayment of principal and other amounts when due; breach of covenants; inaccuracy of representations and warranties; cross-default and/or cross-acceleration to other indebtedness of the Company or its subsidiaries; certain bankruptcy or insolvency events; material judgments against the Company; certain ERISA events; actual or asserted invalidity of any loan document or related intercreditor agreement; certain felony indictments or convictions, and certain resignations or terminations (absent a satisfactory and timely replacement), of senior management of the Credit Parties; the occurrence of a change of control; loss of material collateral, loss of trade support and other events. If an event of default occurs and is continuing under the credit agreement governing the ABL Facility, the lenders thereunder may, among other things, terminate their obligations to lend under the credit agreement and require the Credit Parties to repay all amounts owed thereunder.
On November 14, 2013, the Credit Parties entered into an amendment to the ABL Facility, which among other things, waived the obligation to maintain a minimum fixed charge coverage ratio and a maximum leverage ratio for the twelve consecutive fiscal month period ending September 30, 2013. As a condition to the waiver, the Credit Parties agreed to a one percentage point increase in the interest rate to either LIBOR plus 4.50% or the bank's prime rate plus 3.50% (at the Company's option) and limitations on amounts available to be borrowed, consisting of the imposition of a reserve against the line that will gradually reduce the total borrowing capacity to $47.5 million and certain amendments to the borrowing base calculation. In addition, the Credit Parties paid a waiver fee of $75 thousand. These financial covenants will again be tested in the fourth quarter of 2013 and future quarterly periods and will use the consolidated company's prior twelve-month operating results as a measurement. The Company is currently projecting non-compliance with the covenants through the third quarter of 2014 and future waivers will be required in order to maintain compliance in the fourth quarter of 2013 and in the quarters ending in 2014.
An amendment that resets these covenants is an alternative to the need for obtaining waivers. The Credit Parties are in discussions with Capital One with respect to such an amendment. No assurance can be given that the Credit Parties will be successful in obtaining such an amendment or any further waivers or as to the cost of them. In addition, if an event of default occurs and is continuing and such event of default is not waived or the ABL Facility not amended, the terms of the credit agreement would allow Capital One to prevent the Credit Parties from making any additional borrowings, which the Credit Parties use to access working capital, as the Credit Parties' cash is swept by Capital One, and accelerate maturity of the loan. If as a result of an event of default under the ABL Facility, Capital One accelerates the repayment of amounts the Credit Parties owe to them, there could also be an acceleration of debt repayments of the notes and other credit agreements. In such an event, the Credit Parties would be required to seek alternative sources of liquidity, and there can be no assurance that any alternative source of liquidity would be available on terms acceptable to the Company, or at all.

Bank of Montreal Credit Facility
American Apparel Canada Wholesale Inc. and American Apparel Canada Retail Inc. (together, the "Canadian Subsidiaries"), wholly owned subsidiaries of the Company, are parties to a secured revolving credit facility, dated December 30, 2009 (the "Canadian Credit Agreement"), with Bank of Montreal which provides for borrowings of up to C$11,000,000.
The revolving credit facility is secured by movable hypothecs on all movable property of the Canadian Subsidiaries, a deed of collateral hypothec on certain immovable property and related movable property owned by American Apparel Canada Wholesale Inc., a movable hypothec and pledge by the Company of all of its shares of the Canadian Subsidiaries, security by the Canadian Subsidiaries under Section 427 under the Bank Act (Canada) and general security agreements granting security over all of the present and after acquired personal property of the Canadian Subsidiaries. The Canadian Credit Agreement contains customary representations and warranties, events of default, affirmative covenants and negative covenants, as well as a financial covenant which requires the Canadian Subsidiaries to maintain a minimum fixed charge coverage ratio. The Canadian Credit Agreement also places certain limitations on the repatriation of funds by the Canadian Subsidiaries to the Company.
The revolving credit facility matures on December 31, 2013 and borrowings bear interest at the bank's prime rate (3.0% at December 31, 2012) plus 4.0% per annum payable monthly. Borrowings under the Canadian Credit Agreement are subject to certain advance provisions established by Bank of Montreal. As of September 30, 2013, we had $1.3 million of borrowings outstanding under the Canadian Credit Agreement, and our available borrowing capacity was $2.3 million.
Lion Loan Agreement
On November 29, 2013, the Company entered into an amendment to its loan agreement with Lion/Hollywood L.L.C. ("Lion/Hollywood") to increase the loan amount under the agreement by $5.0 million and to make certain other technical amendments.
Pursuant to the loan agreement, as amended, Lion/Hollywood has made term loans to the Company in an initial aggregate principal amount equal to $9.5 million. The term loans under the loan agreement mature on October 4, 2018 and bear interest at a rate of 18% per annum, subject to increase to a rate of 20% per annum if the Company’s net leverage ratio for the year ended December 31, 2013 is greater than 4.50 to 1.00 (the same leverage ratio as set forth in the indenture governing the notes with respect to a special interest trigger event as described further under "Summary—Recent Developments"). Interest under the loan agreement is payable in cash or, to the extent permitted by the Company’s other debt agreements, in-kind. The Company’s obligations under the loan agreement are guaranteed by the Company’s domestic subsidiaries.
The loan agreement contains customary representations and warranties and events of default and a covenant to comply with certain covenants contained in the indenture governing the notes. The Company is permitted to prepay the loans under the loan agreement, on at least two business days’ prior notice, subject to a prepayment penalty. The loans under the loan agreement are currently unsecured, but at such time, if any, that the terms of the Company’s other debt agreements permit the obligations under the loan agreement to be secured, the Company is obligated to cause such obligations to be secured on a junior priority basis to the obligations under the indenture governing the notes and the ABL Facility.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a summary of the anticipated material United States federal income tax consequences to a holder of old notes relating to the exchange of old notes for new notes. This summary is based upon United States federal income tax law in effect on the date of this prospectus, which is subject to differing interpretations or change, possibly with retroactive effect. This summary does not discuss all aspects of United States federal income taxation which may be important to particular investors in light of their individual investment circumstances, such as notes held by investors subject to special tax rules (e.g., financial institutions, insurance companies, broker-dealers, partnerships and their partners, and tax-exempt organizations (including private foundations)) or to persons that will hold the new notes as part of a straddle, hedge, conversion, constructive sale, or other integrated security transaction for United States federal income tax purposes, all of whom may be subject to tax rules that differ significantly from those summarized below. This summary addresses investors who will hold the new notes as "capital assets" (generally, property held for investment) under the Internal Revenue Code of 1986, as amended (the "Code"). Each prospective investor is urged to consult its tax advisor regarding the United States federal, state, local, and non-United States income and other tax considerations of the purchase, ownership, and disposition of the new notes.
Exchange of old notes for new notes
An exchange of old notes for new notes pursuant to the exchange offer will be ignored for United States federal income tax purposes. Consequently, a holder of old notes will not recognize gain or loss, for United States federal income tax purposes, as a result of exchanging old notes for new notes pursuant to the exchange offer. The holding period of the new notes will be the same as the holding period of the old notes and the tax basis in the new notes will be the same as the adjusted tax basis in the old notes as determined immediately before the exchange. A holder who does not exchange its old notes for new notes pursuant to the exchange offer will not recognize any gain or loss, for United States federal income tax purposes, upon consummation of the exchange offer.

PLAN OF DISTRIBUTION
Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities.
We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions:

•	in the over-the-counter market,

•	in negotiated transactions,

•	through the writing of options on the new notes, or

•	a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices.
Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such new notes. Any broker-dealer who holds old notes acquired for its own account as a result of market-making activities, and who receives new notes in exchange for old notes pursuant to the exchange offer, and any broker or dealer that participates in a distribution of new notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, including the delivery of a prospectus that contains information with respect to any selling holder required by the Securities Act in connection with any resale of the new notes, and any profit of any such resale of new notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.
Furthermore, any broker-dealer that acquired any of the old notes directly from us:

•
may not rely on the applicable interpretation of the staff of the SEC's position contained in Exxon Capital Holdings Corp., SEC no-action letter (publicly available May 13, 1988), Morgan Stanley & Co. Incorporated, SEC no-action letter (publicly available June 5, 1991) and Shearman & Sterling, SEC no-action letter (publicly available July 2, 1993); and

•	must also be named as a selling noteholder in connection with the registration and prospectus delivery requirements of the Securities Act relating to any resale transaction.
We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the old notes) other than commissions or concessions of any broker-dealer and will indemnify the holders of the old notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

Certain legal matters in connection with this exchange offer will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, Los Angeles, California.

EXPERTS

The consolidated financial statements of the Company as of December 31, 2011 and 2012 and for each of the years in the three-year period ended December 31, 2012 have been audited by Marcum LLP, independent registered public accountants, as stated in their report dated March 5, 2013, except for Note 19 as to which the date is August 21, 2013 included in the Current Report on Form 8-K dated August 21, 2013 incorporated by reference herein. The financial statements are incorporated by reference in this prospectus in reliance on Marcum LLP’s reports given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of a registration statement on Form S-4 that we have filed with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement. For further information about us and the new notes, you should refer to the registration statement. This prospectus summarizes material provisions of contracts and other documents to which we refer you. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. We have filed these documents as exhibits to our registration statement.
Under the terms of the indenture governing the notes, we have agreed that whether or not we are subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, we will file with the SEC (to the extent the SEC will accept such filings) such annual reports, quarterly reports and current reports as are specified in Sections 13 and 15(d) of the Exchange Act. You may read and copy, at prescribed rates, any documents we have filed with the SEC at its Public Reference Room located at 100 F Street, N.E., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. We also file these documents with the SEC electronically. You can access the electronic versions of these filings on the SEC's website found at http://www.sec.gov. You may find additional information about us on our website at http://www.americanapparel.net and our e-commerce website located at http://www.americanapparel.com. The information contained on or that can be accessed through the websites of American Apparel, Inc. or its subsidiaries or brands (other than the specified SEC filings incorporated by reference in this prospectus) is not incorporated in, and is not a part of, this prospectus, and you should not rely on any such information in connection with your investment decision to exchange your outstanding old notes for new notes.
We are "incorporating by reference" specified documents that we file with the SEC, which means that:

•	incorporated documents are considered part of this prospectus;

•	we are disclosing important information to you by referring you to those documents; and

•
information that we file in the future prior to the earlier of the time we exchange all of the old notes for new notes and the termination of this exchange offer with the SEC automatically will update and supersede earlier information contained or incorporated by reference in this prospectus.

We incorporate by reference into this prospectus the documents listed below and any future filings that we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the earlier of the time we exchange all of the old notes for new notes and the termination of this exchange offer (other than current reports or the portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K, including the related exhibits under Item 9.01):

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on March 5, 2013;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013, June 30, 2013 and September 30, 2013;

•
Portions of the Definitive Proxy Statement on Schedule 14A filed on April 30, 2013 that are incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on March 5, 2013; and

•
Current Reports on Form 8-K, filed with the SEC on February 11, 2013, March 6, 2013, March 29, 2013 (other than information furnished under Item 7.01 and the exhibit thereto), April 9, 2013 (other than information furnished under Item 7.01 and the exhibit thereto), June 28, 2013, July 9, 2013 (other than information furnished under Item 7.01 and the exhibit thereto), August 21, 2013, and December 3, 2013.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with any additional information. Any statement contained in this prospectus, or a document incorporated or deemed to be incorporated by reference in this prospectus, will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
The documents incorporated by reference in this prospectus are available from us upon request. We will provide a copy of any and all of the information that is incorporated by reference in this prospectus to any person, without charge, upon written or oral request. Exhibits to SEC filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus. Requests for such copies should be directed to the following:
American Apparel, Inc.
747 Warehouse Street
Los Angeles, California 90021-1106

Attn: General Counsel
Telephone: (213) 488-0226
Except for the incorporated documents referred to above, no other information, including information on or that can be accessed through our websites is incorporated by reference in this prospectus.
You will be deemed to have notice of all information incorporated by reference in this prospectus as if that information was included in this prospectus.

American Apparel, Inc.

Offer to Exchange
$206,000,000 aggregate principal amount of 13.0% Senior Secured Notes due 2020
(CUSIPs 023850 AA8, 023850 AB6 and U02380 AA8)
for
$206,000,000 aggregate principal amount of 13.0% Senior Secured Notes due 2020
(CUSIP 023850 AC4)
that have been registered under the Securities Act of 1933, as amended

PROSPECTUS
, 2013

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20.    Indemnification of Directors and Officers.
American Apparel, Inc.
Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for any breach of the director's duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or for any transaction from which the director derived an improper personal benefit.
Paragraph A of Article Eighth of our certificate of incorporation provides:
"A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the GCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended. Any repeal or modification of this paragraph A by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation with respect to events occurring prior to the time of such repeal or modification."
Our certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.
Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.
"Section 145.    Indemnification of officers, directors, employees and agents; insurance.
(a)   A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.
(b)   A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c)   To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.
(d)   Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.
(e)   Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.
(f)    The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.
(g)   A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.
(h)   For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.
(i)    For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.
(j)    The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
(k)   The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees)."
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
Paragraph B of Article Eighth of our certificate of incorporation provides:
"The Corporation, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby."
We have entered into separate indemnification agreements with its directors and certain of its officers. The indemnification agreements provide for the indemnification of and the advancement of expenses to such directors and officers to the fullest extent (whether partial or complete) permitted by law and as set forth in the indemnification agreements, and for the continued coverage of such directors and officers under the Corporation's directors' and officers' liability insurance policies.
California Registrants
Certain of our directors and officers serve at our request as directors or officers of the registrants incorporated and organized in California and identified below (the "California Registrants"). In addition to potential indemnification by American Apparel, Inc., the directors and officers of the California Registrants may also be entitled to indemnification and advancement to the extent provided in the applicable California Registrant's organizational documents or under the laws under which the California Registrants are organized, as described below.
California Corporation Registrants
American Apparel Retail, Inc., American Apparel Dyeing & Finishing, Inc. and Fresh Air Freight, Inc. (collectively, the "Corporation Registrants" and each a "Corporation Registrant") are California corporations and are subject to the California Corporations Code (the "California Code"). Section 317 of the California Code authorizes a court to award, or a corporation, to grant indemnity to officers, directors and other agents for reasonable expenses incurred in connection with the defense or settlement of an action by or in the right of the corporation or in a proceeding by reason of the fact that the person is or was an officer, director, or agent of the corporation. Indemnity is available where the person party to a proceeding or action acted in good faith and in a manner reasonably believed to be in the best interests of the corporation and its shareholders and, with respect to criminal actions, had no reasonable cause to believe his conduct was unlawful. To the extent a corporation's officer, director or agent is successful on the merits in the defense of any proceeding or any claim, issue or related matter, that person shall be indemnified against expenses actually and reasonably incurred. Under Section 317 of the California Code, expenses incurred in defending any proceeding may be advanced by the corporation prior to the final disposition of the proceeding upon receipt of any undertaking by or on behalf of the officer, director, employee or agent to repay that amount if it is ultimately determined that the person is not entitled to be indemnified. Indemnifications are to be made by a majority vote of a quorum of disinterested directors, or by approval of members not including those persons to be indemnified, or by the court in which such proceeding is or was pending upon application made by either the corporation, the agent, the attorney, or other person rendering services in connection with the defense. The indemnification provided by Section 317 is not exclusive.
Article V of each of the Corporation Registrants' Articles of Incorporation currently in effect provides that the liability of the directors of each Corporation Registrant for monetary damages shall be eliminated to the fullest extent permissible under California law.
Section 5 of Article II of each of the Bylaws currently in effect of the Corporation Registrants provides that the respective Corporation Registrants may indemnify any of their directors, officers, agents or employees as to the liabilities and on the terms and conditions specified in Section 317 of the California Code and that such Corporation Registrant has the right to purchase and maintain insurance on behalf of any such persons whether or not the Corporation Registrant would have the power to indemnify the person against the liability insured against.

California Limited Liability Company Registrants
American Apparel (USA), LLC ("AA USA") and KCL Knitting, LLC ("KCL") are California limited liability companies and are subject to the California Code. Under Section 17155 of the California Code, except for a breach of duty, the articles of organization or written operating agreement of a limited liability company may provide for indemnification of any person, including, without limitation, any manager, member, officer, employee, or agent of the limited liability company, against judgments, settlements, penalties, fines or expenses of any kind incurred as a result of acting in that capacity. A limited liability company may purchase and maintain insurance on behalf of any manager, member, officer, employee, or agent of the limited liability company against any liability asserted against or incurred by the person in that capacity or arising out of the person's status as a manager, member, officer, employee, or agent of the limited liability company.
American Apparel (USA), LLC
Section 14 of the operating agreement of AA USA, as amended, provides that none of its members, managers or officers shall have any liability for the obligations or liabilities of AA USA except to the extent provided by California law. Section 16 of the operating agreement additionally provides that to the fullest extent permitted by law, AA USA shall indemnify and hold harmless, and may advance expenses to, any member, manager, officer or other person, or personal representative of such member, manager, officer or other person, from and against any and all claims and demands whatsoever; provided, however, that no indemnification may be made to or on behalf of any indemnitee if a judgment or other final adjudication adverse to such indemnitee establishes (a) that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated or (b) that he or she personally gained a financial profit or other advantage to which he or she was not legally entitled. The provisions of this Section 16 continue to afford protection to each indemnitee regardless of whether he or she remains a member, manager, officer, employee or agent of AA USA.
KCL Knitting, LLC
Section X.1 of the operating agreement of KCL, as amended, provides that KCL shall indemnify any member and officer and may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a member, officer, employee or other agent of KCL or that, being or having been such a member, officer, employee or agent, he or she is or was serving at the request of KCL as a manager, director, officer, employee or other agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted by applicable law. KCL's operating agreement states that this indemnification provision will not apply to any liability determined by a court of competent jurisdiction for sexual harassment caused by any of KCL's members or officers.
Item 21.    Exhibits and Financial Statement Schedules.
See the "Index of Exhibits" following the signature pages hereto.
Item 22.    Undertakings
(a)   The undersigned registrant hereby undertakes:
(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and
(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)   That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5)   That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)   The undersigned registrant hereby undertake that:
(1)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(2)   The undersigned registrant hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.
(3)   The undersigned registrant hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Los Angeles, State of California on December 13, 2013.

AMERICAN APPAREL, INC.
By:	/s/ JOHN LUTTRELL
John Luttrell Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chief Executive Officer and Director (Principal Executive Officer)	December 13, 2013
Dov Charney

/s/ JOHN LUTTRELL	Chief Financial Officer and Principal Accounting Officer	December 13, 2013
John Luttrell

*	Director	December 13, 2013
Alberto Chehebar

*	Director	December 13, 2013
David Danziger

*	Director	December 13, 2013
Robert Greene

*	Director	December 13, 2013
Marvin Igelman

*	Director	December 13, 2013
William Mauer

*	Director	December 13, 2013
Allan Mayer

* By:	/s/ JOHN LUTTRELL
John Luttrell Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Los Angeles, State of California on December 13, 2013.

AMERICAN APPAREL (USA), LLC
By:	/s/ DOV CHARNEY
Dov Charney Sole Manager
________________________________________________________________________________________________________________________
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures		Title	Date

*		Sole Manager (Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer)	December 13, 2013
Dov Charney

/s/ JOHN LUTTRELL
*By:	John Luttrell Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Los Angeles, State of California on December 13, 2013.

AMERICAN APPAREL RETAIL, INC.
By:	/s/ JOHN LUTTRELL
John Luttrell Chief Financial Officer

________________________________________________________________________________________________________________________
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

	Signatures	Title	Date

	*	Director and Chief Executive Officer (Principal Executive Officer)	December 13, 2013
Dov Charney

	/s/ JOHN LUTTRELL	Director and Chief Financial Officer (Principal Financial Officer, Principal Accounting Officer)	December 13, 2013
John Luttrell

	/s/ GLENN WEINMAN	Director	December 13, 2013
Glenn Weinman

/s/ JOHN LUTTRELL
*By:	John Luttrell Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Los Angeles, State of California on December 13, 2013.

KCL KNITTING, LLC
By:	American Apparel (USA), LLC, its sole member

/s/ DOV CHARNEY
By:	Dov Charney Sole Manager
________________________________________________________________________________________________________________________
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures		Title	Date

*		Sole Manager, American Apparel (USA), LLC, the sole member of KCL Knitting, LLC (Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer)	December 13, 2013
Dov Charney

/s/ JOHN LUTTRELL
*By:	John Luttrell Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Los Angeles, State of California on December 13, 2013.

AMERICAN APPAREL DYEING & FINISHING, INC.

/s/ JOHN LUTTRELL
By:	John Luttrell Chief Financial Officer
________________________________________________________________________________________________________________________
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

	Signatures	Title	Date

	*	Director and Chief Executive Officer (Principal Executive Officer)	December 13, 2013
Dov Charney

	/s/ JOHN LUTTRELL	Director and Chief Financial Officer (Principal Financial Officer, Principal Accounting Officer)	December 13, 2013
John Luttrell

	/s/ GLENN WEINMAN	Director	December 13, 2013
Glenn Weinman

/s/ JOHN LUTTRELL
*By:	John Luttrell Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Los Angeles, State of California on December 13, 2013.

FRESH AIR FREIGHT, INC.
/s/ JOHN LUTTRELL
By:	John Luttrell Chief Financial Officer
________________________________________________________________________________________________________________________
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

	Signatures	Title	Date

	*	Director and Chief Executive Officer (Principal Executive Officer)	December 13, 2013
Dov Charney

	/s/ JOHN LUTTRELL	Director and Chief Financial Officer (Principal Financial Officer, Principal Accounting Officer)	December 13, 2013
John Luttrell

	/s/ GLENN WEINMAN	Director	December 13, 2013
Glenn Weinman

/s/ JOHN LUTTRELL
*By:	John Luttrell Attorney-in-fact

INDEX TO EXHIBITS

Exhibit		Description
4.1
Indenture, dated as of April 4, 2013, by and among the Company, the Guarantors and U.S. Bank National Association. (Exhibit 4.1 to American Apparel Inc.'s Current Report on Form 8-K, filed April 9, 2013 is incorporated herein by reference)

4.2		Form of Note (included in Exhibit 4.1 above)

4.3
Registration Rights Agreement, dated as of April 4, 2013, by and among the Company, the Guarantors and Cowen and Company, LLC and Sea Port Group Securities, LLC, as representatives of the initial purchasers (Exhibit 4.3 to American Apparel, Inc.'s Current Report on Form 8-K, filed April 9, 2013 is incorporated herein by reference)

5.1	*	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

12.1	**	Computation of Ratio of Earnings to Fixed Charges

23.1	**	Consent of Marcum LLP, Independent Registered Public Accounting Firm

23.2		Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)

24.1	*	Power of Attorney

25.1	*	Statement of Eligibility of Trustee on Form T-1

99.1	*	Form of Letter of Transmitttal

99.2	*	Form of Notice of Guaranteed Delivery

99.3	*	Form of Letter to Clients

99.4	*	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and other Nominees
_______________________________________________________________________________

(*)     Previously filed.
(**)    Filed herewith.